UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CHINA INSONLINE CORP.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☐ No Fee required.

☒ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
Ownership of 100% of Ding Neng Holdings Limited

(2) Aggregate number of securities to which transaction applies:
Ownership of 100% of Ding Neng Holdings Limited

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
The maximum being paid for the ownership of 100% of Ding Neng Holdings Limited is $1,071.  The transaction value is based on the average of the high and low price of the registrant’s common stock reported on the NASDAQ Capital Market on November 10, 2010.

(4) Proposed maximum aggregate value of transaction:
$5,352,100

(5) Total fee paid:
$1,071

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

CHINA INSONLINE CORP.
Room 42, 4F, New Henry House, 10 Ice House Street
Central, Hong Kong
(011) 852-25232986

NOTICE OF STOCKHOLDER ACTION
TO BE TAKEN WITHOUT A MEETING

Dear Stockholders of China INSOnline Corp.:

The purpose of this letter and the enclosed Information Statement is to inform you that the stockholders holding a majority of our issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”) have executed written consents in lieu of a meeting to approve:

(1)
the acquisition (the “Acquisition”) by us, China INSOnline Corp. (the “Company”), by the issuance of shares of Common Stock representing 85% of the Common Stock issued and outstanding immediately following the closing of the Acquisition, for 100% of Ding Neng Holdings Limited, a BVI holding company  (“Ding Neng Holdings”), that owns (i) 100% of Ding Neng Bio-technology Co., Limited, a Hong Kong company (“DBT”), which owns (ii) 100% of Zhangzhou Fuhua Biomass Energy Technology Co., Ltd. (“Fuhua”), a foreign investment enterprise organized under the laws of the People’s Republic of China, or PRC, and which has, (iii) through various contractual agreements, management control and the rights to the profits of Fujian Zhangzhou Dingneng Bio-technology Co., Ltd. (“Ding Neng Bio-tech”), a corporation organized under the laws of the PRC, which engages in the production, refinement and distribution of bio-diesel fuel in southern China.  The Acquisition is being made pursuant to a Share Exchange Agreement, dated November 12, 2010, between the Company, Ding Neng Holdings and the shareholders of Ding Neng Holdings, as identified therein (the “Ding Neng Holdings Shareholders”). The completion of the Acquisition will result in the change of control of the Company under the NASDAQ Stock Market Rules.  The closing of the Acquisition will take place on or after __________ ___, 2010.

(2)
An amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio of not less than one-for-twenty and not more than one-for-forty (the “Reverse Stock Split”).  We are effecting the Reverse Stock Split pursuant to the Share Exchange Agreement primarily to increase the value of our per share stock price such that the post-Acquisition entity will be able to meet the initial listing requirements of the Nasdaq Capital Market and remain listed thereon.

(3)	An amendment to the Company’s Certificate of Incorporation to change the Company’s name from and after the closing of the Acquisition to China Bio-Energy Corp. (the “Name Change”).

On November 11, 2010, the Company’s board of directors and stockholders collectively holding approximately 55% of the Company’s outstanding Common Stock, respectively, executed written consents approving (1) the Acquisition pursuant to the Share Exchange Agreement, (2) the Reverse Stock Split, and (3) the Name Change. The consents we have received constitute the only stockholder approval required for such items under the Delaware General Corporation Law (the “DGCL”) and the Company’s existing Certificate of Incorporation, as amended, and its Amended and Restated Bylaws. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, stockholder approval of the Acquisition, the Reverse Stock Split and the Name Change will become effective on or after __________ ___, 2010, which is 20 calendar days following the date we first mail the Information Statement to our stockholders.  As soon as practicable after such date, we intend to consummate the Acquisition and file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of Delaware effecting the Reverse Stock Split and Name Change.

We are furnishing the Information Statement to you solely to inform you of the approval of the Acquisition, the Reverse Stock Split and the Name Change by the holders of a majority of the Company’s issued and outstanding Common Stock.  Section 228 of the DGCL requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting. This letter and the Information Statement are intended to provide such notice. No action is required by you.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is for information purposes only.  Please read it carefully.

By order of the Board of Directors

Zhenyu Wang
Chairman of the Board of Directors

__________ ___, 2010

CHINA INSONLINE CORP.
Room 42, 4F, New Henry House, 10 Ice House Street
Central, Hong Kong
(011) 852-25232986

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement (the “Information Statement”) is being mailed on or about __________ ___, 2010 to the stockholders of record of China INSOnline Corp., a Delaware corporation (referred to herein as “we,” “us,” “our,” or “the Company”), as of the close of business on November 12, 2009 (the “Record Date”).  This Information Statement is being furnished to you for information purposes only, to inform you that holders of shares representing a majority of our issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”) have adopted, by written consent, resolutions authorizing us to:

(1)
Consummate the acquisition (the “Acquisition”) by us, China INSOnline Corp. (the “Company”), by the issuance of shares of Common Stock representing 85% of the Common Stock issued and outstanding immediately following the closing of the Acquisition, for 100% of Ding Neng Holdings Limited, a BVI holding company  (“Ding Neng Holdings”), that owns (i) 100% of Ding Neng Bio-technology Co., Limited, a Hong Kong company (“DBT”), which owns (ii) 100% of Zhangzhou Fuhua Biomass Energy Technology Co., Ltd. (“Fuhua”), a foreign investment enterprise organized under the laws of the People’s Republic of China, or PRC, and which has, (iii) through various contractual agreements, management control and the rights to the profits of Fujian Zhangzhou Dingneng Bio-technology Co., Ltd. (“Ding Neng Bio-tech”), a corporation organized under the laws of the PRC, which engages in the production, refinement and distribution of bio-diesel fuel in southern China.  The Acquisition is made pursuant to a Share Exchange Agreement, dated November 12, 2010, between the Company, Ding Neng Holdings and the shareholders of Ding Neng Holdings, as identified therein (the “Ding Neng Holdings Shareholders”). The completion of the Acquisition will result in the change of control of the Company under the NASDAQ Stock Market Rules.  The closing of the Acquisition will take place on or after __________ ___, 2010.

(2)
Amend our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio of not less than one-for-twenty and not more than one-for-forty (the “Reverse Stock Split”).  We are effecting the Reverse Stock Split pursuant to the Share Exchange Agreement primarily to increase the value of our per share stock price such that the post-Acquisition entity will be able to meet the initial listing requirements of the Nasdaq Capital Market and remain listed thereon.

(3)	Amend our Certificate of Incorporation to change our name from and after the closing of the Acquisition to China Bio-Energy Corp. (the “Name Change”).

Board of Directors and Consenting Stockholders

On November 11, 2010, our board of directors (the “Board”) unanimously adopted resolutions authorizing the Acquisition, the Reverse Stock Split and the Name Change.

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of a majority of our issued and outstanding shares of voting capital stock to reduce the costs and implement the Acquisition, the Reverse Stock Split and the Name Change in a timely manner.

As of the Record Date, there were issued and outstanding 46,000,000 shares of our Common Stock. These issued and outstanding shares of Common Stock constitute our only voting securities and each stockholder is entitled to cast one vote for each share of Common Stock held by the stockholder. On November 11, 2010, stockholders of the Company, who collectively own 55% of our Common Stock, consented in writing to the Acquisition, the Reverse Stock Split and the Name Change (the “Consenting Stockholders”).  The Consenting Stockholders included 16,008,960 shares, or 34.8%, held by Zhenyu Wang, our chief executive officer and chairman of the Board, and 5,280,000 shares, or 11.5%, held by Junjun Xu, a former officer and director.

The actions described in this Information Statement have been consented to by the Consenting Stockholders. Accordingly, the written consent executed by the Consenting Stockholders pursuant to Section 228 of the DGCL and delivered to us is sufficient to approve the Acquisition, the Reverse Stock Split and the Name Change, which includes the corresponding amendments to our Certificate of Incorporation, and no further stockholder vote or other action is required.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of this corporate action without a meeting to the stockholders who are entitled to vote and have not consented in writing to such action. This Information Statement is intended to provide such notice.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage firms, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

TABLE OF CONTENTS

Annexes

A – Form of Share Exchange Agreement

B – Certificate of Amendment to Certificate of Incorporation for Reverse Stock Split

C – Certificate of Amendment to Certificate of Incorporation for Name Change

-i-

THE ACQUISITION TRANSACTION

MATERIAL TERMS OF THE ACQUISITION

This section summarizes information related to the Acquisition, the Reverse Stock Split and the Name Change. These items are described in greater detail elsewhere in this information statement. You should carefully read this entire information statement and the other documents to which you are referred.

The parties to the Share Exchange Agreement are:

•	China INSOnline Corp.;

•
Ding Neng Holdings is a company organized and existing under the laws of the British Virgin Islands.  Ding Neng Holdings owns (i) 100% of DBT, which owns (ii) 100% of Fuhua, which has, (iii) through various contractual agreements, management control and the rights to the profits of Ding Neng Bio-tech, which engages in the production, refinement and distribution of bio-diesel fuel in southern China; and

•	The Ding Neng Holdings Shareholders.

Pursuant to the Share Exchange Agreement, within 10 days of being notified that the conditions to closing have satisfied or waived, the Company will acquire from the Ding Neng Holdings Shareholders 100% of Ding Neng Holdings in exchange for shares of Common Stock representing 85% of the Common Stock issued and outstanding immediately following the closing of the Acquisition.  See “Details of the Acquisition.”

After the Acquisition is completed, the Company’s existing stockholders are expected to beneficially own approximately 10.5% of the outstanding shares of the Company.

The closing of the Acquisition is subject to the satisfaction by each party of various conditions prior to closing. See “The Share Exchange Agreement — Conditions to Closing.”

Upon the closing of the Acquisition, the officers of the Company will be: Sanfu Huang – Chief Executive Officer, Jingmei Weng – Chief Financial Officer and Zhibin Jin – Corporate Secretary.  See “Details of the Acquisition.”

Immediately prior to the closing of the Acquisition, the Company shall effect the Reverse Stock Split.  See “Amendment to Certificate of Incorporation for Reverse Stock Split.”

Upon the closing of the Acquisition, the Company shall effect the Name Change.  See “Amendment to Certificate of Incorporation for Name Change.”

SUMMARY OF THE ACQUISITION

This summary highlights selected information from this information statement and does not contain all of the information that is important to you. To better understand the Acquisition, as well as the other proposals, you should read carefully this entire document and the other documents to which this information statement refers you, including the Share Exchange Agreement attached as Annex A to this information statement. The Share Exchange Agreement is the legal document that governs the Acquisition. The Share Exchange Agreement is also described in detail elsewhere in this information statement.

The Parties to the Share Exchange Agreement

The Company

The Company currently has no business operations.  Prior to winding down its operations during the quarter ended June 30, 2010, the Company was an Internet services and media company focused on the PRC insurance industry. The Company primarily offered a network portal through its industry website, www.soobao.cn, to insurance companies, agents and consumers for advertising, online inquiry, news circulation, online transactions, statistic analysis and software development.  This primarily entailed the offer of online insurance products and services in China including (a) a network portal for the Chinese insurance industry (www.soobao.cn), offering industry professionals a forum for the advertising and promotion of products and services, (b) website construction for marketing teams and others in the insurance industry, (c) software development, (d) insurance agency services whereby the Company generated sales commissions on motor vehicle insurance, property insurance and life insurance and (e) accompanying client support services.

The Company’s principal executive offices are located at Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong.  Telephone number (011) 852-25232986

Ding Neng Holdings; Ding Neng Holdings Shareholders

Ding Neng Holdings is a company organized and existing under the laws of the British Virgin Islands.  Ding Neng Holdings owns 100% of the outstanding capital stock of DBT, which owns 100% of Fuhua which controls Ding Neng Bio-tech through certain contractual arrangements.

As the principal operating subsidiary, Ding Neng Bio-tech engages in the production, refinement and distribution of bio-diesel fuel, which is manufactured from agricultural products. Currently, the primary ingredients in its biodiesel fuel are animal fat and plant oil. Ding Neng Bio-tech also operates a biodiesel manufacturing facility in the Fujian province in the PRC, the aggregate capacity of which currently produces approximately 40,000 tons of biodiesel annually.

The Acquisition; Acquisition Consideration

The Share Exchange Agreement dated November 12, 2010, provides for an acquisition transaction in which the Company through the issuance of shares of Common Stock representing 85% of the Common Stock issued and outstanding immediately following the closing of the Acquisition, will acquire 100% of Ding Neng Holdings.  Ding Neng Holdings owns 100% of the outstanding capital stock of Fuhua, which has, through various contractual agreements, management control and the rights to the profits of Ding Neng Bio-tech.

The parties plan to complete the Acquisition as soon as reasonably practical; provided that the conditions specified in the Share Exchange Agreement have been satisfied or waived.

Management of the Company Upon Completion of the Acquisition

Upon the consummation of the Acquisition, the Board will consist of seven directors, as set forth below. At least four of the directors will be “independent directors” as defined by the rules of the Securities and Exchange Commission and the NASDAQ Marketplace Rules. Such independent directors will serve as members of the audit, nominating and compensation committees.

Upon the consummation of the Acquisition, the post-acquisition entity’s executive officers and directors are expected to be:

Name	Position / Title
Xinfeng Nie	Chairman of the Board of Directors
Sanfu Huang	Chief Executive Officer and Director
Jingmei Weng	Chief Financial Officer and Director
Zhibin Jin	Corporate Secretary
Jianjun Xu	Director
He Huang	Director
Fulun Su	Director
Bin Zhao	Director

See the section entitled “Directors and Executive Officers” for biographical information about the directors and executive officers after the consummation of the Acquisition.

Approval of the Shareholders Ding Neng Holdings

All of the Ding Neng Holdings Shareholders are parties to the Share Exchange Agreement. Accordingly, no further action by the Ding Neng Holdings Shareholders is needed to approve the Acquisition.

Reverse Stock Split

The NASDAQ Stock Market has indicated that because the Company does not have any business operations, it is categorized as a “public shell.”  Based on this status, the post-acquisition entity must meet the initial listing requirements of the NASDAQ Capital Market which requires a minimum bid price of $4.00 per share.  To ensure that the post-acquisition entity meets this minimum bid requirement, the Company will effect the Reverse Stock Split immediately prior to the consummation of the Acquisition.

The Name Change

Upon consummation of the Acquisition, the Company will file an Amended and Restated Certificate of Incorporation to change its name from and after the closing of the Acquisition to China Bio-Energy Corp.

Interests of the Officers, Directors and Affiliates of China INSOnline Corp. in the Acquisition

In approving the Acquisition, the Reverse Stock Split and the Name Change, the executive officers and the Board may have had interests in the transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other thing, that upon completion of the Acquisition:

•	Zhenyu Wang, Mingfei Yang, Yuefeng Wang, Yinan Zhang, Renbin Yu, Yong Bian and Xiaoshuang Chen will resign as directors and officers of the Company;

•
Pursuant to an employment agreement, Mr. Wang will be employed by the post-acquisition entity for a term of two years at an annual salary of $150,000 and equity of the post-acquisition entity equal to 1% upon execution of the employment agreement, plus an additional 0.5% over the term of the employment agreement (0.25% after the first year and 0.25% after the second year);

•	Mr. Wang, our chief executive officer and chairman of the board, will own 3.7% of the post-acquisition entity; and

•	Junjun Xu, currently an 11.5% shareholder, will own 1.2% of the post-acquisition entity.

Conditions to the Closing of the Share Exchange Agreement

The consummation of the transactions contemplated by the Share Exchange Agreement is subject to a number of other conditions to the obligations of each of the parties to complete the Acquisition, including the accuracy of each of the parties’ representations and warranties, the compliance by each party with its covenants and obligations, the delivery of certain ancillary documents and the Company’s continuous listing on the NASDAQ Capital Market. See “The Share Exchange Agreement – Conditions to Closing.”

Exclusivity; No Other Negotiation

The Share Exchange Agreement contains detailed provisions prohibiting each of the Company, Ding Neng Holdings and the Ding Neng Holdings Shareholders from seeking an alternative transaction. These covenants generally prohibit the Company, Ding Neng Holdings and the Ding Neng Holdings Shareholders, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an alternative acquisition proposal.

Quotation

The Company’s outstanding Common Stock is quoted on the NASDAQ Capital Market under the symbol CHIO.  The Company intends to apply to NASDAQ to retain its listing upon completion of the Acquisition. NASDAQ’s approval will require that the post-acquisition entity meet NASDAQ’s initial listing requirements.  There is no assurance that the post-acquisition entity will meet NASDAQ’s initial listing requirements.  If the post-acquisition entity does not meet NASDAQ’s initial listing requirements, we expect the Common Stock to be quoted on the OTC Bulletin Board or the OTCQX or OTCQB.

Material Federal Income Tax Consequences of the Acquisition

The following section is a summary regarding material United States federal income tax consequences of the Acquisition to holders of Common Stock. This discussion addresses only those security holders of the Company that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold Common Stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	persons who are not citizens or residents of the United States.

This summary of material federal income tax consequences is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither the Company nor Ding Neng Holdings intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the Acquisition.

It is anticipated that the Acquisition will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by the Company, Ding Neng Holdings, or their respective shareholders as a result of the Acquisition.

This discussion is intended to provide all material United States federal income tax consequences of the Acquisition to the Company and its stockholders who hold their stock as a capital asset. This discussion is not a complete analysis or description of all potential United States federal tax consequences of the Acquisition to other holders who are subject to special rules. It does not address any non-income tax or any foreign, state or local tax consequences of the Acquisition. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the Acquisition.

Anticipated Accounting Treatment

The Acquisition will be accounted for as a reverse merger, whereby Ding Neng Holdings will be the continuing entity for financial reporting purposes and will be deemed to be the acquirer of the Company. The Acquisition is being accounted for as a reverse merger because after the Acquisition the former Ding Neng Holdings Shareholders will hold the majority of the outstanding shares of the Company and will have the ability, initially, to appoint the majority of the members of the board of directors of the Company.

In accordance with the applicable guidance for accounting for the Acquisition as a reverse merger, first Ding Neng Holdings will be deemed to have undergone a recapitalization, whereby its outstanding ordinary shares were converted into shares of Common Stock. Immediately thereafter Ding Neng Holdings, which is the continuing accounting entity, will be deemed to have acquired the assets and assumed the liabilities of the Company in exchange for the issuance of the Company’s shares.  However, because the Company will not have any assets and liabilities at the time of consummation of the Acquisition, the proposed transaction will have no impact on the historical assets and liabilities of Ding Neng Holdings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this information statement regarding the Company’s and Ding Neng Holdings’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. The parties to this information statement have included important factors in the cautionary statements included in this information statement, particularly in the “Risk Factors” section, that the parties believe could cause actual results or events to differ materially from the forward-looking statements made by the parties, including, among others:

•	legislation or regulatory environments, requirements or changes adversely affecting the business in which Ding Neng Holdings is engaged;

•	continued compliance with government regulations;

•	fluctuations in customer demand;

•	management of rapid growth;

•	the time to develop and market new products;

•	general economic conditions;

•	geopolitical events; and

•	changes in accounting principles generally accepted in the United States.

Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the Company or Ding Neng Holdings.

You should read this information statement, including all annexes to this information statement with the understanding that actual future results may be materially different from what the parties expect. Neither the Company nor Ding Neng Holdings assumes any obligation to update any forward-looking statements.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this information statement, before you decide whether to vote or direct your vote to be cast to approve the Acquisition or the other proposals.

If the Company completes the Acquisition pursuant to the Share Exchange Agreement, the resulting company will be subject to a number of risks. You should carefully consider the risks described below and the other information included in this information statement. Following the closing of the Share Exchange Agreement, the market price of the Company’s securities could decline due to any of these risks, in which case you could lose all or part of your investment.

In assessing these risks, you should also refer to the other information included in this information statement, including the consolidated financial statements and the accompanying notes. You should note that the Company will be a holding company with substantial operations in the PRC. As a result, the Company will be subject to legal and regulatory environments that differ in many respects from those of the United States. The Company’s business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below.

Risks Related to Ding Neng Holdings’ Business and Operations

Risks Related to Ding Neng Holdings’ Overall Business

Ding Neng Holdings has a limited operating history, which makes it difficult to evaluate its financial position and future success.

Ding Neng Holdings began generating revenue in 2006 and had limited business operations. Accordingly, there is limited prior operating history by which to evaluate the likelihood of success or its ability to exist as a going concern. Although Ding Neng Holdings has been producing and selling biodiesel from its plant in Zhangzhou, Fujian Province, China, its production and sales have not reached full capacity and there is no assurance its production and sales capacity will increase in the near future or at all.

Ding Neng Holdings is a holding company and there are significant limitations on its ability to receive distributions from its subsidiaries.

Ding Neng Holdings conducts substantially all of its operations through subsidiaries and through contractual arrangements with an affiliated variable interest entity (“VIE”), and are dependent on dividends or other intercompany transfers of funds from its subsidiaries and affiliated VIE to meet its obligations. Ding Neng Holdings’ subsidiaries have not made significant distributions to it and may not have funds legally available for dividends or distributions in the future. In addition, Ding Neng Holdings may enter into credit or other agreements that would contractually restrict its subsidiaries or affiliated VIE from paying dividends or making distributions.

New environmental laws, new interpretations of existing environmental laws, increased governmental enforcement of environmental laws or other developments could require Ding Neng Holdings to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at Ding Neng Bio-tech’s production facilities.

Ding Neng Holdings is and will continue to be subject to extensive air, water and other environmental regulations and will need to obtain a number of environmental permits to construct and operate its plant. If for any reason, any of these permits are not granted, construction costs for the plants may increase, or the plants may not be constructed at all.  If constructed, there may be substantial regulatory restrictions and other compliance matters that would have an effect on Ding Neng Bio-tech’s operations.  Additionally, any changes in environmental laws and regulations, both at the state and local level, could require Ding Neng Holdings to invest or spend considerable resources to comply with future environmental regulations. The expense of compliance could be significant enough to reduce profits.

Environmental laws and regulations applicable to Ding Neng Bio-tech’s operations now or in the future, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a negative impact on Ding Neng Holdings results of operations and financial condition. For example, carbon dioxide is a byproduct of the biodiesel fuel manufacturing process and may be released into the atmosphere. Emissions of carbon dioxide resulting from the manufacturing process are not currently subject to applicable permit requirements.  If new laws or regulations are passed relating to the production, disposal or emissions of carbon dioxide, Ding Neng Bio-tech may be required to incur significant costs to comply with such new laws or regulations.

Ding Neng Bio-tech’s manufacturing operations and sales in China subject Ding Neng Holdings to risks associated with domestic and foreign laws, policies and economies. Ding Neng Bio-tech’s biodiesel manufacturing plant is located in China and it may construct and operate other biodiesel plants in China in the future. In 2009 and 2008, 100% of its biodiesel sales have been to customers in China. Manufacturing operations are subject to inherent risks, all of which could have a material adverse effect on its financial condition or results of operations. Risks affecting its operations include:

•	unexpected changes in regulatory requirements;

•	political and economic instability;

•	terrorism and civil unrest;

•	work stoppages or strikes;

•	difficulties in staffing and managing operations; and

•	variations in tariffs, quotas, taxes and other market barriers;

Ding Neng Bio-tech’s production is entirely dependent on the operations of one biodiesel production facility in Zhangzhou City. An operational disruption at this facility halt all operations.

All of Ding Neng Holdings’ revenues are, and in the near-term will continue to be, derived from the sale of biodiesel produced at Ding Neng Bio-tech’s production facility in Zhangzhou City. This facility may be subject to significant interruption if it experiences a major accident or is damaged by severe weather or other natural disasters. In addition, this facility may be subject to labor disruptions and unscheduled downtime, or other operational hazards inherent in Ding Neng Holdings’ industry, such as equipment failures, fires, explosions, pipeline ruptures and transportation accidents. Some of these hazards may cause severe damage to, or destruction of, property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Any such delay or disruption can be expected to harm Ding Neng Holdings’ financial condition, results of operation and future growth prospects.

Gross margins are principally dependent on the spread between feedstock prices and biodiesel prices. If the cost of feedstock increases and the cost of biodiesel does not similarly increase or if the cost of biodiesel decreases and the cost of feedstock does not similarly decrease, gross margins will decrease and Ding Neng Holdings’ results of operations could be harmed.

Ding Neng Holdings’ gross margins depend principally on the spread between feedstock and biodiesel prices. This spread has fluctuated significantly in recent periods.

From 2006 to the fall of 2008, prices for all varieties of feedstock increased to record levels. The price of petroleum diesel and biodiesel increased at approximately a similar pace. In the fall of 2008, the global economic downturn created significant declines in prices for petroleum diesel and biodiesel. In 2009, prices increased slowly. In general, higher feedstock prices produce lower profit margins and, therefore, represent unfavorable market conditions. This is especially true when market conditions do not allow Ding Neng Bio-tech to pass along increased feedstock costs to its customers. The price of feedstock is influenced by general economic, market and regulatory factors. These factors include weather conditions, farmer planting decisions, government policies and subsidies with respect to agriculture and international trade and global supply and demand. The significance and relative impact of these factors on the price of feedstock is difficult to predict. Factors such as severe weather or crop disease could have an adverse impact on Ding Neng Bio-tech’s business. Any event that tends to negatively impact the supply of Ding Neng Bio-tech’s chosen feedstock or the demand for biodiesel will potentially harm its financial condition and results of operation.

Consumer acceptance or rejection of biodiesel will have a material impact on Ding Neng Holdings’ future operations prospects.

The market in China for biodiesel has only recently begun to develop and is rapidly evolving. Therefore, widespread acceptance of Ding Neng Holdings’ biodiesel is not assured. Its success depends upon market acceptance of biodiesel as an addition, or an alternative, to petroleum diesel or other petroleum products. Because this market is new, it is difficult to predict its potential size or future growth rate. In addition, a long-term customer base has not been adequately defined. Ding Neng Bio-tech’s success in generating revenue in this emerging market will depend, among other things, on its ability to educate potential customers and end-users about the practical benefits of biodiesel.

Unanticipated problems or delays with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

Ding Neng Holdings’ cash flow depends on its ability to timely and economically operate its Zhangzhou biodiesel refinery. Refinery operations require significant amounts of capital to procure and process feedstock before receiving payment for finished biodiesel.

The production of biodiesel is complex, and Ding Neng Bio-tech’s product must meet stringent quality requirements. Concerns about fuel quality may impact its ability to successfully market its biodiesel to a larger market. If its biodiesel does not meet the industry quality standard, its credibility and the market acceptance and sales of its biodiesel could be negatively affected. In addition, actual or perceived problems with quality control in the industry generally may lead to a lack of consumer confidence in biodiesel. Prolonged problems may threaten the commercial viability of Ding Neng Bio-tech’s refinery.

Ding Neng Bio-tech’s business will suffer if it cannot maintain necessary permits or licenses.

Ding Neng Bio-tech’s operations require licenses, permits and in some cases renewals of these licenses and permits from various governmental authorities. Ding Neng Bio-tech’s ability to sustain, or renew such licenses and permits on acceptable, commercially viable terms are subject to change as, among other things, the regulations and policies of applicable governmental authorities may change. Ding Neng Bio-tech’s inability to extend a license or a loss of any of these licenses or permits may have a material adverse effect on its financial condition and future operating prospects.

Ding Neng Bio-tech primarily sells its biodiesel through distributors and if its relationships with one or more of those distributors were to end its operating results would be harmed.

Ding Neng Bio-tech markets and distributes a substantial portion of its biodiesel through independent distributors. Ding Neng Bio-tech’s operating results and financial condition could be significantly disrupted by the loss of one or more of its current distributors, by pricing discounts that it may offer to reward significant customers not procured by the distributor, order cancellations or the failure of its distributors to successfully sell its products.

Ding Neng Bio-tech’s operations are subject to hazards that may cause personal injury or property damage, thereby subjecting it to liabilities and possible losses that may not be covered by insurance and which could have a material adverse effect on its results of operations and financial condition.

Ding Neng Bio-Tech’s workers are subject to the hazards associated with producing biodiesel fuel.  Operating hazards can cause personal injury and loss of life, damage to, or destruction of, property, plant and equipment and environmental damage.  Hazards and risks, such as fires, natural disasters, explosions and abnormal pressures and blowouts, associated with producing and transporting biodiesel fuel also may result in personal injury and other claims.  In the event Ding Neng Bio-tech does not have adequate insurance coverage, its financial condition and future operating prospects may be harmed.

Financial instability in the Chinese financial markets could materially and adversely affect results of operations and financial condition.

The Chinese financial market and the Chinese economy are influenced by economic and market conditions in other countries, particularly in other Asian emerging market countries and the United States. Financial turmoil in Asia, Russia and elsewhere in the world in recent years has affected the Chinese economy. Although economic conditions are different in each country, investors’ reactions to developments in one country can have adverse effects on the securities of companies operating in other countries, including China. A loss in investor confidence in the financial systems of other emerging markets may cause increased volatility in Chinese financial markets and, indirectly, in the Chinese economy in general. Financial disruptions could harm Ding Neng Holdings’ stock price, results of operations and financial condition.

Natural calamities could have a negative impact on the Chinese and other economies and harm Ding Neng Bio-tech’s business.

China has experienced natural calamities such as earthquakes, floods, droughts and a tsunami in recent years. The extent and severity of these natural disasters determines their impact on the economies in the local communities that experience these calamities. Ding Neng Bio-tech’s plant is located very near the ocean and prolonged spells of abnormal rainfall and other natural calamities could subject its facility to flooding or other damage which would have a negative effect on Ding Neng Bio-tech’s operations and its business. In addition, natural disasters could have an adverse impact on the economies in the geographic regions in which it operates, which could adversely affect its operating and growth prospects.

The biodiesel production and marketing industry is extremely competitive. Many of Ding Neng Bio-tech’s competitors have greater financial and other resources and one or more of these competitors could use such resources to gain market share at Ding Neng Bio-tech’s expense.

The primary type of fuel used in China is petroleum diesel. Ding Neng Bio-tech competes with existing oil companies as well as other biodiesel production companies. They currently compete for the sale of its products primarily on a regional basis within the Fujian Province. Ding Neng Bio-tech’s primary competitors in these areas are Gushan Environmental Energy Ltd. and Zhejiang Eastriver Energy Technology Ltd. These competitors have substantially greater production, financial, personnel and marketing resources. As a result, its competitors are able to compete more aggressively and sustain that competition over a longer period of time. Their lack of resources relative to these competitors may cause them to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce their competitiveness and cause a decline in their market share, sales and profitability.

Ding Neng Bio-tech also faces competition from other producers of biodiesel with respect to the procurement of feedstock. Such competition could intensify, thus driving up the cost of feedstock and reducing their profit margin. Competition will likely increase as the commodities market prices of hydrocarbon-based energy, including petroleum and biodiesel, rise as they have in recent years. Additionally, new companies are constantly entering the market, thus increasing competition, although barriers to entry are relatively high.

These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own refining and fuel marketing operations, and may have greater access to feedstock, market presence, economies of scale, financial resources and engineering, technical and marketing capabilities, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the Acquisition of additional assets and interests. If Ding Neng Bio-tech is unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect Ding Neng Holdings’ results of operation and financial condition.

Growth may impose a significant burden on Ding Neng Bio-tech’s administrative and operational resources which, if not effectively managed, could impair its growth.

Ding Neng’s strategy envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources. The growth of its business will require significant investments of capital and management’s close attention. Ding Neng Bio-tech’s ability to effectively manage its growth will require it to substantially expand the capabilities of its administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel. Ding Neng Bio-tech’s failure to successfully manage its growth could result in its sales not increasing commensurately with capital investments. If Ding Neng Bio-tech is unable to successfully manage its growth, the Company may be unable to achieve its growth goals.

Ding Neng Bio-tech may be unable to protect its intellectual property, which could negatively affect its ability to compete.

Ding Neng Bio-tech relies on a combination of trademark, trade name, confidentiality agreements, and other contractual restrictions on disclosure to protect its intellectual property rights. Ding Neng Bio-tech also enters into confidentiality agreements with its employees, consultants, and corporate partners, and controls access to and distribution of its confidential information. These measures may not preclude the disclosure of its confidential or proprietary information. Despite efforts to protect proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use Ding Neng Bio-tech’s proprietary information. Monitoring unauthorized use of its confidential information is difficult, and Ding Neng Bio-tech cannot be certain that the steps it takes to prevent unauthorized use of its confidential information, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the U.S., will be effective.

Ding Neng Bio-tech will be required to hire and retain skilled technical and managerial personnel.

Personnel qualified to operate and manage biodiesel plants are in demand. Ding Neng Bio-tech’s success depends in large part on its ability to attract, train, motivate and retain qualified management and highly-skilled employees, particularly managerial, technical, sales and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain trained managerial and technical personnel may have a negative impact on the operations of Ding Neng Bio-tech, which would have a negative impact on revenues. There can be no assurance it will be able to attract and retain skilled persons.

Ding Neng Bio-tech is dependent upon its officers for management and direction and the loss of any of these persons could adversely affect its operations and results.

Ding Neng Bio-tech is dependent upon its officers for implementation of its proposed expansion strategy and execution of its business plan. The loss of any of its officers could have a material adverse effect upon its results of operations and financial position. Ding Neng Bio-tech does not maintain “key person” life insurance for any of its officers. The loss of any of its officers could delay or prevent the achievement of its business objectives.

Ding Neng Holdings’ lack of business diversification could result in the devaluation of its securities if it does not generate revenue from its primary products or such revenues decrease.

Ding Neng Holdings’ current business consists solely of the production and sales of biodiesel in China. Currently, sales of biodiesel products account for 100% of Ding Neng Holdings’ revenues.  Its lack of business diversification could cause you to lose all or some of your investment, since Ding Neng Holdings does not have any other lines of business or alternative revenue sources.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Ding Neng Holdings manages and operates the business of Ding Neng Bio-tech through Fuhua pursuant to the rights it holds under the VIE Agreements. Almost all economic benefits and risks arising from Ding Neng Bio-tech’s operations are transferred to Ding Neng Holdings under these agreements.

There are risks involved with the operation of Ding Neng Bio-tech’s business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  If the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	imposing economic penalties;

•	discontinuing or restricting the operations of Fuhua or Ding Neng Bio-tech;

•	imposing conditions or requirements in respect of the VIE Agreements with which Ding Neng Bio-tech may not be able to comply;

•	requiring Ding Neng Holdings to restructure the relevant ownership structure or operations;

•	taking other regulatory or enforcement actions that could adversely affect its business; and

•	revoking the business licenses and/or the licenses or certificates of Ding Neng Bio-tech and/or voiding the VIE Agreements.

Any of these actions could adversely affect Ding Neng Holdings’ ability to manage, operate and gain the financial benefits of Ding Neng Bio-tech, which represents its sole operations, which would have a material adverse impact on its business, financial condition and results of operations.

Ding Neng Holdings’ ability to manage and operate Ding Neng Bio-tech under the VIE Agreements may not be as effective as direct ownership.

Following the Acquisition, Ding Neng Holdings will conduct its biodiesel manufacturing, processing and sales businesses in the PRC through Ding Neng Bio-tech and generate virtually all of its revenues through the VIE Agreements.  Ding Neng Holdings’ plans for future growth are based substantially on growing the operations of Ding Neng Bio-tech.  However, the VIE Agreements may not be as effective in providing Ding Neng Holdings with control over Ding Neng Bio-tech as direct ownership.  Under the current VIE arrangements, as a legal matter, if Ding Neng Bio-tech fails to perform its obligations under these contractual arrangements, it may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which it cannot be sure would be effective.  Therefore, if Ding Neng Holdings is unable to effectively control Ding Neng Bio-tech, it may have an adverse effect on its ability to achieve its business objectives and grow its revenues.

Risks Related to Doing Business in the PRC

The Chinese government exerts substantial influence over the manner in which Ding Neng Bio-tech must conduct its business activities.

Ding Neng Bio-tech is dependent on its relationship with the local government in the province in which it operates.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Ding Neng Bio-tech’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters.  The central or local governments of in the PRC jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on Ding Neng Bio-tech’s part to ensure its compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require Ding Neng Holdings to divest itself of any interest it then holds in Chinese properties.

Future inflation in China may inhibit Ding Neng Bio-tech’s ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  Rapid economic growth can lead to growth in the money supply and rising inflation.  If prices for Ding Neng Bio-tech’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.  These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for biodiesel products.

Ding Neng Bio-tech’s operations and assets in China are subject to significant political and economic uncertainties and Ding Neng Holdings may lose all of its assets and operations if the Chinese government alters its policies to further restrict foreign participation in business operating in the PRC.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on Ding Neng Bio-tech’s business, results of operations and financial condition.  Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization.  There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.  Ding Neng Holdings may lose all of its assets and operations if the Chinese government alters its policies to further restrict foreign participation in business operating in the PRC.

Ding Neng Holdings derives all of its sales in China and a slowdown or other adverse developments in the PRC economy may materially and adversely affect Ding Neng Bio-tech’s customers, demand for its products and its business.

All of Ding Neng Bio-tech’s sales are generated in China and it anticipates that sales of its biodiesel fuel in China will continue to represent all of its total sales in the near future.  Although the PRC economy has grown significantly in recent years, no assurances can be given that such growth will continue.  The industry in which Ding Neng Bio-tech is involved in the PRC is relatively new and growing, but Ding Neng Bio-tech does not know how sensitive it is to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for biodiesel products.  In addition, the Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in reduced demand for biodiesel products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for biodiesel products and materially and adversely affect the business, results of operations and future operating prospects of Ding Neng Bio-tech.

Currency fluctuations and restrictions on currency exchange may adversely affect Ding Neng Bio-tech’s business, including limiting the ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing Ding Neng Holdings’ financial results in U.S. dollar terms.

Ding Neng Holdings’ reporting currency is the U.S. dollar and Ding Neng Bio-tech’s operations in China use its local currency as its functional currency.  Substantially all of Ding Neng Holdings’ revenue and expenses are in the Chinese currency, the Renminbi, or RMB.  Ding Neng Holdings is subject to the effects of exchange rate fluctuations with respect to any of these currencies.  For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market.  Since 1994, the official exchange rate for the conversion of the Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar.  In July 2005, the Chinese government changed its policy of pegging the value of the Renminbi to the U.S. dollar.  Under this policy, which was halted in 2008 due to the worldwide financial crisis, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies.  In June 2010, the Chinese government announced its intention to again allow the Renminbi to fluctuate within the 2005 parameters.  It is possible that the Chinese government could adopt an even more flexible currency policy, which could result in more significant fluctuation of Renminbi against the U.S. dollar, or it could adopt a more restrictive policy.  Thus, the Renminbi may not be stable against the U.S. dollar or any other foreign currency.

Ding Neng Holdings’ financial statements are translated into U.S. dollars at the average exchange rates in each applicable period.  To the extent the U.S. dollar strengthens against the RMB, the translation of RMB-denominated transactions results in reduced revenue, operating expenses and net income for Ding Neng Bio-tech’s operations.  Similarly, to the extent the U.S. dollar weakens against the RMB, the translation of RMB-denominated transactions results in increased revenue, operating expenses and net income.  Ding Neng Holdings is also exposed to foreign exchange rate fluctuations as it converts the financial statements of its foreign consolidated subsidiaries into U.S. dollars in consolidation.  If there is a change in RMB exchange rates, such conversion into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income.  Ding Neng Holdings has not entered into agreements or purchased instruments to hedge its exchange rate risks, although it may do so in the future.  The availability and effectiveness of any hedging transaction may be limited and Ding Neng Holdings may not be able to hedge its exchange rate risks.

The State Administration of Foreign Exchange (“SAFE”) restrictions on currency exchange may limit Ding Neng Holdings’ ability to receive and use its funds effectively and to pay dividends.

All of Ding Neng Holdings’ sales revenue and expenses are denominated in the Chinese currency, Renminbi.  Under PRC law, the Renminbi is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, Ding Neng Bio-tech may purchase foreign currencies for settlement of current account transactions, including distributions in the form of consulting fees and payments of dividends to Ding Neng Holdings, without the approval of SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate Ding Neng Bio-tech’s ability to purchase foreign currencies in the future.

All of Ding Neng Holdings’ income is derived from the consulting fees it receives from Ding Neng Bio-tech through the VIE Agreements.  SAFE restrictions may delay the payment of dividends, since Ding Neng Bio-tech has to comply with certain procedural requirement and it may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the distribution of the consulting fees or payment of dividends from the profits of Fuhua.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  In particular, if Ding Neng Bio-tech borrows foreign currency through loans from Ding Neng Holdings or other foreign lenders, these loans must be registered with SAFE, and if Ding Neng Bio-tech is financed by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or their respective local counterparts.  These limitations could affect Ding Neng Bio-tech’s ability to obtain foreign exchange through debt or equity financing.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions.  If the foreign exchange control system prevents Ding Neng Holdings from obtaining foreign currency, it may be unable to pay dividends or meet obligations that may be incurred in the future that require payment in foreign currency.

The SAFE restrictions on the use of offshore holding companies in mergers and acquisitions in China may create regulatory uncertainties that could restrict or limit Ding Neng Bio-tech’s ability to operate.

In November 2005, SAFE issued a public notice, known as Circular 75, concerning foreign exchange registrations that are required in order to use of offshore holding companies in mergers and acquisitions in China.  The public notice provides that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to registration with the relevant foreign exchange authorities.  The public notice also suggested that registration with the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of shares in an offshore holding company that owns an onshore company.  PRC residents must each submit a registration form to the local SAFE branch with respect to their ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations.

Additionally, in accordance with The Provisions on the Takeover of Domestic Enterprises by Foreign Investors (No. 10 [2006]) issued by six ministries and commissions of the PRC State Council, where a domestic company, enterprise or individual intends to take over its domestic affiliated company in the name of a company which it lawfully established or controls, it shall be subject to the examination and approval of the Ministry of Commerce. The parties concerned shall not avoid the aforesaid requirements by making investments within China through the foreign-funded enterprise, or by other means

Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by, among other things,: (i) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (ii) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity and (iii) covering the use of existing offshore entities for offshore financings.  The PRC regulatory authorities may take the view that Ding Neng Holdings’ acquisition of indirect ownership and controlling interest in Ding Neng Bio-tech through VIE arrangements shall be subject to SAFE approval and registration. Any adverse action taken by PRC regulatory authorities could significantly and negatively impact Ding Neng Bio-tech’s operations.

Based on Ding Neng Holdings' understanding, such provisions do not apply to the contractual arrangement between Fuhua and Ding Neng Bio-Tech. However, a competent government authority may make further amendments or revisions to such rules which may require approval for such arrangements in the future.

Because all of Ding Neng Holdings’ assets are located outside of the United States and half of its directors, including its Chairman, and the majority of its officers reside outside of the United States, it may be difficult for you to enforce your rights against Ding Neng Holdings based on United States federal securities laws or against these persons in the United States or to enforce judgments of United States courts against Ding Neng Holdings or the officers or directors of Ding Neng Holdings in the PRC.

The Chairman of the Board and principal executive officer of Ding Neng Holdings, Mr. Nie, resides in China.  In addition, another of its directors and a majority of its officers are also located in China.  Furthermore, the operating subsidiary, Ding Neng Bio-tech, is located in the PRC and all of its assets are located outside of the United States.  China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts.  It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against Ding Neng Holdings in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against Ding Neng Holdings or its officers and directors of criminal penalties, under the United States federal securities laws or otherwise.

Ding Neng Holdings may have limited legal recourse under PRC laws if disputes arise under contracts with third parties.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and Ding Neng Holdings’ ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  If Ding Neng Bio-tech’s new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, it faces the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent Ding Neng Bio-tech from accessing important information regarding the financial and business operations of these acquired companies.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights Ding Neng Bio-tech may have to specific performance, or to seek an injunction under PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, Ding Neng Bio-tech may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on Ding Neng Holdings’ business, financial condition and results of operations.  Although legislation in China has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to Ding Neng Bio-tech and foreign investors.  The inability to enforce or obtain a remedy under any of Ding Neng Bio-tech’s future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on Ding Neng Holdings’ operations and future business prospects.

If Ding Neng Holdings makes equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE.  Ding Neng Bio-tech may also face regulatory uncertainties that could restrict its ability to adopt equity compensation plans for its directors and employees and other parties under PRC laws.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.”  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.

Ding Neng Holdings may adopt an equity incentive plan and make numerous stock option grants under the plan to its officers, directors and employees, some of whom are PRC citizens and may be required to register with SAFE.  If it is determined that any of Ding Neng Holdings’ equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject it and participants of its equity incentive plan who are PRC citizens to fines and legal sanctions and prevent Ding Neng Holdings from being able to grant equity compensation to PRC employees. In that case, Ding Neng Holdings’ ability to compensate its and Ding Neng Bio-tech’s employees and directors through equity compensation would be hindered and business operations may be adversely affected.

Due to various restrictions under PRC laws on the distribution of dividends by PRC operating subsidiaries and VIE affiliates, Ding Neng Holdings may not be able to pay dividends to its stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises, such as Fuhua, may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, Fuhua is required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds.  These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.

Furthermore, if the consolidated subsidiaries and VIE affiliate of Ding Neng Holdings in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If Ding Neng Holdings or its consolidated subsidiaries and VIE affiliate are unable to receive all of the revenues from operations due to these contractual or dividend arrangements, Ding Neng Holdings may be unable to pay dividends.

Ding Neng Holdings may have difficulty establishing adequate management, governance, legal and financial controls in the PRC.

The PRC historically has been deficient in western style management, governance and financial reporting concepts and practices, as well as in modern banking, and other control systems.  Ding Neng Holdings’ current management has little experience with western style management, governance and financial reporting concepts and practices, and it may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, and especially given that Ding Neng Holdings expects to be a publicly listed company in the U.S. and subject to regulation as such, it may experience difficulty in establishing management, governance legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.  Ding Neng Holdings may have difficulty establishing adequate management, governance, legal and financial controls in the PRC.  Therefore, it may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable laws, rules and regulations.  This may result in significant deficiencies or material weaknesses in its internal controls which could impact the reliability of its financial statements and prevent it from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on Ding Neng Holdings’ business and the public announcement of such deficiencies could adversely impact its stock price.

If Ding Neng Bio-tech’s land use rights are revoked, it would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property.  Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest.  The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent.  Ding Neng Bio-tech relies on these land use rights as the cornerstone of its operations for both its manufacturing facility and its corporate headquarters.  The loss of such rights would have a material adverse effect on Ding Neng Bio-tech as it would be required to relocate its facilities and obtain new land use rights, and there is a risk that it would not be able to accomplish such a relocation with reasonable cost or at all.

Risks Relating to the Acquisition

Upon completion of the Acquisition, voting control by Ding Neng Holdings Shareholders may limit your ability to influence the outcome of director elections and other matters requiring shareholder approval.

Upon consummation of the Acquisition, the Ding Neng Holdings Shareholders will own 85% of the common stock of the Company. These Ding Neng Holdings Shareholders will be able to control substantially all matters requiring approval by the Company’s stockholders, including the election of a majority of the Company’s directors and the approval of other business transactions. This concentration of ownership could have the effect of delaying or preventing a future change in control of the Company or discouraging a potential acquirer from attempting to obtain control of the Company, which in turn could have a material adverse effect on the market price of the Common Stock or prevent the Company’s stockholders from realizing a premium over the market price for their common stock.

Because the Company does not intend to pay dividends, stockholders will benefit from an investment in the Common Stock only if those shares appreciate in value.

The Company has never declared or paid any cash dividends on the shares of its common stock. Upon completion of the Acquisition, the Company currently intends to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, the Company does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of the Board and will depend on factors its board of directors deems relevant, including among others, the Company’s results of operations, financial condition and cash requirements, business prospects, and the terms of the Company’s credit facilities, if any, and any other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of the Common Stock, and there is no guarantee that the Common Stock will appreciate in value.

The Board approved the Acquisition without obtaining a fairness opinion.

The Company did not obtain a fairness opinion with respect to the Acquisition of Ding Neng Holdings. If the Board erred in concluding that the Share Exchange Agreement is in the best interest of its stockholders, then its stockholders could suffer adverse consequences such as a decline in the value of their shares following the consummation of the transaction. In addition, at a minimum, any litigation over the board’s exercise of its fiduciary duties would divert management’s time and attention from completing the transactions described herein and would likely also involve the expenditure of substantial amounts for legal fees.

Ding Neng Holdings may have difficulty establishing adequate management, legal and financial controls in the PRC.

Most PRC companies historically have been less focused on establishing Western style management and financial reporting concepts and practices, as well as modern banking, computer and other internal control systems, than companies in the U.S. and certain other Western countries. Ding Neng Holdings may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in the PRC. As a result of these factors, Ding Neng Holdings may experience difficulty in establishing management, legal and financial controls, collecting financial data, preparing financial statements, books of account and corporate records, and instituting business practices that meet Western standards.

Section 404 of the Sarbanes-Oxley Act of 2002 will require the Company to document and test its internal controls over financial reporting in future periods. Any delays or difficulty in satisfying these requirements could adversely effect its future results of operations and The Company’s stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 will require the Company to document and test the effectiveness of Ding Neng Holdings’ internal control over financial reporting in accordance with an established internal control framework and to report on its conclusion as to the effectiveness of such internal controls. It may cost the Company more than it expects to comply with these control and procedure-related requirements.

The Company may discover in the future areas of its internal control that need improvement, particularly with respect to Ding Neng Holdings Group or other businesses that it may acquire. The Company cannot be certain that any remedial measures it takes will provide it with adequate internal control over its financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm the Company’s operating results or cause it to fail to meet its reporting obligations. If the Company is unable to conclude that it has effective internal control over financial reporting, or if its independent auditors are unable to provide it with an unqualified report regarding the effectiveness of its internal control over financial reporting in future periods as required by Section 404, investors could lose confidence in the reliability of its financial statements, which could result in a decrease in the value of the Common Stock. In addition, failure to comply with Section 404 could potentially subject the Company to sanctions or investigations by the SEC or other regulatory authorities.

DETAILS OF THE ACQUISITION

General Description of the Acquisition

The following discussion of the principal terms of the Share Exchange Agreement is subject to, and is qualified in its entirety by reference to, the Share Exchange Agreement. A copy of the Share Exchange Agreement, as amended, is attached as Annex A to this Information Statement and is incorporated by reference into this Information Statement.

The Share Exchange Agreement provides for an acquisition transaction in which the Company will acquire from the Ding Neng Holdings Shareholders 100% of Ding Neng Holdings’ outstanding capital stock in exchange for shares of Common Stock representing 85% of the Common Stock issued and outstanding immediately following the closing of the Acquisition.  Ding Neng Holdings is a holding company that owns 100% of DBT, which owns 100% of Fuhua, which has, through various contractual agreements, management control and the rights to the profits of Ding Neng Bio-tech., which engages in the production, refinement and distribution of bio-diesel fuel in southern China.

Background of the Acquisition

The terms of the Acquisition are the result of arms-length negotiations between representatives of the Company and Ding Neng Holdings.  The following is a discussion of the background of these negotiations, the Acquisition and related transactions.

In July 2010, Mr. Karl Brenza from Maxim Group LLP (“Maxim”) reviewed the idea of merging Ding Neng Holdings into a nationally listed company on a U.S. exchange with Mr. Shan Huang of Wealth Index LLC, the 100% shareholder of Ding Neng Holdings. Mr. Huang and Maxim have had a relationship since early 2010 pertaining to certain portfolio investments of Wealth Index.

In August 2010, Maxim identified the Company as a potential vehicle for a merger through Jenny Zhang of Panda Investment LLC. Ms. Zhang’s firm was then retained by Ding Neng Holdings to introduce the Company to Ding Neng Holdings.

On September 6, 2010, Maxim was retained by Ding Neng Holdings to act as its advisor. On September 8, 2010 Maxim met with Zhenyu Wang, chief executive officer of the Company, and his advisor Chao Jiang, to discuss a potential merger between the Company and Ding Neng Holdings. Over the course of the next two weeks, the Company, Ding Neng Holdings and Maxim met and spoke several times to discuss the structure for the potential merger. A term sheet was drafted by Maxim and substantially agreed to by the parties.

On September 23, 2010, Maxim met with Messrs. Nie and Huang in Beijing China and further discussed the potential merger between Ding Neng Holdings and the Company. Final adjustments were made to the deal structure and agreed to by the parties. On September 27, 2010, a letter of intent was signed by the Company and Ding Neng Holdings, and the Company issued a press release related to the signing of the letter of intent on September 30, 2010.

From October 4, through October 20, 2010, additional meetings and calls were held among the Company and its advisors, including its legal counsel, and Ding Neng Holdings, its legal counsel and Maxim.  Key topics discussed during this time period included timing of the deal, the exchange of due diligence materials, responding to NASDAQ concerning potential delisting, preparation of the Ding Neng Holdings financial audit and pro forma financial statements, terms of the Share Exchange Agreement and drafting of the 14C Information Statement.

On October 15, 2010, an initial draft of the Share Exchange Agreement was distributed which was further negotiated by the Company, Ding Neng Holdings and their advisors over the next two weeks. From October 27, through October 29, 2010, the management team of Ding Neng Holdings, including Messrs. Nie and Huang, met with the Company and Maxim in New York to discuss additional terms of the merger.

Final terms of the merger were then negotiated form November 1 through November 11, 2010.  On November 12, 2010, the Share Exchange Agreement was signed by the Company, Ding Neng Holdings and the Ding Neng Holdings Shareholders. Also on November 11, 2010, the Company received the consents of the Board and 55% of its shareholders approving the Acquisition.

The Company’s Reasons for the Acquisition and Recommendation of the Company’s Board

The Board unanimously concluded that the Share Exchange Agreement is in the best interests of the Company’s stockholders. The Board did not obtain a fairness opinion on which to base its assessment.

In determining the Acquisition consideration, the Board focused on one primary value that the Company shareholders would have if the Acquisition occurred, namely the value of their stock in the combined company.

During the quarter ended June 30, 2010, the Company began winding down its operations.  During the fourth quarter ended June 30, 2010, the Company did not have any operating income.  The weak economic market, which resulted in a significant decline in revenues of all areas of the Company’s business, led to the Company’s decision to wind down its operations.  Thus, the Company currently has no business operations and is considered a shell company.  Thus, the Board determined that a reverse acquisition with an operating entity is the best choice for the Company.

In considering the combined companies, the Board believed that the most important component of the transaction were the assets and operations of Ding Neng Bio-tech. During the negotiations, Ding Neng Bio-tech’s management provided the Company with financial statements for the fiscal year ended December 2009 and the three and six months ended June 30, 2010.   These financial statements showed that Ding Neng Bio-tech is a growing company with potential for additional growth in both revenue and net income.   For the year ended December 31, 2009 and the six months ended June 30, 2010, Ding Neng Bio-tech had net income of approximately $2.1 million and $3.2 million, respectively, and revenues of approximately $15.3 million and $14.8 million.  The Board also considered the Company’s current lack of business operations and its rapid decline in revenue over the past year, its current stock price and its stock price for the past year and terms of the Share Exchange Agreement.  The Board also noted that the Company’s stock had traded under $1 since November 2009 and had recently been trading at prices as low as $0.11 per share.

As described below, the Board considered both the potential advantages and disadvantages of the Acquisition.

Potential Advantages of the Acquisition with Ding Neng Holdings

In considering and deciding to enter into the Share Exchange Agreement, the Board gave considerable weight to the positive factors discussed below, and they also considered the negative factors discussed under the heading “Potential Disadvantages of the Ding Neng Holdings Acquisition.”

•
The Company’s stockholders receive an ownership interest in Ding Neng Holdings, which is currently a more profitable entity than the Company, and which the Company’s management believes has future growth potential.

•
Ding Neng Holdings had revenues and net income of $15.3 million and $2.1 million for the year ended December 31, 2009 and $14.8 million and $3.2 million for the six months ended June 30, 2010, respectively, which shows a potential for growth and value.

•	Ding Neng Holdings currently has ongoing operations, whereas the Company has wound down its operations.

Potential Disadvantages of the Ding Neng Holdings Acquisition

The Board evaluated potential disadvantages of entering into the Share Exchange Agreement, as discussed below. They were not able to identify any factors associated specifically with the Ding Neng Holdings acquisition that outweighed the advantages of the Acquisition.

•
Although Common Stock is currently traded on the NASDAQ Capital Market, it will need to re-apply to NASDAQ to retain its listing upon completion of the Acquisition. NASDAQ’s approval will require that the post-acquisition entity meet NASDAQ’s initial listing requirements. If the post-acquisition entity is unable to meet NASDAQ’s initial listing requirements, the Company will no longer trade on the NASDAQ Capital Market.

•
Upon the completion of the Acquisition, the Ding Neng Holdings Shareholders will own a majority of the Company’s outstanding Common Stock. As such, they will be in a position to control substantially all matters requiring approval by the Company’s stockholders, including the election of a majority of the Company’s directors and the approval of other business transactions.

The Board concluded that, following the Acquisition, the overall advantages to the Company’s stockholders would outweigh the disadvantages the Board had identified in its analysis.

Fees and Expenses

All fees and expenses incurred in connection with the Share Exchange Agreement will be paid by the party incurring such expenses whether or not the Share Exchange Agreement is consummated. The Company anticipates that it will incur total transaction costs of approximately $250,000. Such costs do not include transaction costs of approximately $400,000 anticipated to be incurred by Ding Neng Holdings.  These Ding Neng Holdings costs will ultimately diminish the cash resources of the combined company after the Acquisition.

Material Federal Income Tax Consequences of the Acquisition

The following section is a summary regarding material United States federal income tax consequences of the Acquisition to holders of Common Stock. This discussion addresses only those stockholders of the Company that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code), and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold Common Stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	persons who are not citizens or residents of the United States

This summary of material federal income tax consequences is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither the Company nor Ding Neng Holdings intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the Acquisition.

It is anticipated that the Acquisition will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by the Company or Ding Neng Holdings as a result of the Acquisition.

This discussion is intended to provide all material United States federal income tax consequences of the Acquisition to the Company and its stockholders who hold their stock as a capital asset. This discussion is not a complete analysis or description of all potential United States federal tax consequences of the Acquisition to other holders who are subject to special rules. It does not address any non-income tax or any foreign, state or local tax consequences of the Acquisition. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the Acquisition.

Anticipated Accounting Treatment

The Acquisition will be accounted for as a reverse merger, whereby Ding Neng Holdings will be the continuing entity for financial reporting purposes and will be deemed to be the acquirer of the Company. The acquisition is being accounted for as a reverse merger because after the Acquisition the former Ding Neng Holdings Shareholders will hold the majority of the outstanding shares of the Company and will have the ability to initially appoint the majority of the members of the board of directors of the Company.

In accordance with the applicable accounting guidance for accounting for the Acquisition as a reverse merger, first Ding Neng Holdings will be deemed to have undergone a recapitalization, whereby its outstanding ordinary shares were converted into shares of Common Stock.  Immediately thereafter Ding Neng Holdings, which is the continuing accounting entity, will have been deemed to have acquired the assets and assumed the liabilities of the Company in exchange for the issuance of the Company’s shares.

Regulatory Matters

The Acquisition and the transactions contemplated by the Share Exchange Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act.

THE SHARE EXCHANGE AGREEMENT

The discussion in this information statement of the Acquisition and the principal terms of the Share Exchange Agreement described below are qualified in their entirety by reference to the copy of the Share Exchange Agreement attached as Annex A, hereto and incorporated herein by reference. The following description summarizes the material provisions of the Share Exchange Agreement, which agreement we urge you to read carefully because it is the principal legal document that governs the Acquisition.

The representations and warranties described below and included in the Share Exchange Agreement were made by the Company, Ding Neng Holdings and the Ding Neng Holdings Shareholders as of November 12, 2010, the date of Share Exchange Agreement. The assertions embodied in these representations and warranties are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Share Exchange Agreement. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk among the parties. The Share Exchange Agreement is described in this Information Statement and included as Annex A only to provide you with information regarding its terms and conditions at the time it was entered into by the parties. Accordingly, you should read the representations and warranties in the Share Exchange Agreement not in isolation but rather in conjunction with the other information contained in this document.

Basic Deal Terms

The Share Exchange Agreement provides for an acquisition transaction in which the Company will acquire from the Ding Neng Holdings Shareholders, 100% of Ding Neng Holdings in exchange for the issuance of shares of Common Stock representing 85% of the Common Stock issued and outstanding immediately following the closing of the Acquisition.  Ding Neng Holdings is a holding company that owns (i) 100% of Fuhua, which has, through various contractual agreements, management control and the rights to the profits of Ding Neng Bio-tech.

Upon completion of the Acquisition, the current owners of the Company and the Ding Neng Holdings Shareholders will own 10.5% and 85%, respectively, of the post-acquisition entity’s Common Stock issued and outstanding.  4.5% will be issued to Maxim in connection with its services provided to complete the Acquisition.

Representations and Warranties

In the Share Exchange Agreement, Ding Neng Holdings, DBT, Fuhua and Ding Neng Bio-tech, make certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	organization and standing;

•	capital structure;

•	corporate structure;

•	financial statements accuracy

•	accuracy of statements included in this Information Statement

•	absence of certain changes or events

•	absence of litigation;

•	material contracts

•	absence of conflicts;

•	consents and approvals;

•	compliance with applicable laws;

•	authority and enforceability

•	validity of the Share Exchange Agreement; and

•	transactions with affiliates.

In the Share Exchange Agreement, the Ding Neng Holdings Shareholders make certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	good title to shares;

•	power and authority;

•	absence of conflicts;

•	purchase of the Common Stock in the Acquisition for investment purposes; and

•	status as an exempt person under Regulation S.

In the Share Exchange Agreement, the Company makes certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	organization and standing;

•	capital structure;

•	subsidiaries and predecessors;

•	financial statement accuracy;

•	accuracy of statements included in this Information Statement

•	absence of certain changes or events;

•	absence of litigation;

•	material contracts;

•	absence of conflicts;

•	consents and approval required;

•	compliance with applicable laws;

•	Nasdaq listing;

•	registration of securities with the SEC;

•	actions against takeover provisions;

•	transactions with affiliates;

•	bank accounts and powers of attorney;

•	validity and enforceability;

•	title to property;

•	illegal payments;

•	solvency;

•	Office of Foreign Assets Control of the U.S. Treasury Department;

•	intellectual property;

•	employee benefit plans or programs;

•	absence of certain changes;

•	taxes;

•	restrictions on business activities;

•	Investment Company Act;

•	books and records;

•	finder’s fees;

•	environmental issues;

•	past business operations;

•	business practices; and

•	possession of license and permits.

Conditions to Closing

Ding Neng Holdings and Ding Neng Holdings Shareholders Conditions to Closing

The obligations of Ding Neng Holdings and Ding Neng Holdings Shareholders to enter into and complete the closing are subject to the fulfillment on or prior to the closing date of, among other items, the following conditions by the Company, any one or more of which may be waived by Ding Neng Holdings and Ding Neng Holdings Shareholders:

•
the representations and warranties made by the Company in the Share Exchange Agreement shall be true as of the date thereof and the closing and the Company shall have performed and complied with the covenants and conditions therein;

•	the Reverse Stock Split must have been effected;

•	the Name Change must have been approved by the Company’s Board and shareholders, Nasdaq and FINRA;

•	the Company must have been continuously listed on the Nasdaq Capital Market through the date of closing;

•	Ding Neng Holdings must have received a copy of an irrevocable letter to the Company’s transfer agent authorizing the issuance of Common Stock to the Ding Neng Holdings Shareholders;

•
no litigation, proceeding, investigation or inquiry will be pending or, to the Company’s knowledge, have been threatened, which may result in an action to enjoin or prevent the completion of the Acquisition, to the extent not already disclosed;

•
no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Acquisition; and

•	all consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Acquisition must have been obtained.

The Company’s Conditions to Closing

The obligations of the Company to enter into and complete the closing are subject to the fulfillment on or prior to the closing date of, among other items, the following conditions by Ding Neng Holdings and Ding Neng Holdings Shareholders, any one or more of which may be waived by the Company in writing:

•
the representations and warranties made by Ding Neng Holdings and the Ding Neng Holdings Shareholders in the Share Exchange Agreement shall be true as of the date thereof and the closing and Ding Neng Holdings and the Ding Neng Holdings Shareholders shall have performed and complied with the covenants and conditions therein;

•
no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Acquisition; and

•	all consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Acquisition must have been obtained.

Covenants of the Parties

In the Share Exchange Agreement, Ding Neng Holdings and Ding Neng Holdings Shareholders have covenanted to the following:

•
Ding Neng Holdings has agreed to deliver to Company (i) audited financial statements prepared in accordance with U.S. GAAP for each fiscal year, beginning with the year ended December 31, 2009 and 2008, and (ii) unaudited interim financial statements prepared in accordance with U.S. GAAP for the nine months ended September 30, 2010 at the closing;

•	to cooperate in order to obtain any required third party consents to the Share Exchange Agreement and the Acquisition;

•	not to seek an alternative transaction or from taking any action to solicit an alternative acquisition proposal; and

•
to carry on business in the ordinary and usual course consistent with past practice and not sell, pledge or assign assets, except in the regular course of business, declare dividends, redeem or sell securities, incur newly funded liabilities, acquire or dispose of fixed assets, enter into any material or long-term contract, guarantee the obligations of a third party, settle or discharge any account receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

In the Share Exchange Agreement, the Company has covenanted to the following:

•	deliver the corporate minute books and records;

•	to cooperate in order to obtain any required third party consents to the Share Exchange Agreement and the Acquisition;

•	Zhenyu Wang will resign as the chief executive officer;

•	Zhenyu Wang will use his reasonable best efforts to provide information in connection with any securities filings with the SEC;

•	not to seek an alternative transaction or from taking any action to solicit an alternative acquisition proposal;

•
to carry on business in the ordinary and usual course consistent with past practice and not sell, pledge or assign assets, except in the regular course of business, declare dividends, redeem or sell securities, incur newly funded liabilities, acquire or dispose of fixed assets, enter into any material or long-term contract, guarantee the obligations of a third party, settle or discharge any account receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business; and

•	not to amend the Company’s certificate of incorporation or its bylaws, except as contemplated by the Share Exchange Agreement.

Indemnification

Zhenyu Wang has agreed, for one year after the closing, to indemnify and hold harmless Ding Neng Holdings and its affiliates, and their respective officers, directors, employees and agents from and against any liabilities resulting from any material breach or inaccuracy by the Company of any representations, warranties, covenants or agreements included in the Share Exchange Agreement and any fraud committed by the willful breach of the Share Exchange Agreement.  There is no provision for indemnification by Ding Neng Holdings or Ding Neng Holdings Shareholders.

Termination

Unless waived in writing, the transactions contemplated by the Share Exchange Agreement may be terminated and/or abandoned at any time prior to the closing:

•	by mutual written consent of the parties to the Share Exchange Agreement;

•	by written notice of the Company if the closing conditions have not been satisfied by Ding Neng Holdings or the Ding Neng Holdings Shareholders, as the case may be;

•	by written notice of Ding Neng Holdings or the Ding Neng Holdings Shareholders if the closing conditions have not been satisfied by the Company;

•	by written notice by either the Company or Ding Neng Holdings if the Acquisition has been permanently restrained, enjoined, or otherwise prevented or prohibited by a government authority;

•
by written notice of any party if there has been a breach by any other party hereto of any of its material representations, warranties, covenants or agreements, or if any material representation or warranty of any other party shall have become untrue or inaccurate, and the breach or inaccuracy cannot be cured prior to closing or is not cured within twenty days of notice of such breach or inaccuracy; and

•
by written notice by the Company or Ding Neng Holdings, if either party discovers any fact or circumstance that has, or could reasonably be expected to have, a material adverse effect, that was discovered in connection with the completion of the due diligence review of the other parties hereto.

Exclusivity; No Other Negotiation

The Share Exchange Agreement contains detailed provisions prohibiting each of the Company, Ding Neng Holdings, Ding Neng Bio-tech and the Ding Neng Holdings Shareholders and Ding Neng Bio-tech from seeking an alternative transaction. These covenants generally prohibit the Company, Ding Neng Holdings, Ding Neng Bio-tech and the Ding Neng Holdings Shareholders and Ding Neng Bio-tech which are parties to the Share Exchange Agreement, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an alternative acquisition proposal.

Effect of Termination; No Termination Fee

If the Share Exchange Agreement is terminated in accordance with its termination provisions, then each party will be responsible for the payment of the expenses and fees incurred by it in connection with or related to the transactions contemplated thereby, all further obligations of the parties shall terminate, no party shall have any right against the other party thereto, and each party will bear its own costs and expenses.

Conclusion of the Company’s Board of Directors

After careful consideration of all relevant factors, the Board unanimously determined that the Acquisition pursuant to the Share Exchange Agreement is in the best interests of the Company and its stockholders.  The foregoing discussion of the information and factors considered by the Board is not meant to be exhaustive, but includes the material information and factors considered by the board of directors.

CERTAIN AGREEMENTS RELATING TO THE ACQUISITION

Employment Agreement with Zhenyu Wang

At the time of closing the Acquisition, Ding Neng Holdings and Zhenyu Wang will enter into a 2 year employment agreement which will include an understanding by Mr. Wang that he will not take any steps adverse to the interests of the post-acquisition entity and its other shareholders.  Pursuant to the employment agreement, Mr. Wang will receive an annual salary of $150,000 and equity of the post-acquisition entity equal to 1.0% upon execution of the agreement plus an additional 0.5% over the term of the employment agreement (.25% after the first year and .25% after the second).

INFORMATION ABOUT CHINA INSONLINE CORP.

DESCRIPTION OF BUSINESS

History of the Company

China INSOnline Corp. was initially incorporated on December 23, 1988 as Lifequest Medical, Inc. (“DEXT”) as a Delaware corporation and commenced operations on January 1, 1989 as a distributor of instruments, equipment and surgical supplies used in hand-assisted laparoscopic surgery (“HALS”).  In August 1992, we completed our initial public offering of our common stock, par value $0.001 per share.  In March 1999, we acquired Dexterity Incorporated, a Delaware corporation (“Dexterity”), which was located in the Philadelphia, Pennsylvania and had the exclusive rights to the Dexterity Pneumo Sleeve and Dexterity Protractor proprietary instruments, equipment and supplies used in HALS. In connection with this acquisition, we changed our name from LifeQuest Medical, Inc. to Dexterity Surgical, Inc.

On April 19, 2004, DEXT filed a voluntary petition for relief for reorganization (the “Reorganization”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas Houston Division. We underwent numerous operating changes and operated our business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court.  On March 2, 2005, the Bankruptcy Court entered an Order confirming its First Amended Plan of Liquidation.  In connection with that Plan, DEXT’s assets were scheduled to be auctioned, which auction culminated in the sale of substantially all of DEXT’s assets as approved by the Bankruptcy Court on March 17, 2006.  The First Amended Plan of Liquidation was subsequently amended on March 2, 2006, by an order titled “Order Approving Modification of the First Amended Plan” (the “Order”). The amendments provided for in the Order included the Bankruptcy Court’s authorization of a $50,000 Debtor-In-Possession Loan (the “DIP Loan”) for payment of administrative expenses of the bankruptcy, which converted into 6,000,000 shares of Common Stock (the “Section 1145 Shares”) and 3,000,000 warrants (the “Section 1145 Warrants”) under Section 1145 of the U.S. Bankruptcy Code at the option of the holder(s) of the DIP Loan. Immediately prior to the Exchange (as defined and discussed in detail herein below), the Section 1145 Warrants were cancelled. For an additional $125,000, the Bankruptcy Court authorized the sale of 25,000,000 restricted shares of Common Stock to an investor for the payment of both administrative claims and creditor claims. The Bankruptcy Court also provided as follows:

•	All of the old shares of the Company’s preferred stock, stock options and warrants shall be (and have been) cancelled;

•	The Company shall issue (and did issue) 29,800 new shares of Common Stock under Section 1145 of the U.S. Bankruptcy Code;

•
The Company shall issue up to 25,000 shares of Common Stock under Section 1145 of the U.S. Bankruptcy Code to those persons deemed appropriate by the Directors (it was not necessary to issue these shares and therefore they have been cancelled); and

•
Appoint new Board members, amend the Certificate of Incorporation to increase the authorized shares of Common Stock to 100,000,000, amend the Bylaws, change the fiscal year, execute a share exchange agreement and issue shares in which effective control or majority ownership is given, all without stockholder approval.

Pursuant to the Bankruptcy Court Order, by filing a Certificate of Amendment to the Certificate of Incorporation, the Company increased its authorized Common Stock, and effected a 1-for-500 reverse split of all issued and outstanding Common Stock. Immediately following the Exchange, there were 35,706,250 shares of Common Stock issued and outstanding and 4,293,750 Section 1145 Shares issuable pursuant to the Reorganization. As of September 30, 2010, all of the 4,293,750 Section 1145 Shares have been issued and 46,000,000 shares are now issued and outstanding.

On December 18, 2007 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Rise and Grow Limited, a Hong Kong limited company (“Rise & Grow”) and Newise Century Inc., a British Virgin Islands company and sole stockholder of Rise & Grow (the “Stockholder”). As a result of the share exchange, DEXT acquired all of the issued and outstanding securities of Rise & Grow, an inactive holding company, from the Stockholder in exchange for Twenty-Six Million Four Hundred Thousand (26,400,000) newly-issued shares of Common Stock, representing 73.94% of DEXT’s issued and outstanding Common Stock (the “Exchange”) as of the Closing Date and sixty-six percent (66%) of the total number of issued and outstanding shares of Common Stock after the issuance of the remaining 4,293,750 “Section 1145” shares. As a result of the Exchange, Rise & Grow became our wholly-owned and chief operating subsidiary.

On October 28, 2008, the Company, through its subsidiary, acquired 100% ownership of Guang Hua Insurance Agency Company Limited (“GHIA”), a limited liability company organized under the laws of the PRC, in exchange for US$5,846,244 (RMB40,000,000).  GHIA is an insurance agent company which operates in the PRC.

June 2010 Sale of Subsidiaries

On June 30, 2010, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Hong Kong Jing Nuo International Limited, a Hong Kong limited company (the “Buyer”), a third party not affiliated with the Company or any of the Company’s subsidiaries.  Pursuant to the terms of the Share Purchase Agreement, the Company sold to the Buyer, and the Buyer purchased from the Company (the “Transaction”) all of the issued and outstanding ownership shares of Rise & Grow, for a purchase price equal to US$100,000. As a result of the Transaction, the Company sold all of its interests in (1) Rise & Grow, (2) New Fortune Associate (Beijing) Information Technology Co., Ltd. (“NFA”), a limited liability company organized under the laws of the People’s Republic of China (the “PRC”) and a wholly owned subsidiary of R&G, and (3) Beijing ZYTX Technology Co., Ltd (“ZYTX”), a Variable Interest Entity (“VIE”) and a limited liability company organized under the laws of PRC.  ZYTX was wholly controlled by R&G through NFA, through a series of contractual agreements.

In anticipation of the Transaction, the Company engaged in an earlier transaction on June 23, 2010 whereby all the issued and outstanding ownership interest of Guang Hua Insurance Agency Company Limited (“GHIA”), a limited liability company organized under the laws of the PRC, which was then a wholly-owned subsidiary of Rise & Grow through  ZYTX acting as its legal owner in the PRC, were transferred and sold, for consideration received, to Ever Trend Investment Limited (“ETI”), a Hong Kong limited company and a wholly owned subsidiary of the Company, and Beijing San Teng Da Fei Technology Development Co., Ltd. (“STDF”), a company organized under the laws of the PRC and a VIE controlled by ETI through its wholly-owned PRC subsidiary Run Ze Yong Cheng (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, pursuant to that certain Share Purchase Agreement dated as of June 23, 2010 (the “Purchase Agreement”) by and among Rise & Grow and ZYTX, together as the GHIA seller, and ETI and STDF, together as the GHIA purchaser. The terms of the Purchase Agreement allowed the Company to retain its ownership interest in GHIA notwithstanding the Transaction consummated on June 30, 2010. As a result of the transaction consummated on June 23, 2010, GHIA became a wholly-owned subsidiary of ETI through STDF acting as its legal owner in the PRC.

A graphical depiction of the Transaction and the transactions under the Purchase Agreement is as follows:

Also in connection with the Transaction, the Company’s subsidiary ZYTX entered into a Tri-party Creditor’s Rights Transfer Agreement (“Creditor’s Agreement”) with the Company’s subsidiary STDF and a third party, Beijing Yingtong Jixun Sci-Tech Development Co., Ltd. (“YTJX”), a limited liability company organized under the laws of the PRC.  At the time, the Company had prepaid approximately US$20.5 million, to YTJX for wireless Internet terminal products.  Pursuant to the Creditor’s Agreement, ZYTX transferred and sold, for consideration received, a portion of its prepaid account with YTJX to STDF, with YTJX’s express approval of the transfer. Concurrently, ZYTX entered into a Software Copyright Transfer Agreement (“Software Agreement”) with STDF, pursuant to which ZYTX transferred and sold, for consideration received, certain software, copyright and intellectual property rights to STDF. As a result of the Creditor’s Agreement and the Software Agreement, the Company retained the certain assets of ZYTX, whose equity was subsequently sold to a third party in the Transaction.

The structure of the Company after the June 2010 transactions is illustrated as follows:

Winding Down of Operations

During the quarter ended June 30, 2010, the Company began winding down its operations.  During the fourth quarter ended June 30, 2010, the Company did not have any operating income.  The weak economic market, which resulted in a significant decline in revenues of all areas of the Company’s business, led to the Company’s decision to wind down its operations.  Thus, the Company currently has no business operations and is considered a shell company.  Management is currently looking to either sell shares of the Company to a third party through a reverse acquisition or complete a business combination or other similar transaction.

The Company currently has some nominal office equipment remaining on the books.  The Company is currently looking for a buyer to purchase these assets.

Going Concern

We received a report from our independent registered public accountants, relating to our June 30, 2010 audited consolidated financial statements, containing an explanatory paragraph regarding our ability to continue as a going concern.

As a company with no operating business, management believes that the Company will not be able to generate operating cash flows sufficient to fund its operations in the next twelve months . Based upon our current limited cash resources and without the infusion of additional capital, management does not believe the Company can operate as a going concern beyond one year.

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, our consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Since winding down our operations in the quarter ended June 30, 2010, we have had no continuing business operations. Accordingly, the results of our operations for years ended June 30, 2010 and 2009 are not comparable.

Business Operations Prior to Winding Down

Prior to winding down our operations during the quarter ended June 30, 2010, we were an Internet services and media company focused on the PRC insurance industry. The Company primarily offered a network portal through its industry website, www.soobao.cn (hereinafter also referred to as “Soobao”), to insurance companies, agents and consumers for advertising, online inquiry, news circulation, online transactions, statistic analysis and software development.  This primarily entailed the offer of online insurance products and services in China including (a) a network portal for the Chinese insurance industry (www.soobao.cn), offering industry professionals a forum for the advertising and promotion of products and services, (b) website construction for marketing teams and others in the insurance industry, (c) software development, (d) insurance agency services whereby the Company generated sales commissions on motor vehicle insurance, property insurance and life insurance and (e) accompanying client support services.

Employees

As of September 30, 2010, the Company had 7 full-time employees. None of our employees are covered by a collective bargaining agreement.

Intellectual Property

We currently do not own any trademarks or patents. In April 2007, the Company filed for its website (www.soobao.cn) with the Beijing Industrial Commercial Bureau.

Government Regulation

Because we currently have no business operations, produce no products nor provide any services, we are not presently subject to any governmental regulation in this regard.  However, in the event that we complete a business combination transaction, we will become subject to all governmental approval requirements to which the reorganized, merged or acquired entity is subject or may become subject.

DESCRIPTION OF PROPERTY

GHIA had one (1) office during the year ended June 30, 2010 at Room 508 Shangdu International Center, No.8 Dongdaqiao Road, Chaoyang District, Beijing, China.  This was GHIA’s operating office, which consisted of approximately one hundred and sixty seven (167) square meters.  GHIA paid RMB 18,000 (US$2,698) per month to lease this office during the fiscal year ended June 30, 2010.  At September 30, 2010, GHIA continues to use this same location as its office.

LEGAL PROCEEDINGS

In the normal course of business, we are named as defendant in lawsuits in which claims are asserted against us. In our opinion, the liabilities, if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on our financial position, results of operations or cash flows. As of the date of filing this Report, there is no outstanding litigation.

On March 15, 2010, the Wall Street Transcript Corp. (the “Plaintiff”) filed complaint against China INSOnline Corp. regarding an invoice of $1,450 that was outstanding since July 23, 2008, for certain webcasting services provided to the Company at Collins Stewart Fourth Annual Growth Conference on July 8-10, 2008. The Company settled with Plaintiff on April 26, 2010.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the NASDAQ Capital Market under the symbol “CHIO”. The following table sets forth on a per share basis for the periods shown, the high and low sales prices of our Common Stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Fiscal Year Ended June 30, 2009		Fiscal Year Ended June 30, 2010		Fiscal Year Ended June 30, 20111
	Low	High	Low	High	Low		High
First Quarter ended September 30	$3.00	$4.74	$0.87	$1.92	$0.18		$0.38
Second Quarter ended December 31	$1.09	$3.69	$0.62	$1.64	$0.11	*	$0.35	*
Third Quarter ended March 31	$0.17	$1.69	$0.40	$0.95	N/A		N/A
Fourth Quarter ended June 30	$0.42	$2.17	$0.33	$0.42	N/A		N/A

*	This information is provided through November 10, 2010.

On November 10, 2010, the closing price for our common stock, as reported by the NASDAQ Capital Market, was $0.138 per share.

Holders of Common Equity

As of November 12, 2010, we have an aggregate of 46,000,000 shares of our Common Stock issued and outstanding and 251 stockholders of record.

As of November 12, 2010, Ding Neng Holdings has an aggregate of 50,000 ordinary shares issued and outstanding and 14 shareholders.

Dividends

We have never declared or paid any cash dividends or distributions on our Common Stock. We currently intend to retain our future earnings to support operations and to finance future growth and expansion and, therefore, do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of June 30, 2010 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity Compensation plans approved by security holders	-	-	6,000,000	(1)
Equity Compensation plans not approved by security holders	-	-	-
Total	-	-	6,000,000

(1) In June 2010, the Company’s shareholders approved and adopted the 2010 Stock Option Plan, which authorized the potential issuance of up to 6,000,000 shares of Common Stock to employees, directors and consultants.  Options granted under the 2010 Stock Option Plan generally have a term of ten years from the date of grant unless otherwise specified in the option agreement. The 2010 Stock Option Plan expires in June 2020.

Subsequent to June 30, 2010, the Company made the following issuances of unregistered securities:

On July 8, 2010, the Company issued to two engineering consultants, options to purchase an aggregate of up to 3,000,000 shares of Common Stock as compensation for IT consulting and advisory services.  The options had an exercise price of $0.001 per share and were scheduled to expire on July 8, 2020.  On July 19, 2010, the consultants exercised the options for all 3,000,000 shares.  We relied upon the exemption from registration under Section 4(2) in connection with these issuances.

On July 15, 2010, the Company issued to two financial consultants, options to purchase an aggregate of up to 3,000,000 shares of Common Stock as compensation to provide public relationship services in (1) referring the investment banks, funds, investors and potential merger and acquisition targets to the Company and assisting the Company in negotiating the contractual terms, (2) assisting the Company to make a marketing and investor relations plan to improve the liquidity of stock, (3) arranging road shows for the Company and meeting with potential investors and potential merger and acquisition targets, and (4) providing other financial advisory and services.  The options had an exercise price of $0.001 per share and were scheduled to expire on July 15, 2020.  On July 21, 2010, the financial consultants exercised the options for all 3,000,000 shares.  We relied upon the exemption from registration under Section 4(2) in connection with these issuances.

Transfer Agent and Registrar

Our transfer agent is Corporate Stock Transfer, located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is (303) 282-4800.

MANAGEMENT‘S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward Looking Statements

The following is management’s discussion and analysis of certain significant factors which have affected our financial position and operating results during the periods included in the accompanying consolidated financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “ believes ” “ anticipates ”, “ may ”, “ will ”, “ should ”, “ expect ”, “ intend ”, “ estimate ”, “ continue ” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the SEC from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be place on these forward-looking statements which speak only as of the date of filing this Report. We undertake no obligation to update these forward-looking statements.

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto and other financial information contained elsewhere in this Annual Report.

Overview

China INSOnline Corp. was incorporated on December 23, 1988 as a Delaware corporation and commenced operations on January 1, 1989.

During the quarter ended June 30, 2010, the Company began winding down its operations.

Sale of Subsidiaries

On June 30, 2010, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Hong Kong Jing Nuo International Limited, a Hong Kong limited company (the “Buyer”), a third party not affiliated with the Company or any of the Company’s subsidiaries.  Pursuant to the terms of the Share Purchase Agreement, the Company sold to the Buyer, and the Buyer purchased from the Company (the “Transaction”) all of the issued and outstanding ownership shares of Rise & Grow, for a purchase price equal to US$100,000. As a result of the Transaction, the Company sold all of its interests in (1) Rise & Grow, (2) New Fortune Associate (Beijing) Information Technology Co., Ltd. (“NFA”), a limited liability company organized under the laws of the People’s Republic of China (the “PRC”) and a wholly owned subsidiary of R&G, and (3) Beijing ZYTX Technology Co., Ltd (“ZYTX”), a Variable Interest Entity (“VIE”) and a limited liability company organized under the laws of PRC.  ZYTX was wholly controlled by R&G through NFA, through a series of contractual agreements.

In anticipation of the Transaction, the Company engaged in an earlier transaction on June 23, 2010 whereby all the issued and outstanding ownership interest of Guang Hua Insurance Agency Company Limited (“GHIA”), a limited liability company organized under the laws of the PRC, which was then a wholly-owned subsidiary of Rise & Grow through  ZYTX acting as its legal owner in the PRC, were transferred and sold, for consideration received, to Ever Trend Investment Limited (“ETI”), a Hong Kong limited company and a wholly owned subsidiary of the Company, and Beijing San Teng Da Fei Technology Development Co., Ltd. (“STDF”), a company organized under the laws of the PRC and a VIE controlled by ETI through its wholly-owned PRC subsidiary Run Ze Yong Cheng (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, pursuant to that certain Share Purchase Agreement dated as of June 23, 2010 (the “Purchase Agreement”) by and among Rise & Grow and ZYTX, together as the GHIA seller, and ETI and STDF, together as the GHIA purchaser. The terms of the Purchase Agreement allowed the Company to retain its ownership interest in GHIA notwithstanding the Transaction consummated on June 30, 2010. As a result of the transaction consummated on June 23, 2010, GHIA became a wholly-owned subsidiary of ETI through STDF acting as its legal owner in the PRC.

Also in connection with the Transaction, the Company’s subsidiary ZYTX entered into a Tri-party Creditor’s Rights Transfer Agreement (“Creditor’s Agreement”) with the Company’s subsidiary STDF and a third party, Beijing Yingtong Jixun Sci-Tech Development Co., Ltd. (“YTJX”), a limited liability company organized under the laws of the PRC.  At the time, the Company had prepaid approximately US$20.5 million, to YTJX for wireless Internet terminal products.  Pursuant to the Creditor’s Agreement, ZYTX transferred and sold, for consideration received, a portion of its prepaid account with YTJX to STDF, with YTJX’s express approval of the transfer. Concurrently, ZYTX entered into a Software Copyright Transfer Agreement (“Software Agreement”) with STDF, pursuant to which ZYTX transferred and sold, for consideration received, certain software, copyright and intellectual property rights to STDF. As a result of the Creditor’s Agreement and the Software Agreement, the Company retained the certain assets of ZYTX, whose equity was subsequently sold to a third party in the Transaction.

Winding Down of Operations

During the quarter ended June 30, 2010, the Company began winding down its operations.  During the fourth quarter ended June 30, 2010, the Company did not have any operating income.  The weak economic market, which resulted in a significant decline in revenues of all areas of the Company’s business, led to the Company’s decision to wind down its operations.  Thus, the Company currently has no business operations and is considered a shell company.  Management is currently looking to either sell shares of the Company to a third party through a reverse acquisition or complete a business combination or other similar transaction.

The Company currently has some nominal office equipment remaining on the books.  The Company is currently looking for a buyer to purchase these assets.

Going Concern

We received a report from our independent registered public accountants, relating to our June 30, 2010 audited consolidated financial statements, containing an explanatory paragraph regarding our ability to continue as a going concern.

As a company with no operating business, management believes that the Company will not be able to generate cash flows sufficient for the next twelve months. Based upon our current limited cash resources and without the infusion of additional capital, management does not believe the Company can operate as a going concern beyond one year.

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, our consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

As a result of winding down all our core operations during the quarter ended June 30, 2010, we have classified the results of our operations as discontinued operations for all periods presented. Accordingly, the results of our operations for years ended June 30, 2010 and 2009 are not comparable.

Liquidity and Capital Resources

As of June 30, 2010, the Company had approximately $92,092 in cash and cash equivalents.  Since the Company ceased all business operations, in order for us to continue as a going concern, we hope to obtain necessary financing by ways of capital injection from potential investors as well as seeking other growth opportunities by way of merger or acquisition. There can be no assurance that we will be able to secure additional funding or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations.

Related Party Transactions

During the years ended June 30, 2010 and 2009, the Chairman of the Company, Mr. Wang Zhenyu, made advances to the Company for working capital purposes.  At June 30, 2010 and 2009, the amount outstanding was $403,600 and $253,506, respectively.  As of September 30, 2010, the amount outstanding was $317,506.  The outstanding amounts are non-interest bearing, unsecured and have no fixed repayment terms.

Off-balance Sheet Arrangements

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On August 4, 2010 (the “Dismissal Date”), the Company notified Weinberg & Company, P.A. (“Weinberg”) that it was dismissing Weinberg as its independent registered public accounting firm, effective immediately. The Board approved the dismissal of Weinberg as its independent registered public accounting firm.  Weinberg audited the Company's financial statements for the fiscal years ended June 30, 2009 and 2008 and reviewed the subsequent interim quarters through the Dismissal Date.  Weinberg's reports on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. On August 5, 2010, the Company, with the Board's approval, engaged Friedman LLP (“Friedman”) to serve as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended June 30, 2010 and to issue a report on the Company’s financial statements for such fiscal year.

 During the Company’s most recent two (2) fiscal years, as well as the subsequent interim period through the Dismissal Date, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference in connection with its opinion to the subject matter of the disagreement.

Aside from the matter identified below, during the Company’s most recent two (2) fiscal years, as well as the subsequent interim period through the Dismissal Date, Weinberg did not advise the Company of any of the matters identified in Item 304(a)(1)(v)(A) - (D) of Regulation S-K.  During the most recent two (2) fiscal years and during the subsequent interim period through the Dismissal Date, there was one “reportable event,” as defined in Regulation S-K Item 304(a)(1)(v). In performing the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2009, Weinberg advised the Company’s management and the Board of Directors that it had identified the following material weakness: there was a lack of sufficient accounting staff which resulted in a lack of effective controls necessary for a good system of internal control for financial reporting and there was a weakness in the internal controls relating to the financial statement closing process which resulted primarily from the fact that certain parts of the work of the Company’s accounting staff may not be monitored or reviewed correctly. The material weakness described above existed on June 30, 2009 and continued to exist as of June 30, 2010.  For a further discussion of the foregoing material weakness please refer to Item 9A of the Company’s Annual Report on Form 10-K, filed with the Commission on October 13, 2010.

DESCRIPTION OF THE COMPANY’S COMMON STOCK

The Company’s authorized capital stock currently consists of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share, of which there are 46,000,000 shares of common stock issued and outstanding. There are no shares of preferred stock authorized, issued or outstanding. Holders of Common Stock are entitled to one (1) vote for each share on all matters to be voted on by the Company’s stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of Common Stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities and preferential payments, if any, to holders of preferred stock. Holders of Common Stock have no preemptive rights to purchase additional Common Stock. Furthermore, there are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

Anti-Takeover Effects of Provisions of Delaware Law

Provisions of Delaware law could make the Acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. The Company expects these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Board.  The Company believes that the benefits provided by its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. The Company believes the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth each person known by us to be the beneficial owner of five (5%) percent or more of the Common Stock of the Company, all directors individually and all directors and officers as a group as of November 12, 2010. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Amount of Direct Ownership	Amount of Indirect Ownership	Total Beneficial Ownership	Percentage of Class(2)
Zhenyu Wang, Chairman of the Board	16,008,960	-	16,008,960	34.8%
Mingfei Yang, Chief Financial Officer	-	-	-	-%
Yuefeng Wang, Director	-	-	-	-%
Yinan Zhang, Director	-	-	-	-%
Xiaoshuang Chen, Director	-	-	-	-%
Renbin Yu, Director	-	-	-	-%
Yong Bian, Director	-	-	-	-%
All directors and officers as a group (7 persons)	16,008,960		16,008,960	34.8%

5% Shareholders
Yanling Chen Room 704, Zhenxing District Yijing Street, 33# No.2, Dandong City, Liaoning Province, China	2,999,040	-	2,999,040	6.5%

Junjun Xu	5,280,000	-	5,280,000	11.5%
Room 807, Block A, Ding Xiu Xin Yuan No 1.Nanli Shiliu Yuan, Fengtai District Beijing, 100075 , China

(1)           Unless otherwise noted, each beneficial owner has the same address as the Company.

(2)           Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options to purchase shares that were exercisable on, or became exercisable within 60 days of November 12, 2010, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

INFORMATION ABOUT DING NENG HOLDINGS

Ding Neng Holdings, a British Virgin Islands business company, acts as a holding company and indirectly controls Ding Neng Bio-tech, a Chinese variable interest entity.  Ding Neng Holdings’ sole source of income and operations is through its indirect, contractual relationship with Ding Neng Bio-tech.

Based in the city of Zhangzhou, Fujian Province, China, Ding Neng Bio-tech is principally engaged in the production, refinement and distribution of biodiesel fuel.  Ding Neng Bio-tech has approximately 72 full-time employees.  It operates a biodiesel manufacturing facility in Zhangzhou city, the annual aggregate capacity of which has increased from approximately 20,000 tons in 2009 to approximately 40,000 tons in 2010.  Ding Neng Bio-tech believes its rapid growth in recent years has been supported by the continuing expansion of the market for biodiesel in the PRC.  According to China Commodities Daily, this market is forecasted to reach 1 million tons in 2010, which is 20% more than the expected domestic biodiesel production volume in the PRC.

Currently the raw materials used in Ding Neng Bio-tech’s production of biodiesel are refined animal fats and crude and refined vegetable oils.  The multi-feedstock technology employed in its biodiesel production process enables it to utilize different feedstocks based on availability and price. Ding Neng Bio-tech is in the process of acquiring a 1000mu (approximately 165 acres) Sapindus plantation located in Zhejiang Province.  Ding Neng Bio-tech expects to use it to develop 165 acres of Sapindus forest in the next 5-8 years, which is expected to provide one-third of the total feedstock required for its biodiesel production through 2013.

Ding Neng Bio-tech currently markets its products to various oil companies located in Fujian province.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Ding Neng Holdings prepared the following discussion and analysis to help you better understand its financial condition, changes in its financial condition, and results of operations for the fiscal years ended December 31, 2009 and 2008,  and the six month periods ended June 30, 2010 and 2009.  This discussion should be read in conjunction with the financial statements and related notes for Ding Neng Holdings for the fiscal years ended December 31, 2009 and 2008 and the unaudited financial statements and related notes for the six month periods ended June 30, 2010 and 2009.

Cautionary Statements Regarding Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

● discuss future expectations;
● contain projections of future results of operations or of financial condition; and
● state other "forward-looking" information.

Ding Neng Holdings believes it is important to communicate its expectations. However, it undertakes no duty to update any forward-looking statements contained herein, even though its situation may materially change in the future. There may be events in the future that Ding Neng Holdings is not able to accurately predict or over which it has no control.  Ding Neng Holdings’ actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, many of which are beyond its control.

Business Overview

Ding Neng Bio-tech, the sole operating entity of Ding Neng Holdings, is in the business of the production, refinement and distribution of bio-diesel fuel from animal oil, plant oil and other various sources and receives revenues from the sales of biodiesel and crude biodiesel products.  Ding Neng Bio-tech’s production capacity doubled in 2009 comparable to 2008, which resulted in an increase in revenues and profits.  Ding Neng Bio-tech seeks to expand its production capabilities in 2011 in an attempt to further increase its revenues and profits.

Ding Neng Bio-tech’s operating results are largely driven by the price at which it can sell its biodiesel, the cost of feedstock and its operating costs.  Revenues are generally impacted by such factors as the available supply and demand for biodiesel, the price of diesel fuel (with which biodiesel prices often correlate), general economic conditions, weather, the competitive nature of the industry, the extensive environmental laws that regulate the industry, new legislation at the national, province or local level and changes in national biodiesel tax incentives.

The primary components of cost of goods sold from the production of biodiesel are feedstock (primarily animal fats and plant oil) and other raw materials (methanol and other chemicals), freight, energy (coal, water and electricity), labor and depreciation on process equipment. The cost of feedstock is the largest single component of the cost of biodiesel production, typically accounting for approximately 88% of the overall cost of producing biodiesel. Changes in the price or supply of feedstock are subject to and determined by market forces and other factors over which Ding Neng Bio-tech has no control, including government policies and economic trends. Although Ding Neng Bio-tech has taken some action to pass price fluctuations on to suppliers, it still experienced a large variation in the cost of feedstock.

Ding Neng Holdings expects to fund the operations of Ding Neng Bio-tech during the next twelve months using cash flows from continuing operations and financing from the capital markets.  Management is directing its efforts toward increasing production and operating efficiencies while maintaining or decreasing operating costs. For the fiscal year 2009, Ding Neng Bio-tech increased its production output rate from approximately 85% in 2008 to approximately 90%.  Ding Neng Bio-tech seeks to reduce feedstock costs by continuing to produce biodiesel from less-costly feedstocks, such as animal fat and cooked oil.

Since inception, Ding Neng Bio-tech has produced biodiesel on an as-ordered basis.  This helps to insure that production does not significantly exceed orders on hand and keeps inventory and warehousing costs down.

Although Ding Neng Bio-tech has historically experienced lower demand before and during the Chinese Spring Festival month (normally in January or February), there is no other seasonal demand fluctuation throughout the year.

Organization and Basis of Presentation

The consolidated financial statements consist of the financial statements of Ding Neng Holdings, DBT, Fuhua and Ding Neng Bio-tech.  Ding Neng Holdings’ sole source of income and operations is through their indirect, contractual (variable interest entity) relationship with Ding Neng Bio-tech.

Critical Accounting Policies

The accompanying consolidated financial statements have been prepared by Ding Neng Holdings in accordance with accounting principles generally accepted in the United States of America.  The consolidated financial statements include the accounts of Ding Neng Holdings and its subsidiaries and variable interest entity.  All significant inter-company balances and transactions have been eliminated in consolidation including those of its variable interest entity.

It is expected that the Acquisition will be accounted for as a common control transaction and a recapitalization of the subsidiaries with retroactive effect in the accompanying financial statements. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Future results could be materially affected if actual results were to differ from these estimates and assumptions.

Revenue Recognition Policies

Ding Neng Holdings recognizes revenue net of value added tax (VAT) when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained (which means the significant risks and ownership have been transferred to the customer), the price is fixed or determinable and collectability is reasonably assured. No return allowance is made as products returns are insignificant based on historical experience. Costs of distributing products to Ding Neng Bio-tech’s customers are included in selling expenses.

Results of Operations

TWELVE MONTHS ENDED DECEMBER 31, 2009 COMPARED WITH TWELVE MONTHS ENDED DECEMBER 31, 2008

Revenue

Ding Neng Holdings’ total revenue increased by $6,251,066 or approximately 69%, from $9,038,313 in the twelve months ended December 31, 2008 to $15,289,379 in the twelve months ended December 31, 2009. This increase was primarily attributable to significant increased sales volume of biodiesel.  Revenue in 2008 was entirely attributable to the biodiesel, while in 2009 biodiesel revenue increased by $4,949,646 to $13,987,959.  Another production, called crude (or unrectified) biodiesel, produced revenue of $1,301,420, representing approximately 9% of total revenue for the twelve months ended December 31, 2009.

Cost of Revenue

Overall cost of revenue increased by $4,909,507 or approximately 66%, from $7,389,447 in the twelve months ending December 31, 2008, to $12,298,954 for the twelve months ending December 31, 2009. This increase was primarily caused by the significant increase in production volume and increased transportation costs due to the increase in revenue.  Total biodiesel production cost increased by $3,904,611 or approximately 53% from $7,389,447 in 2008 to $11,294,058 in 2009. The freight-in cost increased to $410,699 in 2009, comparable to $62,077 in 2008. This is due to the significant increase revenue.

The difference between revenue increase percentage and overall cost increase percentage is approximately 3%. This is attributable to improving production techniques and a stable purchase price for Ding Neng Bio-tech’s products.  Techniques and systems improvements contributed to the increased production efficiency.

Selling Expenses

Selling expenses increased by $146,182 or approximately 140% to $250,426 for the twelve months ended December 31, 2009 compared to $104,244 for the same period in 2008.  Below is a description of Ding Neng Holdings’ selling expenses.

Description	2009	2008
Business taxes	$5,905	$3,103
Freight – Outbound	$197,347	$87,074
Salaries - sales	$20,254	$11,120
Port storage fee	$26,920	$2,947
Subtotal	$250,426	$104,244

In parallel with the increase in sales revenue, both outbound freight and port storage costs increased significantly as well.  Ding Neng Bio-tech has only 3 employees in sales, consistent with its strategy to seek large, long-term customers rather than trying to develop a large number of small customers.  Much of its time and resources is spent on research and development to improve production quality.

Research and Development Expenses

Ding Neng Holdings’ research and development expenses increased by $333,014 or approximately 149% to $556,071 for the twelve months ended December 31, 2009 from $223,057 for the twelve months ended December 31, 2008. Production capacity was 10,000 tons in 2008 and increased to 20,000 tons in 2009 without doubling production facilities or equipment purchases. The major contribution to increased production came from system redesign and technology improvements, which required additional equipment, raw materials and technical support personnel. Certain technical personnel come from outside institutions or consulting companies, others are employees from Ding Neng Bio-tech’s research and investigation department.  Ding Neng Holdings expects expenditures on research and development to increase year by year in the future.

General and Administrative Expenses

General and administrative expenses increased by $83,044 or approximately 81% to $185,394 for the twelve months ended December 31, 2009, from $102,350 for the twelve months ended December 31, 2008.  This represented only 1% of total revenues in both 2008 and 2009.  A majority of the general and administrative expenses were employee wages and benefits.

Wage and benefits expenses increased by $52,042 or approximately 70% to $126,019 in the twelve months ended December 31, 2009 from $73,977 in the twelve months ended December 31, 2008.

Interest Expense

Interest income increased $1,621 or approximately 148% to $2,721 for the twelve months ended December 31, 2009 from $1,100 for the twelve months ended December 31, 2008. This was due to increased cash on hand and increased interest rates.

Net Income

Net income increased by $836,618 or approximately 69% to $2,056,593 for the twelve months ended December 31, 2009 from $1,219,975 for the twelve months ended December 31, 2008. The increase is primarily due to the increased sales in 2009, as discussed above.

Liquidity and Capital Resources

Net cash provided by operating activities was $1,385,966 for the twelve months ended December 31, 2009 compared to net cash outflow of $1,054,563 for the twelve months ended December 31, 2008.

Net cash used in investing activities was $1,248,921 for the twelve month period ended December 31, 2009, representing a prepayment of $1,220,690 for a long-term capital investment and a small purchase of $28,231 of property and equipment, compared to $0 for the twelve months ended December 31, 2008.  In 2009, Ding Neng Bio-tech entered into a purchase contract with TianTai County Manyuanchun Agricultural Development Co., Ltd (“TianTai”), which is located in Zhejiang province.  Tiantai is owned, in part, by Mr. Sanfu Huang, Ding Neng Holdings’ CEO and a director.  See “Certain Relationships and Related Party Transactions”.  Ding Neng Holdings expects to spend $2,932,200 acquiring 165 acres of forest land use rights and Sapindus forest where there are more than 50,000 6-8 year old “mother trees”.  They are called “Sapindus”. It is a natural raw material for producing detergent, and the core of Sapindus is good raw material for producing biodiesel.  In parallel with Ding Neng Bio-tech’s anticipated production capacity increase, it will need to purchase more raw oil to support the increase in output.  Ding Neng Bio-tech believes the trees owned by TianTai provide the best seeds of Sapindus, and they are expected to be used to develop the 165 acre Sapindus forest, which Ding Neng Bio-tech expects will provide approximately one-third of its total raw materials demand through 2013.  As of June 30, 2010 and December 31, 2009, Ding Neng Bio-tech made prepayments of $2,256,783 and $1,220,690, respectively, towards the total purchase price to TianTai.

Net cash used in financing activities was $130,702 for the twelve months ended December 31, 2009. Net cash provided by financing activities was $1,033,983 for the twelve months ended December 31, 2008. Shareholders increased capital contributions by $590,069 in 2008. By the end of 2009, Ding Neng Holdings did not have any loans due to or borrowings from, third parties, but did incur related party debt for working capital purposes.  Net borrowings from related parties were $443,914 for fiscal year 2008 and net repayment to related parties was $130,702 for fiscal year 2009.

Working Capital

As of December 31, 2009, Ding Neng Holdings had $85,248 of cash and cash equivalents, which was $77,487 as of December 31, 2008.  As of December 31, 2009, Ding Neng Holdings had $1,626,414 of accounts receivables from five customers, which was $1,181,654 from four customers as of December 31, 2008.

As of December 31, 2009, Ding Neng Holdings had $721,042 of inventory on hand, which was $398,040 as of December 31, 2008.  Because Ding Neng Bio-tech’s production is based on orders on hand, its inventory liquidity was in good condition, and no value reduction was estimated for the short-term inventory reserve.

As of December 31, 2009, Ding Neng Holdings had $203,842 prepayments for various research and development expenses.  Ding Neng Holdings had $131,186 of prepaid expenses outstanding as of December 31, 2008.

As of December 31, 2009, Ding Neng Holdings had current assets of $2,636,546 and current liabilities of $2,909,065, which resulted in negative working capital of ($272,519) compared to negative working capital of ($1,359,970) as of December 31, 2008.

SIX MONTHS ENDED JUNE 30, 2010 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2009

Revenue

Ding Neng Holdings’ total revenue increased by $8,229,332 or approximately 125%, from $6,597,423 in the six months ended June 30, 2009 to $14,826,755 in the six months ended June 30, 2010. This increase was primarily attributable to significant increased sales of biodiesel.  Revenue from biodiesel in the six months ended June 30, 2010 increased by $6,724,108 to $12,789,188, compared to $6,065,080 in the six months ended June 30, 2009.  Biodiesel production contributed 86% of total revenue in the six months ended June 30, 2010, and 92% for the six months ended June 30, 2009.  Crude biodiesel revenue was $1,287,916, or approximately 9% of total revenue in the six months ended June 30, 2010.  The revenue from crude biodiesel in the six months ended June 30, 2009 was $532,343, approximately 8% of total revenue. Ding Neng Bio-tech introduced a new product called acidified oil in 2010. In the six months ended June 30, 2010, revenue from acidified oil was $749,651, or approximately 5% of total revenue.

Cost of Revenue

Ding Neng Holdings’ overall cost of revenue increased by $4,790,197 or approximately 91% from $5,249,051 in the six months ending June 30, 2009 to $10,039,248 in the six months ending June 30, 2010. This increase was primarily due to increased costs from the significant increase in revenue.  Total biodiesel production cost increased by $3,627,757, or approximately 78%, from $4,660,959 in the six months ending June 30, 2009 to $8,288,716 in the six months ending June 30, 2010. The freight-in cost increased to $182,239 in the six months ending June 30, 2010, compared to $174,774 for the six months ending June 30, 2009. Although a significant increase in purchases occurred, Ding Neng Holdings was able to benefit from economies of scale in transportation.  The cost of crude biodiesel revenue was $942,518 in the six months ending June 30, 2010, compared to $381,101 in the six months ending June 30, 2009. The cost of acidified oil revenue was $591,372 for the six months ending June 31, 2010.

The difference between revenue increase percentage and overall cost increase percentage is approximately 34%. This significant improvement was due to following:

(1) For the six months ended June 30, 2009, sales volume was 8,336 tons and the average sales price was $791.44/ton. In six months ended June 30, 2010, sales volume was 17,256 tons, and the average sales price was $859.22/ton.  The increase in sales volume was 107% and the increase in average sales price is 9%. The total effect was an increase in sales of 125%.

(2) For cost of revenue, the average cost for the six months ended June 30, 2009 was $629.68/ton. The average cost for same period of 2010 was $581.78/ton.  The increase in sales volume was 107% and the decrease in average cost of revenue is -8%.  The total effect was an increase in cost of revenue of 91%.

Ding Neng concluded that cost efficiency was the main factor attributable to its improved production output. Other factors include new techniques and updated processing systems.

Selling Expenses

Ding Neng Holdings’ selling expenses increased by $194,750, or approximately 198%, to $292,591 for the six months ended June 30, 2010, compared to $98,021 for the six months ended June 30, 2009.

Below is the description for detailed selling expenses:

Description	06/30/2010	06/30/2009
Business taxes	$9,449	$2,621
Freight – Outbound	$269,368	$82,304
Salaries - sales	$13,657	$8,593
Port storage fee	$117	$4,503
Subtotal	$292,591	$98,021

In parallel with the increase in sales revenue, both outbound freight and port storage costs increased significantly as well.  Ding Neng Bio-tech has only 3 employees in sales, consistent with its strategy to seek large, long-term customers rather than trying to develop a large number of small customers.  Much of its time and resources is spent on research and development to improve production quality.

Research and Development Expenses

Ding Neng Holdings’ research and development expenses increased by $446,724, or approximately 280%, to $606,387 for the six months ended June 30, 2010, from $159,663 for the six months ended June 30, 2009. Ding Neng Bio-tech’s production capacity limit was 10,000 tons in 2008 and 20,000 tons in 2009.  Ding Neng Bio-tech has doubled capacity in recent years without a commensurate increase in production facilities and equipment expenditures. The major contribution to increased production came from system redesign and technology improvements, which required some additional equipment, raw materials and technical support personnel. Certain technical personnel come from outside institutions or consulting companies, while others are employees from Ding Neng Bio-tech’s research and investigation department.  Ding Neng Holdings expects expenditures on research and development to increase year by year in the future.

General and Administrative Expenses

Ding Neng Holdings’ general and administrative expenses increased by $119,346, or approximately 165%, to $191,621 in the six months ended June 30, 2010 from $72,275 in the six months ended June 30, 2009.  This represented only 1% of total revenues in both periods. Majority of the general and administrative expenses are employee wages and benefits.

Ding Neng Holdings saw wages and benefits expenses increased by $52,410, or approximately 87%, to $112,477 in the six months ended June 30, 2010 from $60,067 in the six months ended June 30, 2009.

Net Income

Net income increased by $2,202,160, or approximately 213%, to $3,237,278 for the six months ended June 30, 2010, from net income of $1,035,118 for the six months ended June 30, 2009. The increase is primarily due to the increase in sales discussed above.

Ding Neng Holdings has incurred income tax since January 1, 2010, despite having a waiver of income tax obligations in 2008 and 2009 (due to net income losses in 2006 and 2007), and has received a 50% reduction of its income tax obligations in 2010, 2011 and 2012.  For the six months ended June 30, 2010 Ding Neng Holdings incurred $462,468 in income tax.

Liquidity and Capital Resources

Net cash provided from operating activities was $3,837,604 for the six months ended June 30, 2010, compared to net cash provided from operating activities of $1,706,830 for the six months ended June 30, 2009.  Net cash used in investing activities was $1,264,217 for the six month period ended June 30, 2010, representing a prepayment of $1,031,100 for a long-term capital investment, $144,443 for construction in progress, and $88,674 of property and equipment purchases, compared with $0 for the six months ended June 30, 2009.

As of June 30, 2010 and December 31, 2009, Ding Neng Holdings has made $2,256,783 and $1,220,690 respectively, in prepayments towards the total purchase price pursuant to the agreement with TianTai disclosed above.

Net cash used in financing activities was $1,390,659 for the six months ended June 30, 2010. Net cash used by financing activities was $326,999 for the six months ended June 30, 2009.  As of June 30, 2010, neither Ding Neng Holdings nor Ding Neng Bio-tech had any loans due to or borrowings from, third parties, but Ding Neng Bio-tech did incur related party debt for working capital purposes.  Net cash used in financing activities for these two periods represented net cash repayments to the related parties.

Working Capital

As of June 30, 2010 Ding Neng Holdings had $1,282,381 cash and cash equivalents, compared to $85,248 at December 31, 2009.  As of June 30, 2010, Ding Neng Holdings had $1,770,084 in accounts receivables, compared to $1,626,414 as of December 31, 2009.

As of June 30, 2010 Ding Neng Holdings had $924,891 of inventory on hand, compared to $721,042 as of December 31, 2009.  Because Ding Neng Bio-tech’s production is based on orders on hand, its inventory liquidity was in good condition and no value reduction was estimated for the short-term inventory reserve.

As of June 30, 2010, Ding Neng Holdings had $415,376 of prepaid expenses, compared to $203,842 of prepaid expenses as of December 31, 2009.  As of June 30, 2010, Ding Neng Holdings had current assets of $4,392,732 and current liabilities of $2,585,639, which resulted in working capital of $1,807,093, compared to a working capital deficit of $(272,519) as of December 31, 2009.

MARKET FOR DING NENG HOLDINGS’ COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Ding Neng Holdings’ common stock is not trading and has not traded on any public trading market or stock exchange.

Holders of Common Equity

As of November 12, 2010, Ding Neng Holdings had an aggregate of 50,000 ordinary shares issued and outstanding and 14 shareholders.

Dividends

Neither Ding Neng Holdings nor Ding Neng Bio-tech has paid any cash dividends on its equity securities.    Any future decisions regarding dividends will be made by their respective board of directors. They currently intend to retain and use any future earnings for the development and expansion of their business and do not anticipate paying any cash dividends in the foreseeable future.  Each board of directors has complete discretion on whether to pay dividends. Even if a decision is made to pay dividends, the form, frequency and amount will depend upon their future operations and earnings, capital requirements, surplus, general financial condition, contractual restrictions and other factors such board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

Neither Ding Neng Holdings nor Ding Neng Bio-tech currently has in effect any compensation plans under which its respective equity securities are authorized for issuance.

Options and Warrants

As of June 30 and October 31, 2010, neither Ding Neng Holdings nor Ding Neng Bio-tech had any outstanding options or warrants.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

Upon consummation of the Acquisition, the Board and executive officers of the Company shall be as follows:

Directors and Executive Officers	Age	Position / Title
Xinfeng Nie	39	Chairman of the Board
Sanfu Huang	53	Chief Executive Officer and Director
Jingmei Weng	34	Chief Financial Officer and Director
Zhibin Jin	29	Secretary
Jianjun Xu	36	Director
He Huang	38	Director
Fulun Su	62	Director
Bin Zhao	45	Director

Mr. Xinfeng Nie is the co-founder of Ding Neng Bio-tech and has served as its Chairman since its inception in 2006.  Mr. Nie served as a manager of Foiujian Baijia Hongyi Oil Refinery Factory from 2003 to 2005. Mr. Nie obtained his bachelor degree in Oil Engineering from the Zhengzhou Institute of Technology in Henan province in 1996. Mr. Nie was chosen to be a member of the post-acquisition board based on his substantial experience in the oil and biodiesel industry.  Mr. Nie still leads Ding Neng Bio-tech’s technology research and development team to improve its production and volume capacity.

Mr. Sanfu Huang joined Ding Neng Bio-tech in November 2009 and serves as the Chief Executive Officer and Director.  Mr. Huang has been the Chairman of Jiangsu Yancheng Sanfu Daily Makeup Production Ltd since 2002 and the Chairman of Jianhu Qinglong Forest Development Co., Ltd since 2009.  Mr. Huang obtained his bachelors degree in Chemistry from TaiWan Culture University in 1976. He has been the General Secretary of the China-Taiwan Agriculture Exchange Committee since 1998.  Mr. Huang was chosen to be a member of the post-acquisition board based on his experience researching and developing the economic and medical value of Sapindus for more than 10 years and is considered an expert in Sapindus’ growth and utilization.

Ms. Jingmei Weng joined Dingneng Holdings in January 2010 as the Chief Financial Officer and a Director of Ding Neng Bio-tech.  Ms. Weng was the chief financial officer and executive director of Tsingda Century Education Investment Consulting Ltd from August 2007 to June 2009.  From April 2006 to August 2007, she was the senior associate in Systems and Processes Audit Department of PricewaterhouseCoopers Consulting Ltd in Beijing.  Ms. Weng obtained her bachelor degree in Foreign Accounting from the Central University of Finance and Economics in 1998.  She received a masters degree in International Banking from Loughborough University in United Kingdom in 2004. Ms. Weng was chosen to be a member of the post-acquisition board based on her deep understanding and cross-industry practice with both PRC and U.S. GAAP.  She is also experienced with Sarbanes-Oxley compliance and audit and internal risk management.

Mr. Zhibin Jin joined Ding Neng Bio-tech in October 2010 serving as its Corporate Secretary.  From July 2009 through September 2010, Mr. Jin helped manage his family’s real estate investments in China and the U.S.  From October 2007 to June 2009, he was a financial manager at Wan Xiang De Nong Seed Ltd., where he was responsible for compiling consolidated financial statements and monitoring financial reporting systems.  From October 2004 through October 2007, Mr. Jin was an audit project manager at Jonten Certified Public Accountants.  Mr. Jin graduated from the Institute of Disaster Prevention with a degree in Accounting in 2001.

Mr. Bin Zhao was appointed as director of Ding Neng Holdings in November, 2010. Mr. Zhao has been a partner and the deputy chief accountant and deputy general manager of Daxin Certified Public Accountants LLP in China since 2002.  He has served as an independent director for Anhui Tianda Oil Pipe Company Limited (HKEX: 00839) since July 2006.  Mr. Zhao obtained his Ph.D from the University of Mining & Technology of China in 2006. As a Chinese Certified Public Accountant and a Chinese Certified Public Evaluator, he has extensive experience with financial audits, financial management, risk management and internal control processes.  Mr. Zhao has substantial experience and understanding of PRC GAAP and IAS practices. Being a partner of an accounting firm and a non-executive director of a Hong Kong listed company for more than 4 years, Mr. Zhao was chosen to be a member of the post-acquisition board due to his understanding of PRC GAAP and IAS practice.

Mr. Fulun Su was appointed as director of Ding Neng Holdings in November, 2010. Mr. Su has served as President of Fujian Quanzhou Business Association, Chairman of Shanxi HongYuan Real Esate Development Ltd and Chairman of ZHR Capital Ltd. since 1992.  Mr. Su was chosen to be a member of the post-acquisition board based on his wealth of experience in business management and corporate governance.  As a well-known president of various business associations, Mr. Su has devoted much time and effort to supporting local economic development and to investing in and creating new companies and technologies.

Mr. He Huang was appointed as a director of Ding Neng Holdings in November, 2010. Mr. Huang has been a Senior Project Manager in Roland Berger Strategy Consultants in Shanghai since September 2007.  From February 2006 to September 2007, he was a manager at Accenture in its Shanghai operations.  Mr. Huang obtained his master degree in International Affairs at Columbia University in 2000.  He obtained a Bachelor degree in International Accounting from Xiamen University, China, in 1994. He became a CFA Chartered Holder in 2005.  He has focused his professional career on proposal development, project planning, staffing, budgeting, global resource coordination, quality control, issue resolution, client relationship building, coaching, mentoring and evaluation.  It is these experiences and qualifications upon which Mr. Huang was chosen to be a member of the post-acquisition board.

Mr. Jianjun Xu was appointed as a director of Ding Neng Holdings in November, 2010. Mr. Xu has been a Researcher in the China National Institute of Standardization since April 2004.  Mr. Xu obtained his Ph.D in Technical Science from Jiangnan University in Chian in 2004.  Mr. Xu is a member of Standardization Administration Committee of the National Food Quality Supervision Committee. As a project research leader, he was in charge or joined more than 30 projects related to food safety and quality standardization in recent years. Mr. Xu has taken part in the establishment of 7 national standards, and published 5 professional articles.  Based on such professional experience, Mr. Xu was chosen to be a member of the post-acquisition board.  This experience will inure to its benefit as it seeks to streamline its production processes and maintain high product quality.

Independence of Directors

Upon the closing of the Acquisition, the board of directors of the Company will consist of Mr. Xinfeng Nie, Mr. Sanfu Huang, Ms. Jingmei Weng, Mr. Jianjun Xu, Mr. He Huang, Mr. Fulun Su, and Mr. Bin Zhao.  Mr. Jianjun Xu, Mr. He Huang, Mr. Fulun Su, and Mr. Bin Zhao are “independent directors” as defined by NASDAQ Marketplace Rules and will meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

Board Committees

Upon the completion of the Acquisition, the Company expects its audit, compensation and nominating committees to consist solely of independent directors as such term is defined in the NASDAQ Marketplace Rules, and with respect to its audit committee members, to meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

The Company’s audit committee will consist of Mr. Bin Zhao, Mr. Fulun Su and Mr. He Huang, with Mr. Bin Zhao serving as the chairman and “financial expert” of such committee.  The nominating committee will consist of Mr. Fulun Su, Mr. He Huang and Mr. Bin Zhao, with Mr. Fulun Su serving as the chairman.  The Company’s compensation committee will consist of Mr. He Huang, Mr. Bin Zhao and Mr. Jianjun Xu, with Mr. He Huang serving as its chairman.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered by Ding Neng Bio-tech’s chief executive officer during the last two (2) completed fiscal years (ended December 31, 2009 and 2008). No other officer received more than $100,000 in total compensation during those years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens-ation ($)	Total ($)
Xinfeng Nie, CEO (1)	2009	35,750	—	—	—	—	—	—	35,750
	2008	16,800							16,800
Sanfu Huang CEO (2)	2009	3,595	—	—	—	—	—	—	3,595

(1)	Resigned as CEO on October 31, 2009

(2)	Began employment on November 1, 2009

Each of Mr. Xinfeng Nie (Chairman of the Board of Ding Neng Holdings), Mr. Sanfu Huang (CEO), Ms. Jingmei Weng (CFO) and Mr. Zhibin Jin (Secretary) have written employment agreements each for a term of two years.  Each of Mr. Nie and Mr. Huang receives an annual salary of $180,000.  Ms. Weng receives $160,000 annually and Mr. Jin receives a salary of $100,000.  None receives any other compensation or reimbursement from Ding Neng Holdings or Ding Neng Bio-tech.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 23, 2009, Ding Neng Bio-tech entered into an agreement with TianTai, a company controlled by Mr. Sanfu Huang, Ding Neng Holdings’ CEO and a director, to purchase 1000 mu (approximately 165 acres) of Sapindus forest and the forest land use rights for RMB 20,000,000 (approximately $2.9 million).  The forest ownership and land use right certificate is subject to the Zhejiang Provenience Forestry Administration’s approval after the completion of certain administrative processes.  As of June 30, 2010, $2,256,783 of this amount has been paid to the seller.  Ding Neng Bio-Tech also paid TianTai approximately $50,000 in fiscal year 2009 for land and forest maintenance fees.

On January 3, 2010, Ding Neng Bio-tech entered into a technical cooperation research and development agreement with TianTai to mutually develop techniques to produce biodiesel and other daily-used chemicals from Sapindus for a consideration of approximately $661,000.  The agreement is expected to terminate on November 30, 2010.  As of June 30, 2010, Ding Neng Bio-tech had paid approximately $435,000 towards the total consideration.

On July 9, 2010, China Minsheng Banking Corp., Ltd., Xiamen Branch (the “Bank”) and Jianhu Qinglong Forest Development Co., Ltd. (“Jianhu”), a company controlled by Mr. Sanfu Huang, entered into a Guaranty Agreement, under which Jianhu signed as a guarantor for a RMB 20,000,000 (approximately U.S. $2,937,000) credit line granted by the Bank to Ding Neng Bio-tech.

On November 5, 2010, Ding Neng Bio-tech, its shareholders and the Fuhua signed a series of contractual agreements in which Fuhua effectively assumed management of the business activities of Ding Neng Bio-tech and has the right to appoint all executives and senior management and the members of the board of directors of Ding Neng Bio-tech.  The shareholders of Ding Neng Bio-tech pledged 100% of their equity interest of Ding Neng Bio-tech to Fuhua as a security for the obligations of payment of management and service fees, and irrevocably granted to Fuhua, or a designee, an option to purchase at any time all or a portion of the equity interest of Ding Neng Bio-tech in accordance with procedures as determined by Fuhua. The shareholders of Ding Neng Bio-tech agreed to irrevocably grant and entrust to Fuhua, for the maximum period of time permitted by law, all of their voting rights as shareholders of Ding Neng Bio-tech. Such series of agreements include a Consulting Services Agreement, an Equity Pledge Agreement, an Option Agreement and a Voting Rights Proxy Agreement.

On September 28, 2010, Mr. Nie Xinfeng and Ding Neng Bio-tech entered into a Vehicle Rent Agreement, in which Mr. Nie Xinfeng rented four vehicles owned by him to Ding Neng Bio-tech, for a period from October 1, 2010 through September 30, 2015.  The rental is RMB 350,000 (approximately U.S. $51,400) per annum.  Ding Neng Holdings believes this arrangement is on terms similar to those it could have negotiated in an arms length transaction with an unrelated third party.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of Common Stock immediately after the consummation of the Acquisition by each person who is expected to beneficially own more than 5% of the Common Stock and each post-acquisition officer, each post-acquisition director and all post-acquisition officers and directors as a group.

Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

	Common stock if the Company acquires Ding Neng Holdings(2)
Name and Address of Beneficial Owner (1)	Number	Percent
Xinfeng Nie	3,898,828	26.7%
Sanfu Huang	2,754,377	18.9%
Jingmei Weng	-	-
Zhibin Jin	-	-
Jianjun Xu	-	-
He Huang	-	-
Fulun Su	-	-
Bin Zhao	-	-
All directors and officers as a group (8 persons)	6,653,208	45.6%

5% Shareholders
Zewen Holding Co., Ltd.	1,352,984	9.3%
Wealth Index Capital Group LLC (3)	744,762	5.1%

*	Less than 1% of Ding Neng Holdings’ outstanding shares of common stock.

(1)
Unless otherwise indicated, the address for each stockholder listed in the above table is c/o Ding Neng Holdings Ltd., P.O. Box 957, Offshore, Incorporations Center, Road Town, Tortola, British Virgin Islands.

(2)	Assumes the Reverse Stock Split is conducted on a 1:30 basis.

(3)	Principal business address is Naaman’s Building, Suite 206, 3501 Silverside Road, Wilmington, Delaware.

AMENDMENT TO CERTIFICATE OF INCORPORATION
FOR
REVERSE STOCK SPLIT

In anticipation of and prior to the consummation of the Acquisition, the Company will file with the Secretary of State of Delaware an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-twenty and not more than one-for-forty, as set forth in the form attached as Annex B, to this information statement.

Purpose of the Reverse Stock Split Amendment

The NASDAQ Stock Market has indicated that because the Company does not have any business operations, it is categorized as a “public shell.”  Based on this status, the post-acquisition entity must meet the initial listing requirements of the NASDAQ Capital Market which requires a minimum bid price of $4.00 per share.  To ensure that the post-acquisition entity meets this minimum bid requirement, the Company will effect a reverse stock split at a ratio of not less than one-for-twenty and not more than one-for-forty, to be determined within the discretion of the Board, immediately prior to the consummation of the Acquisition.  The Board has the authority, but not the obligation, to effect the Reverse Stock Split.  We cannot provide any assurances that the post-Reverse Stock Split market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Stock Split or that the market price of our Common Stock will not decrease to its pre-Reverse Stock Split level.

Impact of the Reverse Stock Split

The immediate effect of a Reverse Stock Split would be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of any Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. The Company cannot assure you that the trading price of the Common Stock after the Reverse Stock Split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split. The trading price of the Common Stock may change due to a variety of other factors, including factors related to the Company’s business, and general market conditions.

Upon effectiveness of the Reverse Stock Split, the number of shares of Common Stock held by each stockholder will be reduced by dividing the number of shares held immediately before the Reverse Stock Split by not less than twenty and not more than forty.

The Reverse Stock Split will be realized simultaneously and in the same ratio for all of the Common Stock. The Reverse Stock Split will affect all holders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company. As described below, holders of Common Stock otherwise entitled to a fractional share of more than 0.5 shares as a result of the Reverse Stock Split will receive an additional share in lieu of such fractional share. These additional shares will increase the number of post-Reverse Stock Split holders of our Common Stock to the extent there are concurrently stockholders who would otherwise have received less than one share of Common Stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the number of authorized shares of Common Stock as designated by the Company’s Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase.

The table below illustrates the effect, as of November 12, 2008, of a Reverse Stock Split at certain ratios on the shares of Common Stock outstanding and the resulting number of shares of Common Stock available for issuance:

Reverse Stock Split Ratio	Shares of Common Stock Outstanding Before the Reverse Stock Split	Shares of Common Stock Outstanding After the Reverse Stock Split	Shares of Common Stock Available for Issuance After the Reverse Stock Split
1:20	46,000,000	2,300,000	97,700,000
1:25	46,000,000	1,840,000	98,160,000
1:30	46,000,000	1,533,333	98,466,667
1:35	46,000,000	1,314,286	98,685,714
1:40	46,000,000	1,150,000	98,850,000

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

On the effective date of the Reverse Stock Split, each certificate representing shares of the Common Stock before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into the Common Stock will be notified of the effectiveness of the Reverse Stock Split.  Stockholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split.  Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share of more than 0.5 shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share of Common Stock.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the Reverse Stock Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively. This summary also assumes that the shares are held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder’s own tax advisor with respect to the consequences of the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon the stockholder’s receipt of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the shares received in the Reverse Stock Split would be the same as the stockholder’s aggregate tax basis in the shares exchanged. The stockholder’s holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Reverse Stock Split.

A stockholder that receives cash in lieu of fractional shares will be treated as if he first exchanged all of his shares solely for new shares including fractional shares, and then had the fractional shares redeemed for the cash he actually receives. Any cash received in the deemed redemption generally will be treated as a dividend to the extent of the stockholder’s ratable share of the undistributed earnings and profits of the Company unless the deemed redemption results in a complete termination of the stockholder’s interest in the Company or a “meaningful reduction” in the stockholder’s deemed stock ownership of the Company. In making the determination of whether there is a “meaningful reduction” in the stockholder’s deemed ownership of the Company, the stockholder will, under the constructive ownership rules, be deemed to own not only the shares that he actually owns, but also shares that are owned by certain related persons and entities. The IRS has ruled that a stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is generally considered to have a “meaningful reduction” if that stockholder has any reduction in his percentage stock ownership. If the deemed redemption results in a complete termination of the stockholder’s interest in the Company or a “meaningful reduction” in the stockholder’s deemed stock ownership of the Company, the stockholder will recognize capital gain or loss in an amount equal to the excess of the amount of cash received over the tax basis allocated to the redeemed fractional shares. The resulting capital gain or loss will be long-term capital gain or loss if the stockholder has held the stock for more than one year. These rules are complex and dependent upon the specific factual circumstances particular to each stockholder. Each stockholder should consult his tax advisor as to the application of these rules to his particular situation.

The Company’s beliefs regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

AMENDMENT TO CERTIFICATE OF INCORPORATION
FOR
NAME CHANGE

Upon consummation of the Acquisition, the Company will file a Certificate of Amendment of Certificate of Incorporation to change its name from and after the closing of the Acquisition to China Bio-Energy Corp.  This new name will better more accurately the Company’s business operations as a manufacturer, refiner and distributor of bio-diesel fuel.

The Certificate of Amendment of Certificate of Incorporation is attached hereto as Annex B.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Acquisition pursuant to the Share Exchange Agreement, the Reverse Stock Split or the Name Change and the corresponding amendments to the Company’s Certificate of Incorporation.

STOCKHOLDERS SHARING AN ADDRESS

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one information statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this information statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or our offices by telephone at 86 10 5870 0673, or by mail to: Room 508, Shangdu International Center, No. 8, Dong Da Xiao Road, Chao Yang District, Beijing, Attention: Wingfei Yang. In addition, any such street-name stockholders residing at the same address who have received multiple copies of this information statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, information statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, information statements and other information filed by the Company with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. The Company files reports, information statements and other information electronically with the SEC. You may access information on the Company at the SEC web site containing reports, information statements and other information at http://www.sec.gov. This information statement describes the material elements of relevant contracts, exhibits and other information attached as annexes or exhibits to this information statement. Information and statements contained in this information statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex or exhibit to this document.

All information contained in this information statement relating to the Company has been supplied by the Company, and all such information relating to Ding Neng Holdings or Ding Neng Bio-tech has been supplied by Ding Neng Holdings or Ding Neng Bio-tech, respectively.

INDEX TO FINANCIAL INFORMATION

DESCRIPTION	PAGE

China INSOnline Corp.

For the Fiscal Year Ended June 30, 2010

Reports of Registered Independent Public Accounting Firms	F-3

Consolidated Balance Sheets as of June 30, 2010 and 2009	F-5

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended June 30, 2010 and 2009	F-6

Consolidated Statements of Stockholders’ Equity (Deficiency) for the Years Ended June 30, 2010 and 2009	F-7

Consolidated Statements of Cash Flows for the Years Ended June 30, 2010 and 2009	F-8

Notes to Consolidated Financial Statements	F-9

Ding Neng Holdings Limited

For the Six Months Ended June 30, 2010 and 2009 and the Fiscal Years Ended December 31, 2010 and 2009

Reports of Registered Independent Public Accounting Firms	F-20

Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009 and 2008	F-21

Consolidated Statements of Operations and Other Comprehensive Income for the Six Months Ended June 30, 2010 and 2009 and the Fiscal Years Ended December 31, 2009 and 2008	F-22

Consolidated Statements of Changes in Stockholders’ Equity for the Six Months Ended June 30, 2010 and the Fiscal Years Ended December 31, 2009 and 2008	F-23

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2010 and 2009 and the Fiscal Years Ended December 31, 2009 and 2008	F-24

Notes to Consolidated Financial Statements	F-25

Pro Forma Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010	F-35

Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2010	F-36

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009	F-37

Notes to the Unaudited Consolidated Pro Forma Financial Statements	F-38

CHINA INSONLINE CORP.

AND

SUBSIDIARIES

Consolidated Financial Statements
For The Years Ended June 30, 2010 and 2009

FRIEDMAN LLP
ACCOUNTANTS AND ADVISORS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of China INSOnline Corp. and Subsidiaries ("the Company") as of June 30, 2010, and the related consolidated statements of operations and comprehensive income (loss), cash flows and changes in stockholders' equity(deficiency) for the year ended June 30, 2010. The Company's management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, in current year the Company has ceased all operations, suffered significant losses and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Friedman LLP

October 13, 2010

406 LIPPINCOTT DRIVE, SUITE J, MARLTON, NJ 08053 T 856.355.5900 F 856.396.0022 WWW.FRIEDMANLLP.COM
OFFICES IN NEW YORK CITY | NEW JERSEY | LONG ISLAND AND AN INDEPENDENT MEMBER FIRM OF DFK WITH OFFICES WORLDWIDE DFK

WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Board of Directors and Shareholders of:
China INSOnline Corp.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China INSOnline Corp. and Subsidiaries as of June 30, 2009, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Weinberg + Company, P.A.
Weinberg & Company, P.A.

Boca Raton, Florida
September 28, 2009

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717

CHINA INSONLINE CORP.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2010	June 30, 2009
ASSETS
Cash and cash equivalents	$92,094	$1,217,085
Current assets of discontinued operations	103,822	13,662,598
Total Current Assets	195,916	14,879,683

Non-current assets of discontinued operations	29,529	14,775,006

TOTAL ASSETS	$225,445	$29,654,689

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities of discontinued operations	$809,861	$9,490,359

TOTAL CURRENT LIABILITIES	809,861	9,490,359

COMMITMENTS AND CONTINGENCY

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Common stock, $.001 par value; 100,000,000 shares authorized; 40,000,000 shares issued and outstanding as of June 30, 2010 and 2009	40,000	40,000
Additional paid-in capital	86,360	86,360
(Accumulated deficit) retained earnings	(1,451,677)	19,291,210
Accumulated other comprehensive income	740,901	746,760
Total Stockholders’ (deficiency) equity	(584,416)	20,164,330

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$225,445	$29,654,689

CHINA INSONLINE CORP.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Year Ended June 30, 2010	Year Ended June 30, 2009

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(20,742,887)	9,177,601

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	(5,859)	(13,398)

COMPREHENSIVE INCOME	$(20,748,746)	$9,164,203

NET (LOSS) INCOME PER SHARE FROM DISCONTINUED OPERATIONS, NET OF TAX

- BASIC AND DILUTED	$(0.52)	$0.23

WEIGHTED AVERAGE SHARES OUTSTANDING

- BASIC AND DILUTED	40,000,000	40,000,000

CHINA INSONLINE CORP.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
YEARS ENDED JUNE 30, 2010 AND 2009

	Common Stock		Additional Paid-in	(Accumulated Deficit) Retained	Accumulated Other Comprehensive
	Shares	Par Value	Capital	Earnings	Income	Total
BALANCE, JUNE 30, 2008	40,000,000	$40,000	$86,360	$10,113,609	$760,158	$11,000,127

Foreign currency translation loss	-	-	-	-	(13,398)	(13,398)

Net income	-	-	-	9,177,601	-	9,177,601

BALANCE, JUNE 30, 2009	40,000,000	$40,000	$86,360	$19,291,210	$746,760	$20,164,330

Foreign currency translation loss	-	-	-	-	(5,859)	(5,859)

Net loss	-	-	-	(20,742,887)	-	(20,742,887)

BALANCE, JUNE 30, 2010	40,000,000	$40,000	$86,360	$(1,451,677)	$740,901	$(584,416)

CHINA INSONLINE CORP.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30, 2010	Year Ended June 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income from discontinued operations	$(20,742,887)	$9,177,601
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Amortization	1,381,744	440,011
Depreciation	61,848	106,992
Loss (Gain) on disposal of fixed assets	9,606	(72,711)
Deferred tax provision (benefit)	61,798	(166,673)
Provision for doubtful accounts	62,292	26,397
(Gain) on disposal of subsidiaries	(565,908)	-
Impairment of goodwill	4,473,787	-
Impairment of software	9,290,464	-
Write-off of prepayment	10,633,610	-
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	7,700,607	(1,085,023)
Other receivables	(597,987)	5,055
Prepayments and deposits	(15,017,986)	(4,213,071)
Accounts payable	(150,364)	138,353
Other payables and accrued liabilities	(1,614,661)	1,345,465
Taxes payable	4,466,262	3,351,193
Deferred revenue	-	(63,583)
Net cash provided by (used in) operating activities	(547,775)	8,990,006

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiary, net of cash acquired	(1,840)	(5,715,919)
Repayment from a former shareholder of a newly acquired subsidiary	-	1,019,759
Acquisition of software	(727,121)	(731,433)
Prepayments for software	-	(6,981,952)
Acquisition of fixed assets	-	(118,780)
Proceeds on disposal of fixed assets	7,509	130,563
Net cash used in investing activities	(721,452)	(12,397,762)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from a director	150,094	71,455
Net cash provided by financing activities	150,094	71,455

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,119,133)	(3,336,301)
Effect of exchange rate changes on cash	(5,858)	(14,467)
Cash and cash equivalents, at beginning of the year	1,217,085	4,567,853
CASH AND CASH EQUIVALENTS, END OF THE YEAR	$92,094	$1,217,085

SUPPLEMENTARY CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.            Organization and Principal Activities

China INSOnline Corp. (“CHIO”), formerly known as Dexterity Surgical, Inc. (“Dexterity Surgical”) was incorporated on December 23, 1988 as a Delaware corporation and commenced operations on January 1, 1989. In August 1992, Dexterity Surgical completed an initial public offering of its common stock par value $0.001 per share (“Common Stock”), which at such time was trading on The Over-The-Counter Bulletin Board. In March 2008, Dexterity Surgical, Inc. changed its name to China INSOnline Corp.  On July 1, 2008, CHIO’s Common Stock was approved by the NASDAQ to trade on the NASDAQ Capital Market under the symbol “CHIO”.

On December 18, 2007, Dexterity Surgical, Rise and Grow Limited (“Rise & Grow”) and Newise Century Inc., the sole stockholder of Rise & Grow (the “Shareholder”) consummated a share exchange agreement (the “Share Exchange Agreement”) pursuant to which the Shareholder transferred to Dexterity Surgical, and Dexterity Surgical acquired from the Shareholder, all of the capital stock of Rise & Grow (the “Shares”), which Shares constitute 100% of the issued and outstanding capital stock of Rise & Grow, in exchange for 26,400,000 shares of Common Stock, which shares now constitute 66% of the fully diluted outstanding shares of Common Stock.  This share exchange transaction resulted in the Shareholder obtaining a majority voting interest in Dexterity Surgical.  Generally accepted accounting principles require that a company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition.  Accordingly, the share exchange transaction has been accounted for as a recapitalization of Dexterity Surgical.

Rise & Grow was formed on February 10, 2006 as a Hong Kong limited company.  Zhi Bao Da Tong (Beijing) Technology Co., Ltd (“ZBDT”), a company registered in the People’s Republic of China (the “PRC” or “China”), was established and incorporated by Rise & Grow and commenced business on September 6, 2007.  Rise & Grow’s sole business is to act as a holding company for ZBDT.

ZBDT was formed by Rise & Grow for the purpose of developing computer and network software and related products and to promote the development of high-tech industries in the field of Chinese information technology.  In compliance with the PRC’s foreign investment restrictions on Internet information services and other laws and regulations, ZBDT conducts all of our Internet information and media services and advertising in China through ZYTX, a domestic Variable Interest Entity (“VIE”).  It does this by controlling Beijing ZYTX Technology Co., Ltd (“ZYTX”), through an Exclusive Technical Consulting and Service Agreement (the “Consulting Agreement”) and related transaction documents dated as of September 28, 2007 (collectively, the “Service Agreements”).  ZBDT did not conduct any business for the Company and was sold to third party in connection with the June 30, 2010 transaction.

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ZYTX, a company registered in the PRC on October 8, 2006, is an Internet e-business development, online advertisement publishing and related online servicing company, which focuses on the PRC insurance industry.  With localized web sites targeting Greater China, ZYTX provides a platform through its web site, www.soobao.cn, to consumers, agents and insurance companies for online transaction, advertising, online inquiry, news circulation, statistic analysis and software development.  ZYTX also provides online insurance agent services including car, property and life insurance to customers in the PRC.

According to the Consulting Agreement, ZBDT has the exclusive right to provide technical consulting and other services to ZYTX, effectively restricting and controlling the operations of ZYTX.  The terms of the agreement granted rights to ZBDT to solely and exclusively possess all intellectual property of ZYTX which comprise the core value and assets of ZYTX (ultimately, solely and exclusively possessed by the Company).

On October 28, 2008, Rise & Grow and ZYTX acquired Guang Hua Insurance Agency Company Limited (“GHIA”), a limited liability company organized under the laws of the PRC, through a share exchange which resulting in Rise & Grow obtaining 100% of the voting and beneficial interest in GHIA.

On April 2, 2009, Zhi Bao Da Tong (Beijing) Technology Co., Ltd (“ZBDT”) changed its name into New Fortune Associate (Beijing) Information Technology Co Ltd. (“NFA”).

On January 14, 2010, the Company acquired a Hong Kong limited company, Ever Trend Investment Limited (“ETI”), for investment holding purpose.  Before the acquisition, ETI was dormant and has no business activity.

On March 25, 2010, Run Ze Yong Cheng (Beijing) Technology Co. Limited (“RZYC”), a company registered in the PRC, was established and incorporated by ETI as a wholly foreign owned enterprise for future business development purposes.  ETI’s sole business is to act as a holding company for RZYC.  RZYC was formed by ETI for the purpose of future business development.  As at June 30, 2010, RZYC has not commenced any business operation period.

In compliance with the PRC’s foreign investment restrictions on insurance agent services and other laws and regulations, RZYC acquired Beijing San Teng Da Fei Technology Development Co., Ltd. (“STDF”), a company registered in the PRC on December 3, 2009 in order to conduct insurance related business in China.  STDF is a variable interest entity of RZYC through an Exclusive Technical Consulting and Service Agreement (the “STDF Consulting Agreement”) in which RZYC has exclusive rights to provide technical consulting services to STDF as well as possess all intellectual property of STDF which comprise the core value and assets of STDF.  In addition, the equity purchase agreement by and between the owners of STDF gave RZYC the exclusive and irrevocable right to acquire 100% of the equity interests of STDF as well as the right to  control the operating activities and the shareholding structure of STDF.

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2009-17, “Consolidations (Topic 810) – Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”). Effective February 1, 2010, the Company adopted ASU 2009-17, which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has (1) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. In addition, the required changes provide guidance on shared power and joint venture relationships, remove the scope exemption for qualified special purpose entities, revise the definition of a variable interest entity, and require additional disclosures.  The Company assesses the terms contained in the Consulting Agreement and Service Agreements between ZBDT and ZYTX, the agreements between RZYC and STDF and determines that ZYTX and STDF are VIEs.

On June 23, 2010, GHIA was transferred to STDF from ZYTX and on June 30, 2010, the Company entered into an agreement with a third party to dispose Rise & Grow and its subsidiaries NFA and its VIE ZYTX for a cash consideration of US$100,000.

The Company accounted for the winding down of the business as discontinued operations as it meets the criteria set forth in FASB Codifications (“ACS”) 205 “Discontinued Operations.”

The consolidated financial statements included the accounts of CHIO and the following subsidiaries.   Inter-company accounts and transactions have been eliminated in consolidation:

Rise & Grow – 100% subsidiary of CHIO during the year ended June 30, 2010 but was disposed on June 30, 2010;

ETI – 100% subsidiary of CHIO;

NFA – 100% subsidiary of Rise & Grow during the year ended June 30, 2010 but was disposed together with Rise & Grow on June 30, 2010;

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

RZYC – 100% subsidiary of ETI;

ZYTX – a VIE of NFA.  ZYTX was disposed together with Rise & Grow and NFA on June 30, 2010;

STDF – a VIE of RZYC.

GHIA – 100% subsidiary of ETI through STDF to act as legal owner in China.

Inter-company accounts and transactions have been eliminated in consolidation.

The Company ceased all of its core operations by June 30, 2010. The financial results have been classified as discontinued operations in the consolidated statements of operations for all periods presented. The assets and liabilities of this business are reflected as assets and liabilities of discontinued operations in the consolidated balance sheets for all periods presented. See Note 5 for additional information regarding discontinued operations.

2.            Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company ceased all operations, experienced significant operating losses and has negative capital deficiency as of June 30, 2010. This raised substantial doubt about its ability to continue as a going concern. The Company's existence is dependent upon management's ability to obtain additional financings.  The Company is actively pursuing additional capital injections from potential investors as well as seeking other growth opportunities by way of merger or acquisition.  In addition, the Chairman of the Company will continue to provide necessary funding in order to enable the Company to continue operations for the next twelve months. The accompanying consolidated financial statements do not include any adjustments that might result from this uncertainty.

3.            Summary of Significant Accounting Policies

(a)           Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(b)           Principles of consolidation

Pursuant to ASC Topic 810, we are required to include in our consolidated financial statements the financial statements of variable interest entities. ASC Topic 810 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Variable interest entities are those entities in which we, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore we are the primary beneficiary of the entity.

The consolidated financial statements include the accounts of ZYTX (disposed in June 2010) and GHIA since they are deemed variable interest entities and the Company is the primary beneficiary.

(c)           Fair Value of Financial Instruments

The Company adopted ASC 820, "Fair Value Measurements" on January 1, 2008 for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The Company’s financial instruments include prepayment and deposits, other payables and accrued liabilities, amount due to director, income tax payable. We estimated that the carrying amount approximates fair value due to their short-term nature. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis.

(d)           Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturity of three months or less to be cash and cash equivalents.

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(e)           Revenue Recognition

The Company ceased all of its core operations as of June 30, 2010.  Historically, the Company earned revenues primarily through online advertising and software development.  As a result of management’s decision to wind down all of its business operations during fiscal year 2010, all revenues are included in the Income/loss from discontinued operations on the statements of operations for all period presented.

Advertising revenues are derived mainly from online advertising arrangements, which allow advertisers to place advertisements on particular areas of the Company’s web sites, in particular formats and over particular periods of time.  Such arrangements have generally included some combination of website construction service (service fee is recognized when the web site is complete); Website advertising (revenues recognized ratably over the display period of the advertisement, typically one year), and website maintenance services (revenue is recognized ratably over the contract period).

Software development revenue is recognized in accordance with ASC 985-605, "Software," when the outcome of a contract for software development can be estimated reliably, contract revenue and costs are charged to income by reference to the stage of completion of the contract activity at the balance sheet date, as measured by the proportion that costs incurred to date bear to estimated total costs for each contract.  When the outcome of a contract cannot be estimated reliably, contract costs are recognized as an expense in the period in which they are incurred. Contract revenue is recognized to the extent of contract costs incurred that it is probable will be recoverable.  Where it is probable that the total contract costs will exceed total contract revenue, the expected loss is recognized as an expense immediately.

(f)            Foreign Currency Translation

The accompanying financial statements are presented in United States dollars.  The functional currencies of the Company are the Renminbi (“RMB”) and the Hong Kong Dollar (“HKD”).  The financial statements are translated into United States Dollars (“US$” or “$”) from RMB and US$ from HKD at years-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses.  Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	June 30, 2010	June 30, 2009
Period end RMB: US$ exchange rate	6.8086	6.8319
Period average RMB: US$ exchange rate	6.8367	6.8072
Period end HKD: US$ exchange rate	7.7847	7.7501
Period average HKD: US$ exchange rate	7.7614	7.7646

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(g)           Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future utilization is uncertain.

(h)           Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current components of comprehensive income are net income and the foreign currency translation adjustment.

(i)            Loss/Earnings Per Share

Basic loss/earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive securities outstanding for the years presented.

(j)            Goodwill and Intangible Assets

In accordance with ASC 805, “Business Combination” and FASB ASC Topic 350, “Intangibles-Goodwill and Other”, the Company accounts for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. Goodwill represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. Pursuant to this guidance, the Company does not amortize the goodwill balance and instead, performs an annual impairment review to assess the fair value of goodwill over its carrying value. Identifiable intangible assets with finite lives are amortized over their useful lives. Goodwill is tested annually for impairment during the fourth quarter or earlier upon the occurrence of certain events or substantive changes in circumstances.

The Company performs an impairment review of its indefinite-lived intangible assets when events occur which trigger the need for an earlier impairment review.  In connection with the winding down all of the Company’s operations and the sales of subsidiaries, the Company recognized  impairment charge of $4,473,787 on goodwill derived from the acquisition of ZYTX.  It also recognized impairment charges of $ 9,290,464 on software.

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(k)           Segment

Historically the Company operated in three business segments, including software development, online insurance advertising, and insurance agency. As a result of management’s decision to wind down its operations in 2010, all segment operations are presented as discontinued operations for the years ended June 30, 2010 and 2009.

(l)            Reclassifications

The Company has reclassified certain balances in the prior year on the balance sheet and income statement primarily related to discontinued operations to conform to the current year presentation. The amounts reclassified had no effect on retained earnings or net income (Also see Note 5).

4.            Recent Accounting Pronouncements

In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires disclosure of transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing of the transfers and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of the assets and liabilities measured under Level 3 of the fair value measurement hierarchy. This guidance is effective for the Company beginning July 1, 2010. The Company does not expect the adoption will have an impact on its consolidated financial position or results of operations. The Company is subject to the examination by PRC tax authorities for fiscal year 2009 and 2010.

5.            Discontinued Operations

The assets and liabilities from discontinued operations at June 30, 2010 and 2009 was as follows:

	June 30, 2010	June 30, 2009
ASSETS OF DISCONTINUED OPERATIONS
Accounts receivable, net of allowance for doubtful accounts	$-	$7,764,537
Prepayments and deposits	3,822	5,428,848
Other receivable	100,000	2,385
Deferred taxes	-	466,828
Total current assets of discontinued operations	103,822	13,662,598

Fixed assets, net	29,529	212,591
Software, net	-	2,963,136
Prepayments for software	-	6,981,952
Goodwill	-	4,473,787
Deposits	-	78,093
Deferred taxes	-	65,447
Total non-current assets of discontinued operations	29,529	14,775,006

TOTAL ASSETS OF DISCONTINUED OPERATIONS	133,351	28,437,604

LIABILITIES OF DISCONTINUED OPERATIONS
Accounts payable	$-	$150,514
Other payables and accrued liabilities	399,956	2,735,625
Amount due to director	403,600	253,506
Income taxes payable	6,305	6,260,070
Deferred taxes	-	90,644
TOTAL LIABILITIES OF DISCONTINUED OPERATIONS	$809,861	$9,490,359

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.            Related Parties Transactions

During the years ended June 30, 2010 and 2009, the Chairman of the Company, Mr. Wang Zhenyu, made advances to the Company for operational needs.  At June 30, 2010 and 2009, the amount outstanding was $403,600 and $253,506, respectively.  The outstanding amounts are non-interest bearing, unsecured and have no fixed repayment terms.

During the year ended June 30, 2009, ZYTX entered into the agreement with Beijing Enterprises UniCard Co., Ltd. ("UniCard"), which Mr. Zhenyu Wang, the Chairman of the Company is also the Chairman of UniCard.  For the year ended June 30, 2009, the Company rented office space to UniCard for $131,758 and the Company also sold fixed assets to UniCard for $130,563.

7.            Taxes

Corporation Income Tax (“CIT”)

Historical the Company did not generate any taxable income outside of the PRC. The Company’s operational subsidiary  ZYTX was incorporated in PRC. The Management does not expect to repatriate ZYTX’s net income back to US in the near future; therefore ZYTX is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises. The Company has not recorded a provision for U.S. federal income taxes for the years ended June 30, 2010 and 2009 due to the net operating loss carry forward in the United States. The Company's tax return for fiscal tax year ending December 31, 2009 is subject to examination by federal and state tax authorities.

CHINA INSONLINE CORP.
CHINA INSONLINE AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 16, 2007, the National People’s Congress of China approved the new Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), which was effective from January 1, 2008.  Prior to January 1, 2008, the CIT rate applicable to the Company’s subsidiary in the PRC was 33%. As from January 1, 2008, the applicable CIT rate for the Company’s subsidiaries and VIEs incorporated in PRC, which include NFA, ZYTX, RZYC, STDF and GHIA are 25%.

In connection with the sales of three subsidiaries, Rise & Grow, NFA and ZYTX on June 28, 2010, the third party buyer agreed to assume $11,083,398 of income tax payable, along with $379,833 of deferred tax assets.  The Company had $6,305 of income tax payable related to GHIA which remained on the books and included in the current liabilities of discontinued operations on the balance sheet as of June 30, 2010.

8.            Commitments and Contingency

(a)           Lease Commitments

The Company’s office operating lease will expire in 2011 with the remaining lease payment of approximate $18,506.

(b)           Pledge of common stock by a significant shareholder

Mr. Zhenyu Wang, a significant shareholder, entered into a loan agreement dated January 8, 2010 with Argyll Investments, LLC, and pledged 2,000,000 common stock of the Company to secure a personal loan of $554,400 at interest rate of 4% per annum for 36 months, full recourse note.

Mr. Zhenyu Wang, a significant shareholder, entered into a loan agreement dated February 16, 2010 with Argyll Investments, LLC, and pledged 2,000,000 common stock of the Company to secure a personal loan of $705,600 at interest rate of 4% per annum for 36 months, full recourse note.

9.            Subsequent event

On September 27, 2010, the Company entered into a letter of intent with a PRC company to consummate a reverse acquisition within one year, subject to due diligence.

DING NENG HOLDINGS LIMITED

AND

SUBSIDIARIES

Consolidated Financial Statements
For the Six Months Ended June 30, 2010 and 2009
(Unaudited)

and

For the Fiscal Years Ended December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ding Neng Holdings Limited
British Virgin Islands

We have audited the accompanying consolidated balance sheets of Ding Neng Holdings Limited (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of operations and cash flows for the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONEBAILEY, LLP

www.malonebailey.com
Houston, Texas
November 12, 2010

DING NENG HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,282,381	$85,248	$77,487
Accounts receivable, net	1,770,084	1,626,414	1,181,654
Inventories	924,891	721,042	398,040
Prepaid expenses and other current assets	415,376	203,842	131,186
Total Current Assets	4,392,732	2,636,546	1,788,367
Property and equipment, net	2,942,301	2,933,903	3,180,346
Construction in progress	144,443	-	-
Prepayment on land use rights and forests	2,256,783	1,220,690	-
Intangible assets, net	179,334	180,524	184,364
Total Assets	$9,915,593	$6,971,663	$5,153,077

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable - trade	$1,178	$-	$-
Accrued liabilities	18,559	8,806	52,174
Taxes payable	724,546	-	65,202
Due to related parties	1,841,356	2,646,615	3,030,961
Due to former shareholder	-	253,644	-
Total Current Liabilities	2,585,639	2,909,065	3,148,337

Stockholders' Equity
Common stock, $.1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	5,000	5,000	5,000
Additional paid-in capital	953,539	953,539	953,539
Statutory reserves	479,270	305,568	99,909
Retained earnings	5,813,691	2,750,115	899,181
Accumulated other comprehensive income	78,454	48,376	47,111
Total Stockholders' Equity	7,329,954	4,062,598	2,004,740
Total Liabilities and Stockholders' Equity	$9,915,593	$6,971,663	$5,153,077

The accompanying notes are an integral part of these consolidated financial statements.

DING NENG HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)

Revenue	$14,826,755	$6,597,423	$15,289,379	$9,038,313
Cost of Revenue	10,039,248	5,249,051	12,298,954	7,389,447

Gross Profit	4,787,507	1,348,372	2,990,425	1,648,866

Operating Expenses
Selling expenses	292,591	98,021	250,426	104,244
Research and development	606,387	159,663	556,071	223,057
General and administrative	191,621	72,275	185,394	102,350
Total operating expenses	1,090,599	329,959	991,891	429,651

Income from Operations	3,696,908	1,018,413	1,998,534	1,219,215

Other Income (Expenses):
Interest income	3,193	726	2,723	1,100
Other income (expenses)	(355)	15,979	55,336	(340)
Total Other Income (Expenses)	2,838	16,705	58,059	760

Income before Income Taxes	3,699,746	1,035,118	2,056,593	1,219,975
Income taxes	462,468	-	-	-
Net Income	$3,237,278	$1,035,118	$2,056,593	$1,219,975

Other Comprehensive Income
Foreign currency translation adjustment	30,078	12,505	1,265	36,070
Comprehensive Income	$3,267,356	$1,047,623	$2,057,858	$1,256,045

Earnings per Share, Basic and Diluted	$64.75	$20.70	$41.13	$24.40
Weighted Average Shares Outstanding, Basic and Diluted	50,000	50,000	50,000	50,000

The accompanying notes are an integral part of these consolidated financial statements.

DING NENG HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND YEARS ENDED DECEMBER 31, 2009 AND 2008

				Accumulated
			Additional	Other			Total
	Common Stock		Paid-in	Comprehensive	Statutory	Retained	Stockholders'
	Shares	Amount	Capital	Income	Reserves	Earnings	Equity

Balance at December 31, 2007	50,000	$5,000	$363,470	$11,041	$-	$(220,885)	$158,626
Contribution of capital			590,069				590,069
Foreign currency translation adjustment				36,070			36,070
Allocation of statutory reserve					99,909	(99,909)	-
Net income						1,219,975	1,219,975
Balance at December 31, 2008	50,000	5,000	953,539	47,111	99,909	899,181	2,004,740
Foreign currency translation adjustment				1,265			1,265
Allocation of statutory reserve					205,659	(205,659)	-
Net income						2,056,593	2,056,593
Balance at December 31, 2009	50,000	5,000	953,539	48,376	305,568	2,750,115	4,062,598
Foreign currency translation adjustment				30,078			30,078
Allocation of statutory reserve					173,702	(173,702)	-
Net income						3,237,278	3,237,278
Balance at June 30, 2010 (Unaudited)	50,000	$5,000	$953,539	$78,454	$479,270	$5,813,691	$7,329,954

The accompanying notes are an integral part of these consolidated financial statements.

DING NENG HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net Income	$3,237,278	$1,035,118	$2,056,593	$1,219,975
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation expense	141,622	137,336	274,523	269,805
Amortization expense	1,920	1,920	3,838	3,774
Changes in operating assets and liabilities:
Accounts receivable	(137,018)	736,355	(444,760)	(1,181,654)
Inventories	323,742	(155,925)	(323,002)	(48,052)
Prepaid expenses and other current assets	(210,889)	(303,613)	(72,468)	7,189
Accounts payable	1,178	-	-	(147,620)
Accrued liabilities	9,717	214,602	(43,368)	(1,268,626)
Taxes payable	724,735	41,037	(65,390)	90,646
Due to former shareholder	(254,681)	-	-	-
Net cash provided by (used in) operating activities	3,837,604	1,706,830	1,385,966	(1,054,563)

Cash Flows From Investing Activities
Cash paid for land use right and forest	(1,031,100)	-	(1,220,690)	-
Cash paid for construction in progress	(144,443)	-	-	-
Purchases of property and equipment	(88,674)	-	(28,231)	-
Net cash used in investing activities	(1,264,217)	-	(1,248,921)	-

Cash Flows From Financing Activities
Proceeds from capital contribution	-	-	-	590,069
Repayment of due to related parties	(1,707,354)	(415,379)	(453,442)	-
Borrowing from related parties	316,695	88,380	322,740	443,914
Net cash used in financing activities	(1,390,659)	(326,999)	(130,702)	1,033,983

Effect of exchange rate changes on cash	14,405	5,145	1,418	34,269
Net increase in cash and cash equivalents	1,197,133	1,384,976	7,761	13,689
Cash and cash equivalents, beginning of period	85,248	77,487	77,487	63,798
Cash and cash equivalents, end of period	$1,282,381	$1,462,463	$85,248	$77,487

Supplemental disclosure information:
Income taxes paid	$-	$-	$-	$-
Interest paid	$-	$-	$-	$-

Non-cash investing and financing activities:
Allocation of current year income to statutory reserve	$173,702	$103,512	$205,659	$99,909
Reclassification of amount due to related party to due to former shareholder	$-	$-	$253,644	$-

The accompanying notes are an integral part of these consolidated financial statements.

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND ORGANIZATION

The consolidated financial statements consist of the financial statements of Ding Neng Holdings Limited (“Ding Neng BVI”, the “Company”), Ding Neng Bio-Technology Co., Limited (“Ding Neng HK”), Zhangzhou Fuhua Biomass Energy Technology Co., Ltd. (“Fuhua”), and Fujian Zhangzhou Ding Neng Bio-Technology Ltd. (“Ding Neng Zhangzhou”).

Ding Neng Holdings Limited was incorporated under the laws of British Virgin Islands on October 20, 2010. Ding Neng BVI has 50,000 common shares authorized with $.10 par value each and 50,000 shares issued and outstanding.

Ding Neng HK was incorporated under the laws of Hong Kong, People’s Republic of China (“PRC”) on September 10, 2010. Ding Neng HK has 10,000 common shares authorized with HK$1.00 par value each and 10,000 shares issued and outstanding. Ding Neng HK is wholly-owned by Ding Neng BVI.

Fuhua was incorporated under the laws of the PRC on November 2, 2010 with registered capital of HK$3,500,000 by Ding Neng HK. Fuhua is a wholly owned foreign enterprise organized under the laws of the PRC, which has, through various contractual agreements, management control and the rights to the profits and losses of Ding Neng Zhangzhou.

Ding Neng Zhangzhou is located in Zhangzhou city, Fujian Province, PRC and was incorporated under the laws of the PRC on December 8, 2006 with registered capital of USD $959,000 (HKD 7,476,600). Ding Neng Zhangzhou engages in the production, refinement and distribution of bio-diesel fuel in Southern China.

In November 2010, Fuhua entered into a Consulting Service Agreement which entitles Fuhua to substantially all of the economic benefits of Ding Neng Zhangzhou in consideration of services provided by Fuhua to Ding Neng Zhangzhou. In addition, Fuhua entered into certain agreements with each of Xinfeng Nie, Sanfu Huang, and Shunlong Hu (the “Ding Neng Zhangzhou shareholders”), including an Option Agreement allowing Fuhua to acquire the shares of Ding Neng Zhangzhou as permitted by PRC laws, a Voting Rights Proxy Agreement that provides Fuhua with the voting rights of the Ding Neng Zhangzhou shareholders and an Equity Pledge Agreement that pledges the shares in Ding Neng Zhangzhou to Fuhua. Effective control of Ding Neng Zhangzhou was transferred to Fuhua through these series of contractual arrangements without transferring legal ownership in Ding Neng Zhangzhou to Fuhua (the “Reorganization”). As a result, Ding Neng Zhangzhou became a variable interest entity (“VIE”) and is included in the consolidated group.

This VIE structure provides Fuhua, a wholly-owned subsidiary of Ding Neng HK, with control over the operations and benefits of Ding Neng Zhangzhou without having a direct equity ownership in Ding Neng Zhangzhou.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company, its subsidiaries and Ding Neng Zhangzhou, the VIE. All significant inter-company balances and transactions, including those of the Ding Neng Zhangzhou, the VIE, have been eliminated in consolidation.

The reorganization has been accounted for as a common control transaction and a recapitalization of the subsidiaries with retroactive effect in the accompanying financial statements. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Future results could be materially affected if actual results were to differ from these estimates and assumptions.

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

Risk and uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, foreign currency exchange rates and the volatility of public markets.

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade receivables. As of June 30, 2010, December 31, 2009 and 2008, substantially all of the Company’s cash were held by major financial institutions located in the PRC, which management believes are of high credit quality. Most of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent on the industry economies prevailing in their respective areas; however, concentration of credit risk with respect to trade accounts receivable is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risks.

Fair value of financial instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and, if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

•	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective period-ends. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each quarter.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank deposits and highly liquid investments with an original maturity of three months or less when purchased.

Accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an allowance for uncollectible accounts, as needed.

The allowance on uncollectible accounts receivable reflects management’s best estimate of probable losses determined principally on the basis of historical experience. The allowance for uncollectible accounts receivable is determined primarily on the basis of management’s best estimate of probable losses, including specific allowances for known troubled accounts. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for uncollectible accounts receivable. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment which is classified as a change in estimate is made.

Inventories

Inventories consist of finished goods and raw materials. Inventories are valued at the lower of cost, as determined on a first-in first-out basis, or market. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material inventories include purchase and related costs incurred in bringing the products to their present location and condition. Finished goods are comprised of direct materials, direct labor, and an appropriate proportion of overhead.

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

Property and equipment

Property and equipment are initially recognized and recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of property and equipment are capitalized. These capitalized costs may include structural improvements, equipments and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets:

Building	20 years
Machinery and Equipment	10 years
Office and Lab Equipment	5 - 10 years
Vehicles	5 - 10 years

Construction-in-progress

Construction-in-progress consists of amounts expended for plant construction. Construction-in-progress is not depreciated until such time as the assets are completed and put into service. Once plant construction is completed, the cost accumulated in construction-in-progress is transferred to property, plant, and equipment.

Impairment of long-lived assets

The Company accounts for impairment of plant and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Intangible assets

The Company’s intangible assets consist of a land use right at December 31, 2009. According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over 50 years, the lease term of the rights.

Comprehensive income

The Company has adopted ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. The Company’s accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Revenue recognition

The Company recognizes revenue net of value added tax (VAT) when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained, which means the significant risks and ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured. No return allowance is made as products returns are insignificant based on historical experience. Costs of distributing products to the Company’s customers are included in selling expenses.

Cost of goods sold

Cost of goods sold consists primarily of raw materials, utility and supply costs consumed in the manufacturing process, manufacturing labor, depreciation expense and direct overhead expenses necessary to manufacture finished goods as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Research and development costs

Research and development costs are expensed as incurred. Research and development expenses were $606,387, $159,663, $556,071 and $223,057 for the six months ended June 30, 2010 and 2009, the years ended December 31, 2009 and 2008, respectively.

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

Income taxes

The Company accounts for income and deferred tax under the provision of ASC 740 “Income Taxes”. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. ASC 740 also requires the recognition of the future tax benefits of net operating loss carry forwards. A valuation allowance is established when the deferred tax assets are not expected to be realized within a reasonable period of time.

Value added tax

The Company is subject to value added tax (“VAT”). The applicable VAT rate is different based on the different structure of business under PRC tax law. Some of the Company’s transactions are levied at a VAT tax rate of 17% for products sold in the PRC.  The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Starting January 1, 2010, according to the PRC tax regulation, the Company is entitled to receive VAT refund from the PRC government for a period of two years as the government granted the Company the status of Comprehensive Utilization of Resources Company.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currencies of the Company subsidiaries are local currencies, primarily the PRC currency Yuan (Renminbi) and Hong Kong dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. The financial statements are translated into U.S. dollars using period-end rates of exchange for assets and liabilities and average rates of exchange for the period for revenues and expenses. Exchange gains or losses on transaction are included in earnings.

Earnings per share

Basic earnings per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period.  Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially diluting securities outstanding during each period.  At June 30, 2010 and December 31, 2009 and 2008, respectively, the Company had no common stock equivalents that could potentially dilute future earnings per share.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recently issued accounting pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued a standard that established the FASB Accounting Standards Codification (ASC) and amended the hierarchy of generally accepted accounting principles (ASC) and amended the hierarchy of generally accepted accounting principles (GAAP) such that the ASC became the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change current U.S. GAAP, but was intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The Company adopted the ASC on July 1, 2009. This standard did not have an impact on the Company’s consolidated results of operations or financial condition.

In April 2009, the FASB issued an accounting standard which provides guidance on (1) estimating the fair value of an asset or liability when the volume and level of activity for the asset or liability have significantly declined and (2) identifying transactions that are not orderly. The standard also amended certain disclosure provisions for fair value measurements and disclosures in ASC 820 to require, among other things, disclosures in interim periods of the inputs and valuation techniques used to measure fair value as well as disclosure of the hierarchy of the source of underlying fair value information on a disaggregated basis by specific major category of investment. The standard was effective prospectively beginning April 1, 2009. The adoption of this standard did not have a material impact on the Company’s consolidated results of operations or financial condition.

In May 2009, the FASB issued new guidance on the treatment of subsequent events which is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, this new guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that occurred for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions that occurred after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This new guidance was effective for fiscal years and interim periods ended after June 15, 2009 and must be applied prospectively. We adopted and applied the provisions of the new guidance in the third quarter of 2009.

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

In February 2010, subsequent to our adoption of the new guidance discussed above, the FASB issued updated guidance on subsequent events, amending the May 2009 guidance. This updated guidance revised various terms and definitions within the guidance and requires us, as an "SEC filer," to evaluate subsequent events through the date the financial statements are issued, rather than through the date the financial statements are available to be issued. Furthermore, we no longer are required to disclose the date through which subsequent events have been evaluated. The updated guidance was effective for us immediately upon issuance. As such, we adopted and applied the provisions of the updated guidance in the first quarter of 2010. Our adoption of both the new and updated guidance did not have an impact on our consolidated financial position or results of operations.

In June 2009, the FASB issued an accounting standard that revised the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The standard is effective January 1, 2010. The adoption did not have a material impact on the Company’s consolidated results of operations or financial condition.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements.  The ASU is effective October 1, 2009. The adoption of this standard did not have a material impact on the Company’s consolidated results of operations or financial condition.

In January 2010, the FASB issued ASU No. 2010-6, Improving Disclosures About Fair Value Measurements, that amends existing disclosure requirements under ASC 820 by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. This ASU is effective for the first quarter of 2010, except for the requirement to provide level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011. Since this standard impacts disclosure requirements only, its adoption did not have a material impact on the Company’s consolidated results of operations or financial condition.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

	June 30,	December 31,
	2010	2009	2008
Accounts receivable	$1,770,084	$1,626,414	$1,181,654
Allowance for doubtful accounts	-	-	-
Accounts receivable, net	$1,770,084	$1,626,414	$1,181,654

NOTE 4 – INVENTORIES

	June 30,	December 31,
	2010	2009	2008
Raw materials	$373,781	$36,708	$154,627
Finished goods	551,110	684,334	243,413

Total Inventories	$924,891	$721,042	$398,040

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	June 30,	December 31,
	2010	2009	2008
Prepaid research expenses	$120,896	$203,654	$131,186
Advance to suppliers	294,480	-	-
Total	$415,376	$203,654	$131,186

NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	June 30,	December 31,
	2010	2009	2008
Building	$1,381,948	$1,376,319	$1,370,084
Machinery and equipment	2,243,720	2,189,827	2,183,451
Office and lab equipment	64,491	20,669	5,031
Vehicles	55,827	5,868	5,868
Total at cost	3,745,986	3,592,683	3,564,434
Less: Accumulated depreciation	803,685	658,780	384,088
Total property and equipment, net	$2,942,301	$2,933,903	$3,180,346

Depreciation expense for the year ended December 31, 2009 and 2008 are $274,523 and $269,805, respectively.
Depreciation expense for the six months ended June 30, 2010 and 2009 was $141,622, $137,336, respectively.

NOTE 7 - PREPAYMENT ON LAND USE RIGHTS AND FORESTS

In November 2009, the Company entered into an agreement with a related party to purchase 165 acres of Sapindus forest and the forest land use right for RMB 20,000,000 (approximately $2.9 million). As of June 30, 2010 and December 31, 2009, the Company had paid $2,256,783 and $1,220,690, respectively, towards the total purchase price. The forest ownership and land use right certificate is subject to the Zhejiang Provenience Forestry Administration’s approval after the completion of certain administrative processes.

NOTE 8 - INTANGIBLE ASSETS

Intangible assets consist of the following land use right as of June 30, 2010, December 31, 2009 and 2008:

	June 30,	December 31,
	2010	2009	2008
Cost of land use rights	$192,816	$192,030	$192,030
Less: Accumulated amortization	13,482	11,506	7,666
Land use rights, net	$179,334	$180,524	$184,364

Amortization expense for the six months ended June 30, 2010 and 2009 was $1,920 and $1,920, respectively. Amortization expense for the year ended December 31, 2009 and 2008 is $3,838 and $3,774, respectively.

Amortization expense for the next five years and thereafter is as follows:

2010 (for the remaining six months)	$1,936
2011	3,856
2012	3,856
2013	3,856
2014	3,856
2015	3,856
Thereafter	158,118
Total	$179,334

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 9 - RELATED PARTY TRANSACTIONS

Due to related party consists of the following:

	June 30,	December 31,
	2010	2009	2008
Due to Huang, Sanfu, Shareholder	$338,790	$234,720	$-
Due to Nie, Xinfeng, Shareholder	1,502,566	2,411,895	2,331,210
Due to Lou, Yuanmin, Former Shareholder	-	-	545,716
Due to Guo, Tianzhi, Former Shareholder	-	-	154,035
	$1,841,356	$2,646,615	$3,030,961

Borrowings from the shareholders were non-interest bearing, unsecured and have no set repayment date.

In November 2009, the Company purchased a piece of forest from a company controlled by Huang, Sanfu. (Note 7)

During the six months ended June 30, 2010, the Company paid $434,936 R&D fees to a company controlled by Huang, Sanfu pursuant to a research and development contract.

During the period prior to October 1, 2010, the Company used the vehicles owned by the shareholders of the Company for free.

NOTE 10 - SHAREHOLDERS’ EQUITY

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the subsidiaries of the Company are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the subsidiaries of the Company are required to allocate 10% of their profits after taxes, as determined in accordance with the PRC accounting standards applicable to the subsidiaries of the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the subsidiaries of the Company as decided by the board of directors. The Company has allocated $173,702, $205,659 and $99,909 statutory reserve fund for the six months ended June 30, 2010, the year ended December 31, 2009 and 2008, respectively.

NOTE 11 - INCOME TAXES

Companies established in China are governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments beginning January 1, 2008. Zhangzhou Dingneng, which was considered production-oriented foreign-invested enterprise with operation period of more than 10 years, was entitled to a tax holiday of a two-year 100% exemption followed by a three-year 50% exemption from the first profit making year after offsetting accumulated tax losses. Zhangzhou Dingneng’s tax holiday was started in 2008.

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

The provision for taxes on earnings consisted of:

	June 30,		December 31,
	2010	2009	2009	2008
Current income taxes expenses:
PRC Enterprises Income Taxes:	$462,468	$-	$-	$-
United States Federal Income Taxes	-	-	-	-
Total	$462,468	$-	$-	$-

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax is as follows:

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

	June 30,		December 31,
	2010	2009	2009	2008
U.S. statutory rate	34%	34%	34%	34%
Foreign income not recognized in the U.S.	-34%	-34%	-34%	-34%
PRC preferential enterprise income tax rate	25%	25%	25%	25%
Effect of tax exemption	-12.5%	-25%	-25%	-25%
Provision for income tax	12.5%	0%	0%	0%

Accounting for Uncertainty in Income Taxes

The Company accounts for uncertainty in income taxes in accordance with applicable accounting standards, which prescribe a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These accounting standards also provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company may from time to time be assessed interest or penalties by major tax jurisdictions. In the event it receives an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

NOTE 12 - OPERATING LEASE

The Company has entered into multiple rental agreements for the lease of office and storage premises and vehicles. The Company’s commitments for minimum lease payments under these non-cancelable operating leases for the next five years are as follows:

Year Ended December 31,
2010	$64,954
2011	87,606
2012	51,395
2013	51,395
2014	51,395
Thereafter	38,546
$345,291

Rent expense was $5,281for the six months ended June 30, 2010 and Nil for all prior periods.

NOTE 13 - OPERATING RISK

Country risk

The Company has significant operating risk in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

Credit risk

A significant portion of the Company’s cash at June 30, 2010, December 31, 2009 and 2008 is maintained at various financial institutions in the PRC which do not provide insurance for amounts on deposit.  The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

Ding Neng Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements

Exchange risk

The Company cannot guarantee the Renminbi, and US dollar exchange rate will remain steady. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

Concentration risk

For the six months ended June 30, 2010, five customers had net sales exceeding 10% of the Company’s total sales for the period at 15%, 13%, 11%, 11% and 10%, respectively. For the year ended December 31, 2009, five customers had net sales exceeding 10% of the Company’s total sales for the year at 21%, 17%, 16%, 15% and 11%, respectively. For year ended December 31, 2008, four customers had net sales exceeding 10% of the Company’s total sales for the year at 19%, 17%, 16% and 15%, respectively.

For the six months ended June 30, 2010, four suppliers had net transactions exceeding 10% of the Company’s total purchases for the period at 16%, 13%, 13% and 12%, respectively. For the year ended December 31, 2009, five suppliers had net transactions exceeding 10% of the Company’s total purchases for the year at 21%, 19%, 11%, 10% and 10%, respectively. For year ended December 31, 2008, four suppliers had net transactions exceeding 10% of the Company’s total purchases for the year at 22%, 22%, 16% and 12%, respectively.

Lack of Insurance

The Company could be exposed to liabilities or other claims for which the Company would have no insurance protection. The Company does not currently maintain any business interruption insurance, products liability insurance, or any other comprehensive insurance policy except for property insurance policies with limited coverage. As a result, the Company may incur uninsured liabilities and losses as a result of the conduct of its business. There can be no guarantee that the Company will be able to obtain additional insurance coverage in the future, and even if it can obtain additional coverage, the Company may not carry sufficient insurance coverage to satisfy potential claims. Should uninsured losses occur, any purchasers of the Company’s common stock could lose their entire investment.

Land use rights contingency

In October 2006, Mr. Xinfeng Nie, chairman of the board, on behalf of Ding Neng Zhangzhou, entered into an agreement with the local government to purchase the land use rights (Note 8) for approximately 56 Mu of land for use in the operations of Ding Neng Zhangzhou. The land use right certificate is subject to the Fujian Provenience Land and Resource Administration’s approval after the completion of certain administrative processes.

NOTE 14 - SUBSEQUENT EVENTS

In July 2010, the Company obtained a one year credit line from a bank. Total available credit is RMB 20,000,000 (approximately $2.9 million). As of September 30, 2010, total borrowing on the line is RMB 3,000,000 (approximately $441,000) for a period of one year from July 2010 through July 2011. The loan bears an interest rate at 6.372% per annum and the use of proceeds from the loan is restricted for purchase of waste oil. The line of credit is guaranteed by Jianhu Qinglong Lumber Development Ltd. Co., a Company owned by one of the shareholders, during the term of the loan and two years after the loan’s expiration date.

On November 12, 2010, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with China INSOnline, Corp. (“CHIO”), a Delaware corporation, and the shareholders of Ding Neng Holdings Limited (“Ding Neng BVI Shareholders”).  Pursuant to the Share Exchange Agreement, CHIO agreed to issue shares of its Common Stock representing 85% of the Common Stock issued and outstanding immediately following the closing of the Share Exchange to Ding Neng BVI Shareholders in exchange for 100% of the share capital of Ding Neng BVI (the "Share Exchange"). The transaction was accounted for as a reverse merger and recapitalization whereby the Company is the accounting acquirer. Prior to the closing of the Share Exchange, CHIO’s Common Stock shall be subject to a reverse split on a basis between 1:20 and 1:40 as determined by the CHIO Board of Directors.  Upon closing, approximately 10.5% of CHIO Common Stock will be held by the former shareholders of CHIO, 85% of the shares will be held by the equity owners of the Company, and 4.5% of the shares will be issued to an investment banker in connection with services provided to complete the Share Exchange.  The Company will become a wholly owned subsidiary of China INSOnline, Corp. upon the closing of the Share Exchange.

Pro Forma Financial Statements

DING NENG HOLDINGS, LTD.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2010

	DING NENG	CHINA	PRO-FORMA			PRO-FORMA
	HOLDINGS,	INSONLINE	ADJUSTMENTS			CONSOLIDATED
	LTD.	CORP.	SPIN-OFF	RECAPITALIZATION		BALANCE SHEET
			Note 2 (a)	Note 2 (b)
ASSETS
Current assets
Cash and cash equivalents	$1,282,381	$92,094	$(92,094)	$-		$1,282,381
Accounts receivable, net	1,770,084	-	-	-		1,770,084
Inventories	924,891	-	-	-		924,891
Prepaid expenses	415,376	-	-	-		415,376
Current assets of discontinued operation	-	103,822	(103,822)	-		-

Total current assets	4,392,732	195,916	(195,916)	-		4,392,732

Property and equipment, net	2,942,301	-	-	-		2,942,301
Construction in progress	144,443	-	-	-		144,443
Intangible assets, net	179,334	-	-	-		179,334
Prepayment on land use right and forest	2,256,783	-	-	-		2,256,783
Non-current assets of discontinued operations	-	29,529	(29,529)	-		-

Total Assets	$9,915,593	$225,445	$(225,445)	$-		$9,915,593

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable - trade	$1,178	$-	$-	$-		$1,178
Accrued liabilities	18,559	-	-	-		18,559
Taxes payable	724,546	-	-	-		724,546
Due to related parties	1,841,356	-	-	-		1,841,356
Current liabilities of discontinued operations	-	809,861	(809,861)	-		-

Total current liabilities	2,585,639	809,861	(809,861)	-		2,585,639

Shareholders' Equity
Common stock	5,000	40,000	-	(32,302	) 2 (c)	12,698
Additional paid-in capital	953,539	86,360	-	(94,058)		945,841
Accumulated other comprehensive income	78,454	740,901	-	(740,901)		78,454
Statutory reserve	479,270	-	-	-		479,270
Retained earnings	5,813,691	(1,451,677)	584,416	867,261		5,813,691

Total Shareholders' Equity	7,329,954	(584,416)	584,416	-		7,329,954

Total Liabilities and Shareholders' Equity	$9,915,593	$225,445	$(225,445)	$-		$9,915,593

The accompanying notes are an integral part of these financial statements.

DING NENG HOLDINGS, LTD.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

				PRO-FORMA
	DING NENG	CHINA		CONSOLIDATED
	HOLDINGS,	INSONLINE	PRO-FORMA	STATEMENT OF
	LTD.	CORP.	ADJUSTMENTS	OPERATIONS
		Note 2 (d)	Note 2 (a)
Net sales	$14,826,755	$-	$-	$14,826,755
Cost of sales	10,039,248	-	-	10,039,248

Gross profit	4,787,507	-	-	4,787,507

Operating expenses:
Selling, general and administrative expenses	484,212	-	-	484,212
Research and development expenses	606,387	-	-	606,387

Profit from operations	3,696,908	-	-	3,696,908

Other income (expenses):
Interest income	3,193	-	-	3,193
Other expenses	(355)	-	-	(355)

Income before income taxes	3,699,746	-	-	3,699,746

Income taxes	462,468	-	-	462,468

Net income from continuing operations	$3,237,278	$-	$-	$3,237,278

Net loss from discontinued operations	$-	(25,047,903)	25,047,903	-

Net income (loss)	$3,237,278	(25,047,903)	25,047,903	3,237,278

Other comprehensive income
Foreign currency translation	30,078	11,802	(11,802)	30,078

Comprehensive income	$3,267,356	$(25,036,101)	$25,036,101	$3,267,356

Net income (loss) per share – basic and diluted	$64.75	$(0.63)		$0.25

Weighted average shares outstanding – basic and diluted	50,000	40,000,000		12,698,413	2(c)

The accompanying notes are an integral part of these financial statements.

DING NENG HOLDINGS, LTD.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

				PRO-FORMA
	DING NENG	CHINA		CONSOLIDATED
	HOLDINGS,	INSONLINE	PRO-FORMA	STATEMENT OF
	LTD.	CORP.	ADJUSTMENTS	OPERATIONS
		Note 2 (e)	Note 2 (a)
Net sales	$15,289,379	$17,726,420	$(17,726,420)	$15,289,379
Cost of sales	12,298,954	2,575,163	(2,575,163)	12,298,954

Gross profit	2,990,425	15,151,257	(15,151,257)	2,990,425

Operating expenses:
Selling, general and administrative expenses	435,820	1,357,874	(1,357,874)	435,820
Research and development expenses	556,071	-	-	556,071

Profit from operations	1,998,534	13,793,383	(13,793,383)	1,998,534

Other income (expenses):
Interest income	2,723	1,949	(1,949)	2,723
Other income	55,336	-	-	55,336
Loss on sale of fixed assets	-	(5,306)	5,306	-

Income before income taxes	2,056,593	13,790,026	(13,790,026)	2,056,593

Income taxes	-	3,552,679	(3,552,679)	-

Net income	$2,056,593	$10,237,347	$(10,237,347)	$2,056,593

Other comprehensive income
Foreign currency translation	1,265	(58,583)	58,583	1,265

Comprehensive income	$2,057,858	$10,178,764	$(10,178,764)	$2,057,858

Net income (loss) per share – basic and diluted	$41.13	$0.26		$0.16

Weighted average shares outstanding – basic and diluted	50,000	40,000,000		12,698,413	2(c)

The accompanying notes are an integral part of these financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – BASIS OF PRESENTATION

On November 12, 2010, Ding Neng Holdings Ltd. (the “Company”), entered into a reverse acquisition transaction through a share exchange with China INSOnline Corp. (“CHIO”), whereby CHIO acquired 100% of the issued and outstanding capital stock of the Company in exchange for 85% of the Common Stock of CHIO issued and outstanding immediately following the closing of the Share Exchange. Prior to the closing of the Share Exchange, CHIO’s Common Stock shall be subject to a reverse split on a basis between 1:20 and 1:40 as determined by the CHIO Board of Directors. Upon the close of the reverse acquisition, the Company will become CHIO’s wholly-owned subsidiary and the former shareholders of the Company will become the controlling stockholders of CHIO.  The share exchange transaction with CHIO is treated as a reverse acquisition, with the Company as the accounting acquirer and CHIO as the acquired party.

CHIO had begun winding down its operations during the quarter ended June 30, 2010 and its assets and liabilities will be spun off to the former shareholders of CHIO upon the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Company and will be recorded at the historical cost basis.  After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of the Company and CHIO, the historical operations of the Company and the operations of CHIO from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on June 30, 2010 (as to the balance sheet) and on January 1, 2009 and 2010, respectively (as to the income statements).

Audited financial statements of the Company and CHIO have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of CHIO and the Company.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)	To reflect the spinoff of CHIO’s assets and liabilities the former CHIO shareholders. As part of the agreement, the assets and liabilities of CHIO will be spun off upon the reverse merger.

(b)	To eliminate the equity of the accounting acquiree, CHIO, and to reflect the recapitalization of the common stock and additional paid in capital of the Company as a result of the reverse merger.

(c)	To reflect the assumed 1:30 reverse stock split and the issuance of 85% of Common Stock of CHIO issued and outstanding immediately following the closing of the Share Exchange.

(d)
The historical income statement for the six months ended June 30, 2010 for China INSOnline is derived from the following historical income statements: Income statements for the twelve months ended June 30, 2010 minus income statements for the six months ended December 31, 2009.

(e)
The historical income statement for the twelve months ended December 31, 2009 for China INSOnline is derived from the following historical income statements: Income statements for the twelve months ended June 30, 2009 plus income statements for the six months ended December 31, 2009 minus income statements for the six months ended December 31, 2008.

ANNEX A

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 12th day of November, 2010, by and among China INSOnline Corp., a Delaware corporation (hereinafter referred to as “CIC”), Ding Neng Holdings Limited, a British Virgin Islands business company (“Ding Neng”) and the shareholders of Ding Neng listed on Schedule A hereto (collectively, the “Ding Neng Shareholders”).

WHEREAS, CIC is a publicly reporting company organized under the laws of Delaware with no significant operations;

WHEREAS, the Ding Neng Shareholders collectively own 100% of the issued and outstanding capital stock of Ding Neng;

WHEREAS, Ding Neng owns 100% of the issued and outstanding capital stock of Ding Neng Bio-technology Co., Limited, a Hong Kong company (“DBT”), which owns 100% of the issued and outstanding capital stock of Zhangzhou Fuhua Biomass Energy Technology Co., Ltd. (the “WOFE”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (the “PRC”);

WHEREAS, on October 28, 2010, the WOFE entered into a series of contractual agreements with Fujian Zhangzhou Dingneng Bio-Technology Co., Ltd. (“Ding Neng Bio-Tech”), a company incorporated under the laws of the PRC, and its shareholders, in which the WOFE effectively assumed management of the business activities of Ding Neng Bio-Tech and has the right to appoint all executives and senior management and the members of the board of directors of Ding Neng Bio-Tech (Ding Neng, DBT, WOFE and Ding Neng Bio-Tech shall be referred to herein collectively as the “Group”);

WHEREAS, CIC proposes to acquire 100% of the issued and outstanding equity securities of Ding Neng (the “Ding Neng Shares”) from the Ding Neng Shareholders in exchange (the “Exchange”) for the issuance by CIC to the Ding Neng Shareholders of a number of newly issued shares (the “Exchange Shares”) of CIC’s common stock, par value $0.001 per share (the “Common Stock”) representing an aggregate of 85% (subject to adjustment as set forth herein) of the issued and outstanding shares of Common Stock immediately following the Closing, and the Ding Neng Shareholders desire to exchange their respective Ding Neng Shares for the Exchange Shares on the terms described herein; and

WHEREAS, prior to the closing of the Exchange (the “Closing”), (1) the Common Stock shall be subject to a reverse split on a basis between 1:20 and 1:40, to be determined by the CIC Board of Directors within five business days of the date of the Closing (the “Reverse Split”), to facilitate the compliance of CIC following the Closing Date with the initial listing requirements of the Nasdaq Capital Market and (2) CIC shall obtain all necessary approvals and consents required to change its name to China Bio-Energy Corp. effective as of the Closing (the “Name Change”); and

WHEREAS, on the date of the closing (the “Closing Date”), and as a result of the transactions contemplated hereby, Ding Neng will become a wholly-owned subsidiary of CIC.

NOW THEREFORE, on the basis of the foregoing stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DING NENG

As an inducement to, and to obtain the reliance of CIC, except as set forth in the Schedules of Ding Neng attached hereto (the “Ding Neng Schedules”), Ding Neng, DBT, WOFE and Ding Neng Bio-Tech hereby each represent and warrant, solely on behalf of itself, to CIC as of the date hereof and as of the Closing Date.  All references to the Group or each of Ding Neng, DBT, WOFE or Ding Neng Bio-Tech in this Article I shall be deemed to also refer to its respective subsidiaries and affiliates.  As used herein, the term “knowledge of the Group” or similar language refers to the actual knowledge of the executive officers and directors of Ding Neng Bio-Tech.

Section 1.01         Organization.  Each member of the Group is organized under the laws of the jurisdiction set forth in Schedule 1.01 of the Ding Neng Schedules, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Group to be conducted.  Each member of the Group is in possession of all governmental or third party approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its respective business as it is now being conducted and to consummate the transactions contemplated by this Agreement.  No member of the Group is in violation of any of the provisions of their respective charter or organization documents.  The ownership records (which have been delivered to CIC) of each Group member’s registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of their respective organization.  No member of the Group is required to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect on Ding Neng.  As used herein, “Material Adverse Effect” shall mean any material, adverse effect on: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the entity or individual to which such statement applies, taken as a whole; or (ii) the ability of such entity or individual to perform its obligations hereunder, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (A) any change in general economic conditions in the industries or markets in which such entity or individual operates so long as such entity or individual is not disproportionately (in a material manner) affected by such changes; (B) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as such entity or individual is not disproportionately (in a material manner) affected by such changes; (C) changes in United States generally accepted accounting principles, or the interpretation thereof; or (D) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

Section 1.02         Capitalization.

(a)           The number of shares which Ding Neng is authorized to issue consists of 50,000 shares, par value US$0.10 per share.  There are 50,000 shares of Ding Neng currently issued and outstanding.  The issued and outstanding shares of Ding Neng are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.  All of the issued and outstanding shares of Ding Neng are held legally and beneficially by the Ding Neng Shareholders.  As of the Closing Date, no shares of Ding Neng will be reserved for issuance upon the exercise of outstanding options, warrants or other equity-linked securities of Ding Neng.  All outstanding equity of Ding Neng has been issued and granted in compliance with: (i) all applicable securities laws and other applicable laws and regulations and (ii) all requirements set forth in any material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Ding Neng is a party or by which it or any of its assets or properties are bound, all of which are set forth on Schedule 1.09 to the Ding Neng Disclosure Schedules (the “Ding Neng Material Contracts”).

(b)           There are no equity securities or similar ownership interests of any class of any equity security of Ding Neng, or any securities exchangeable or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding.  Except as contemplated by this Agreement or as set forth on Schedule 1.02 of the Ding Neng Schedules, there are no subscriptions, options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Ding Neng is a party or by which it is bound obligating Ding Neng to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of Ding Neng or obligating Ding Neng to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or similar agreement.

(c)           Except as contemplated by this Agreement and except as set forth in Schedule 1.02 of the Ding Neng Schedules, there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Ding Neng is a party or by which it is bound with respect to any equity security of any class of Ding Neng, and there are no material agreements to which Ding Neng is a party, or which Ding Neng has knowledge of, which conflicts with this Agreement or the transactions contemplated herein or otherwise prohibits the consummation of the transactions contemplated hereunder.

Section 1.03         Subsidiaries.  Except as set forth on Schedule 1.03 of the Ding Neng Schedules (which sets forth the corporate structure of the Group and the jurisdiction of organization), Ding Neng does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other entity directly or indirectly.

Section 1.04         Financial Statements.

(a)           On or before the Closing Date, CIC shall have been furnished with: (i) the audited balance sheets of Ding Neng Bio-Tech as of December 31, 2009 and December 31, 2008 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2009 and December 31, 2008 together with the notes to such statements and the opinion of Malone Bailey, LLP, independent certified public accountants, and (ii) the unaudited financial statements of Ding Neng Bio-Tech for the nine months ended September 30, 2010 (the “Ding Neng Financial Statements”).

(b)           Each set of financial statements (including, in each case, any related notes thereto) provided pursuant to Section 1.04(a) were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Ding Neng at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect.

(c)           As of the date of all balance sheets included in each set of financial statements provided pursuant to Section 1.04(a), except as and to the extent reflected or reserved against therein, Ding Neng Bio-Tech had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly in all material respects the value of the assets of Ding Neng Bio-Tech, in accordance with U.S. generally accepted accounting principles.  All statements of operations, stockholders’ equity and cash flows included in the Ding Neng Bio-Tech financial statements reflect fairly in all material respects the information required to be set forth therein by U.S. generally accepted accounting principles.

Section 1.05         Information.

(a)           The information concerning the Group set forth in this Agreement and the Ding Neng Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

(b)           None of the information supplied or to be supplied by the Group for inclusion in the information statement, to be filed by CIC, with respect to the transactions contemplated hereby (the “Information Statement”) will, at the date it is first mailed to CIC’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Solely with respect to information provided by the Group for inclusion in the Information Statement, such information will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, it being understood that no representation or warranty is made by the Group with respect to overall form of the Information Statement or statements made or incorporated by reference therein based solely on information supplied by CIC in writing for inclusion or incorporation by reference in the Information Statement.  None of the information supplied or to be supplied by the Group for inclusion in the Information Statement shall, at the time such document is filed, at the time amended or supplemented, or at the time the Information Statement is declared effective by the Securities and Exchange Commission (the “SEC”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 1.06         Options or Warrants.  Except as set forth in Schedule 1.06 of the Ding Neng Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of any member of the Group.

Section 1.07         Absence of Certain Changes or Events.  Except as disclosed on Schedule 1.07 of the Ding Neng Schedules or the Ding Neng Financial Statements (with respect to subsequent events), since June 30, 2010:

(a)           There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Group;

(b)           No member of the Group has:

(i)           amended its memorandum of association or articles of association or other organizational documents;

(ii)          declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares;

(iii)         made any material change in its method of management, operation or accounting,

(iv)        entered into any other material transaction other than in the ordinary course of its business;

(v)         made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(vi)        granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof,

(vii)       borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business;

(viii)      sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims (except as contemplated hereby);

(ix)         issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement and the transactions contemplated hereby;

(x)          experienced any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(xi)         made any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation, except in the ordinary course of business; or

(xii)        made any arrangement or commitments by which Ding Neng, DBT, WOFE or Ding Neng Bio-Tech to do any of the things described in this Section 1.07.

Section 1.08         Litigation and Proceedings.  Except as disclosed on Schedule 1.08 of the Ding Neng Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Group, threatened by or against the Group or affecting the Group or their respective properties, at law or in equity, before any court or any government, any state or other political subdivision thereof, or any other entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), or before any arbitrator of any kind.  No member of the Group has any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or Governmental Authority.

Section 1.09         Contracts.

(a)           Schedule 1.09 contains any oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of members of the Group.

(b)           The Ding Neng Material Contracts are valid and enforceable by the applicable members of the Group in all respects, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies are subject to the discretion of the court before which any proceeding therefore may be brought.

(c)           With respect to each Ding Neng Material Contract: (i) such Ding Neng Material Contract is in full force and effect; (ii) no member of the Group is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by any member of the Group, or permit termination or acceleration by the other party, under the Ding Neng Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) to the Group’s knowledge, no other party to the Ding Neng Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by any member of the Group, under any Ding Neng Material Contract.

Section 1.10         No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any Ding Neng Material Contract to which a member of the Group is a party or to which any of their respective assets, properties or operations are subject, or result in the creation of a Lien (as defined in Section 3.01) upon any of the properties or assets of any member of the Group (b) conflict with the charter documents, or (c) conflict with any material judgment, order, decree or Law (defined in Section 1.11).

Section 1.11         Compliance With Laws and Regulations.  Each member of the Group is in compliance with all foreign, federal, state or local orders, statutes, laws, rules, regulations, ordinances, writs, injunctions, arbitration awards, directives, judgments, decrees, principles of common law, constitution, treaty or any interpretation thereof enacted, promulgated, issued, enforced or entered by any Governmental Authority (each, a “Law” and collectively, the “Laws”) applicable to it and the conduct of their respective businesses as currently conducted.  No member of the Group is in conflict with, or in default or violation of, nor have any of them received any notice of any conflict with, or default or violation of, (A) any applicable Law by which such member of the Group or any their respective property or assets is bound or affected, or (B) any Ding Neng Material Contract to which such member of the Group is a party or by which such member or any property, asset or right of any member is bound or affected, except, in each case, for any such conflicts, defaults or violations that would not reasonably be expected to be material to such member.  There is no pending or, to the knowledge of Ding Neng, threatened proceeding or investigation to which any member of the Group is subject before any Governmental Authority regarding whether such member has violated in any material respect any applicable Laws.  No member of the Group has received notice of any material violation of, or noncompliance with, any Law applicable to such member or directing such member to take any remedial action with respect to such applicable Law or otherwise, and no material deficiencies of any member of the Group have been asserted by any Governmental Authority with respect to possible violations of any applicable Laws.  Each member of the Group has filed all material reports, statements, documents, registrations, filings or submissions required to be filed with any regulatory or Governmental Authority, and all such reports, registrations, filings and submissions are in compliance (and complied at the relevant time) with applicable Law and no material deficiencies have been asserted by any such Governmental Authority with respect to any reports, statements, documents, registrations, filings or submissions required to be filed with respect to any member of the Group with any Governmental Authority that have not been remedied.

Section 1.12         Authority; Execution and Delivery; Enforceability. Ding Neng has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions described herein. The execution and delivery by Ding Neng of this Agreement and the consummation by Ding Neng of the transactions described herein have been duly authorized and approved by the Board of Directors of Ding Neng and no other corporate proceedings on the part of Ding Neng are necessary to authorize this Agreement and the transactions described herein.  When executed and delivered, this Agreement will be enforceable against Ding Neng in accordance with its terms.

Section 1.13         Valid Obligation.  This Agreement and all agreements and other documents executed by Ding Neng in connection herewith constitute the valid and binding obligation of Ding Neng, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.14         Transactions With Affiliates and Employees.  Except as set forth in Schedule 1.14 of the Ding Neng Schedules, none of the officers or directors of the Group and, to the knowledge of the Group, none of the employees of the Group is presently a party to any transaction with any member of the Group (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Group, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CIC

As an inducement to, and to obtain the reliance of Ding Neng and the Ding Neng Shareholders, except as set forth on the Schedules of CIC attached hereto (the “CIC Schedules”), CIC, for itself and its subsidiaries and affiliates, hereby makes the following representations and warranties to Ding Neng and the Ding Neng Shareholders, as of the date hereof and as of the Closing Date.  All references to CIC in this Article II shall be deemed to refer to CIC, its subsidiaries and its affiliates.  As used herein, the term “knowledge of CIC” or similar language refers to the knowledge of Zhenyu Wang.

Section 2.01         Organization.  Except as set forth in Schedule 2.01 of the CIC Schedules, CIC is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CIC’s certificate of incorporation or bylaws.  CIC has taken all action required by law, rule, regulation (including, without limitation, all requirements of NASDAQ and FINRA), its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby (including, without limitation, the Reverse Split and Name Change), and, except as subject to the Law, CIC has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02         Capitalization.

(a)           CIC’s authorized capitalization consists of 100,000,000 shares of Common Stock, of which 46,000,000 shares are issued and outstanding.  All issued and outstanding shares of Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person or entity.  As of the Closing Date, no shares of Common Stock will be reserved for issuance upon the exercise of outstanding options, warrants or other equity-linked securities of CIC.  All outstanding Common Stock has been issued and granted in compliance with: (i) all applicable securities laws and other applicable laws and regulations and (ii) all requirements set forth in any material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which CIC is a party or by which it or any of its assets or properties are bound, all of which are set forth on Schedule 2.08 to the CIC Disclosure Schedules (the “CIC Material Contracts”).

(b)           There are no equity securities or similar ownership interests of any class of any equity security of CIC, or any securities exchangeable or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding.  Except as contemplated by this Agreement or as set forth on Schedule 2.02 of the CIC Schedules, there are no subscriptions, options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which CIC is a party or by which it is bound obligating CIC to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of CIC or obligating CIC to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or similar agreement.

(c)           Except as contemplated by this Agreement and except as set forth in Schedule 2.02 of the CIC Schedules and the CIC SEC Reports, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which CIC is a party or by which it is bound with respect to any equity security of any class of CIC, and there are no agreements to which CIC is a party, or which CIC has knowledge of, which conflicts with this Agreement or the transactions contemplated herein or otherwise prohibits the consummation of the transactions contemplated hereunder.

Section 2.03         Subsidiaries and Predecessor Corporations.  Except as set forth on Schedule 2.03 of the CIC Schedules and the CIC SEC Reports, CIC does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other entity.

Section 2.04         SEC Filings; Financial Statements.

(a)           Except as set forth on Schedule 2.04(a) of the CIC Schedules, CIC has filed all forms, reports, schedules, statements and other documents required to be filed or furnished to the SEC since December 31, 2008 under the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement up to the Closing Date.  Except as set forth on Schedule 2.04(a) of the CIC Schedules, the reports, registration statements and definitive proxy statements filed by CIC with the SEC since December 18, 2007 (the “CIC SEC Reports”): (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed with the SEC (except to the extent that information contained in any CIC SEC Report has been revised or superseded by a later filed CIC SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  All certifications and statements of CIC required by (i) Rules 13a-14 or 15d-14 under the Exchange Act, or (ii) 18 U.S.C. §1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any CIC SEC Report (collectively, the “Certifications”) are each true and correct.  Except as disclosed in CIC’s Form 10-Ks for the years ended June 30, 2009 and 2010, CIC maintains disclosure controls and procedures required by Rules 13a-15(e) or 15d-15(e) under the Exchange Act; such controls and procedures are not effective to ensure that all material information concerning CIC is made known on a timely basis to the individuals responsible for the preparation of CIC’s filings with the SEC and other public disclosure documents.  Except as disclosed in the CIC SEC Reports and Schedule 2.04(a) of the CIC Schedules, each director and executive officer of CIC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 31, 2008.

(b)           CIC has made available to the Ding Neng Shareholders a correct and complete copy, or there has been available on the EDGAR system maintained by the SEC, copies of each CIC SEC Report, which are all the forms, reports and documents filed by CIC with the SEC since December 31, 2008.  As of their respective dates, the CIC SEC Reports: (i) complied in all material respects with the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such CIC SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           Each set of financial statements (including, in each case, any related notes thereto) contained in the CIC SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of CIC at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect.

(d)           As of the date of all balance sheets included in the CIC SEC Reports, except as and to the extent reflected or reserved against therein, CIC had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly in all material respects the value of the assets of CIC, in accordance with U.S. generally accepted accounting principles.  All statements of operations, stockholders’ equity and cash flows included in the CIC SEC Reports reflect fairly in all material respects the information required to be set forth therein by U.S. generally accepted accounting principles.

(e)           Except as disclosed with respect to internal control over financial reporting set forth in CIC’s annual reports on Form 10-K for the fiscal years ended June 30, 2009 and 2010, since December 31, 2008, CIC has maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f)           Except as set forth in Schedule 2.04(f) of the CIC Schedules, CIC has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(g)           Except as set forth in Schedule 2.04(g) of the CIC Schedules, CIC has filed all state, federal or local income and/or franchise tax returns required to be filed by it from December 31, 2008 to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(h)           Neither CIC nor any manager, director, officer or employee of CIC has received any complaint, allegation, assertion or claim, whether or not in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of CIC or its internal accounting controls, including any complaint, allegation, assertion or claim that CIC has engaged in questionable accounting or auditing practices.  No attorney representing CIC, whether or not employed by CIC, has reported evidence of any violation of consumer protection or securities laws, breach of fiduciary duty or similar violation by CIC or any of its officers, directors, employees or agents to the Board of Directors of CIC or any committee thereof or to any director or executive officer of CIC.

(i)           The books and records, financial and otherwise, of CIC are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.05         Information.

(a)           The information concerning CIC set forth in this Agreement, the CIC Schedules and the CIC SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, CIC has fully disclosed in writing to Ding Neng and the Ding Neng Shareholders (through this Agreement, the CIC Schedules or the CIC SEC Reports) all information relating to matters involving CIC or its assets or its present or past operations or activities, since December 18, 2007, which indicate, in the aggregate, the existence of a greater than $50,000 liability or either alone or in aggregation with other information covered by this Section 2.05, otherwise have a Material Adverse Effect, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters or proceedings and transactions with affiliates.

(b)           None of the information supplied or to be supplied by CIC for inclusion or incorporation by reference in (a) any Current Report on Form 8-K or any other report, form, registration, or other filing made with any Governmental Authority with respect to the transactions contemplated hereby or (b) the Information Statement will, at the date it is first mailed to CIC’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by CIC with respect to statements made or incorporated by reference therein based solely on information supplied by Ding Neng in writing for inclusion or incorporation by reference in the Information Statement.  None of the information supplied or to be supplied by CIC for inclusion in the Information Statement shall, at the time such document is filed, at the time amended or supplemented, or at the time the Information Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.06         Absence of Certain Changes or Events.  Since the date of the most recent CIC balance sheet included in the CIC SEC Reports:

(a)           There has not been: (i) any material adverse change in the business, operations, properties, assets or condition of CIC or (ii) any damage, destruction or loss to CIC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of CIC;

(b)           CIC has not: (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of CIC; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements of any kind or nature outside the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $10,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)           Except as disclosed in the CIC SEC Reports, since June 30, 2010, CIC has not: (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent CIC balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer any of its assets, properties or rights or canceled, or agreed to cancel, any debts or claims; (vi) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CIC; or (vii) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)           CIC has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of CIC as described in its financial statements.

Section 2.07         Litigation and Proceedings.  There are no actions, suits, orders, proceedings or investigations pending or, to the knowledge of CIC, threatened by or against CIC or affecting CIC or its properties, at law or in equity, before any court or other Governmental Authority or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed on Schedule 2.07 of the CIC Schedules.  CIC has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or Governmental Authority or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.08         Contracts.

(a)           Schedule 2.08 contains any oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of CIC.

(b)           The CIC Material Contracts are valid and enforceable in all respects, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies are subject to the discretion of the court before which any proceeding therefore may be brought.

(c)           With respect to each CIC Material Contract: (i) such CIC Material Contract is in full force and effect; (ii) CIC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by CIC, or permit termination or acceleration by the other party, under the CIC Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) to CIC’s knowledge, no other party to the CIC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by CIC, under any CIC Material Contract.

Section 2.09         No Violations.  The execution and delivery by CIC of this Agreement and the consummation by CIC of the transactions contemplated hereby, and compliance by CIC with the provisions hereof, will not (i) conflict with or violate any provision of the certificate of incorporation or bylaws or other governing instruments of CIC, (ii) require any consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any CIC Material Contract or by which CIC’s assets are bound, (iii) result (immediately or with the passage of time or otherwise) in the creation or imposition of any encumbrance upon any of the properties, rights or assets of CIC, or (iv) conflict with, contravene or violate in any respect any law to which CIC or any of its assets or properties is subject.

Section 2.10         Filings, Consents and Approvals.  Except for those filings required to be made with the Delaware Secretary of State, the SEC and the NASDAQ Stock Market, CIC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other Governmental Authority or other person or entity in connection with: the execution, delivery and performance by CIC of this Agreement or any document or instrument contemplated hereby or thereby, or in connection with the Exchange, the Reverse Split, the Name Change and all other transactions contemplated hereby.  Except for those filings required to be made with the Delaware Secretary of State, the SEC and the NASDAQ Stock Market, the execution, delivery and performance by CIC of this Agreement and the transactions contemplated hereby, and the consummation of the Exchange, do not and will not require any material registration with, consent or approval of, or notice to or other action to, with or by, any Governmental Authority.

Section 2.11         Compliance With Laws and Regulations.  Except as set forth in Schedule 2.11 of the CIC Schedules, CIC is in compliance with all Laws applicable to it and the conduct of its business as currently conducted.  Except as set forth in Schedule 2.11 of the CIC Schedules, CIC is not in conflict with, or in default or violation of, nor has it received any notice of any conflict with, or default or violation of, (A) any applicable Law by which CIC or any of its property or assets is bound or affected, or (B) any CIC Material Contract to which CIC is a party or by which CIC or any property, asset or right of CIC is bound or affected, except, in each case, for any such conflicts, defaults or violations that would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 2.11 of the CIC Schedules, CIC has not received notice of any material violation of, or noncompliance with, any Law applicable to CIC or directing CIC to take any remedial action with respect to such applicable Law or otherwise, and no material deficiencies of CIC have been asserted by any Governmental Authority with respect to possible violations of any applicable Laws.  Except as set forth in Schedule 2.11 of the CIC Schedules, CIC has filed all material reports, statements, documents, registrations, filings or submissions required to be filed with any regulatory or Governmental Authority, and all such reports, registrations, filings and submissions are in compliance (and complied at the relevant time) with applicable Law and no material deficiencies have been asserted by any such Governmental Authority with respect to any reports, statements, documents, registrations, filings or submissions required to be filed by CIC with any Governmental Authority that have not been remedied.

Section 2.12         NASDAQ Capital Market Listing.  The Common Stock is listed on the NASDAQ Capital Market and, except as disclosed in the CIC SEC Reports, there is no action pending, or to CIC’s knowledge, threatened against CIC by NASDAQ or FINRA with respect to any intention by such entities to prohibit or terminate the listing of CIC or the Common Stock.

Section 2.13         Registration of the Common Stock.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and CIC has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has CIC received any notification that the SEC is contemplating terminating such registration.  CIC is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such registration requirements.

Section 2.14         Application of Takeover Protections.  CIC has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under CIC’s organizational documents (or similar charter documents) that is or could become applicable as a result of the Exchange.

Section 2.15         Approval of Agreements.  The Board of Directors and the holders of at least a majority of the issued and outstanding voting stock of CIC have duly authorized the execution and delivery of this Agreement by CIC and the transactions contemplated hereby, including, but not limited to, the Exchange, Reverse Split and Name Change.

Section 2.16         Material Transactions or Affiliations.  Except as disclosed in the CIC SEC Reports, there exists no contract, agreement or arrangement between CIC and any predecessor and any person or entity who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by CIC to own beneficially, 5% or more of the issued and outstanding Common Stock and which is to be performed in whole or in part after the date hereof or was entered into since December 31, 2008.  Except as disclosed in the CIC SEC Reports, neither any officer, director, nor 5% stockholders of CIC has, or has had since December 31, 2008, any known interest, direct or indirect, in any such transaction with CIC which was material to the business of CIC.  CIC has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.17         Bank Accounts; Power of Attorney.  Set forth on Schedule 2.17 of the CIC Schedules is a true and complete list of: (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by CIC within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of CIC, (b) all safe deposit boxes and other similar custodial arrangements maintained by CIC within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from CIC or who are otherwise authorized to act on behalf of CIC with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.18         Valid Obligation.  This Agreement and all agreements and other documents executed by CIC in connection herewith constitute the valid and binding obligations of CIC, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 2.19         Title to Property.  Except as disclosed in the CIC SEC Reports, CIC does not own or lease any real property or personal property, and there are no options or other contracts under which CIC has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.20         Questionable Payments. Neither CIC nor, to CIC’s knowledge, any of its current 10% or more stockholders, directors, officers, employees, agents or other persons or entities acting on behalf of CIC, has on behalf of CIC or in connection with CIC’s business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of CIC; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 2.21         Solvency.  Since December 31, 2008, CIC has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) except as disclosed in the CIC SEC Reports, admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

Section 2.22         OFAC.  None of CIC nor, to the knowledge of CIC, any director, officer, agent, employee, affiliate or person acting on behalf of CIC, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and CIC has not heretofore engaged in any transaction to lend, contribute or otherwise make available its funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

Section 2.23         Intellectual Property.  Except as disclosed in the CIC SEC Reports, CIC does not own, license or otherwise have any right, title or interest in any intellectual property.

Section 2.24         Employees; Consultants, etc.  Except as disclosed in the CIC SEC Reports, CIC has no employees, officers, directors, agents or consultants.  Except as disclosed in the CIC SEC Reports, CIC maintains no employee benefit plans or programs of any kind or nature.

Section 2.25         Insurance.  CIC does not hold or maintain, nor is CIC obligated to hold or maintain, any insurance on behalf of itself or its assets or for any officer, director, employee or stockholder of CIC.

Section 2.26         Absence of Certain Changes.

(a)           Except as disclosed in the CIC SEC Reports or as set forth in Schedule 2.26 of the CIC Schedules, since December 31, 2008, CIC and its subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice and there has not occurred any action that would constitute a breach of this Section 2.26 if such action were to occur or be taken after the date of this Agreement.

(b)           Except as disclosed in the CIC SEC Reports, since December 31, 2008, there has not been any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to have a Material Adverse Effect on CIC or any of its subsidiaries.

Section 2.27         Taxes and Returns.

(a)           Except as set forth in Schedule 2.27(a) of the CIC Schedules, CIC has or will have timely filed, or caused to be timely filed, all material federal, state, local and foreign tax returns and reports required to be filed by it (collectively, “Tax Returns”), which such Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material taxes required to be paid, collected or withheld, other than such taxes for which adequate reserves in the CIC Financials have been established in accordance with GAAP.  Schedule 2.27(a) of the CIC Schedules sets forth each jurisdiction where CIC files or is required to file a Tax Return.  There are no claims, assessments, audits, examinations, investigations or other proceedings pending against CIC in respect of any Tax, and CIC has not been notified in writing of any proposed Tax claims or assessments against CIC (other than, in each case, claims or assessments for which adequate reserves in CIC’s financial statements have been established in accordance with GAAP or are immaterial in amount).  There are no material encumbrances with respect to any taxes upon any of CIC’s assets, other than (i) taxes, the payment of which is not yet due, or (ii) taxes or charges being contested in good faith by appropriate proceedings and for which adequate reserves in the CIC’s financial statements have been established in accordance with GAAP.  CIC does not have any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of taxes.  There are no outstanding requests by CIC for any extension of time within which to file any Tax Return or within which to pay any taxes shown to be due on any Tax Return.

(b)           CIC has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which CIC is the common parent corporation) qualifying for, or intended to qualify for, tax-free treatment under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) (i) within the two-year period ending on the date hereof or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Exchange.

(c)           CIC is not nor (i) has been at any time since December 31, 2008 a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and (ii) since December 31, 2008 has ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any tax purposes other than a group of which CIC is or was the common parent corporation.

(d)           Except as disclosed in the CIC SEC Reports or as would not reasonably be expected to have a Material Adverse Effect, CIC has not made any change in accounting method or received a ruling from, or signed an agreement with, any taxing authority.

(e)           CIC is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

(f)           CIC has not participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4.

(g)           CIC has not taken any action that would reasonably be expected to give rise to (i) a “deferred intercompany transaction” within the meaning of Treasury Regulation Section 1.1502-13 or an “excess loss account” within the meaning of Treasury Regulation Section 1.1502-19, or (ii) the recognition of a deferred intercompany transaction.

(h)           Since December 31, 2008, CIC has not (i) changed any tax accounting methods, policies or procedures except as required by a change in law, (ii) made, revoked, or amended any material tax election, (iii) filed any amended Tax Returns or claim for refund, or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material tax liability or refund.

Section 2.28         Restrictions on Business Activities.  Except for this Agreement, there is no agreement or other binding provisions upon CIC or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any respect any business practice of CIC or any of its subsidiaries as their businesses are currently conducted, any acquisition of property by CIC, the conduct of business by CIC as currently conducted, or restricting in any material respect the ability of CIC from engaging in business as currently conducted or from competing with other parties.

Section 2.29         Employee Benefit Plans.

(a)           Except as disclosed in the CIC SEC Reports, CIC does not have or maintain any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of CIC.

(b)           Except as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event or events, (i) entitle any current or former employee, manager, director or consultant of CIC to any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or an obligation to fund benefits with respect to any employee or director of CIC, or (iii) increase the amount of compensation due any such employee, director or consultant.

Section 2.30         Investment Company Act.  CIC is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

Section 2.31         Books and Records.  All of the books and records of CIC are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable Laws and standard industry practices with regard to the maintenance of such books and records.  The records, systems, controls, data and information of CIC are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of CIC or its accountants (including all means of access thereto and therefrom).

Section 2.32         Finders and Investment Bankers.  Except for Maxim Group, LLC, the fees of which will be borne by Ding Neng and paid pursuant to separate agreement, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of CIC.

Section 2.33         Environmental Matters.  Except for such matters that are not reasonably expected to have a Material Adverse Effect, CIC: (i) has, to the knowledge of CIC, complied with all applicable environmental Laws; (ii) has not received any notice, demand, letter, claim or request for information alleging that CIC may be in violation of or liable under any environmental law; and (iii) is not subject to any order or other arrangement with any Governmental Authority or subject to any indemnity or other agreement with any third party relating to liability under any environmental Law.

Section 2.34         Insurance Business.  Since December 18, 2007, CIC’s operations were limited to the following, all of which took place in, and were subject solely to the laws of, the PRC: acting as an insurance agent selling motor vehicle, property and life insurance, providing website development services and maintaining a website as an advertising medium for insurance related companies, developing software for use in the insurance industry and support services related to the foregoing.

Section 2.35         Business Practices.  To CIC’s knowledge, none of CIC, any CIC subsidiary, or any manager, director, officer, or any auditor or accountant of CIC or any CIC subsidiary or any employee of CIC or any CIC subsidiary has received any complaint, allegation, assertion or claim, whether or not in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of CIC or any CIC subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CIC or any CIC subsidiary has engaged in questionable accounting or auditing practices.  No attorney representing CIC or any CIC subsidiary, whether or not employed by CIC or any CIC subsidiary, has reported evidence of any violation of consumer protection, insurance or securities Laws, breach of fiduciary duty or similar violation by CIC or any of its officers, directors, employees or agents to the Board or any committee thereof or to any director or executive officer of CIC.

Section 2.36         Regulatory Agreements; Permits.

(a)           There are no (1) written agreements, consent agreements, memoranda of understanding, commitment letters, cease and desist orders, or similar undertakings to which CIC or any CIC subsidiary is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, (2) orders or directives of or supervisory letters from a Governmental Authority specifically with respect to CIC or any CIC subsidiary, or (3) resolutions or policies or procedures adopted by CIC or a CIC subsidiary at the request of a Governmental Authority, that (A) limit in any material respect the ability of CIC or any of the CIC subsidiaries to issue insurance policies, (B) in any manner impose any requirements on CIC or any of the CIC subsidiaries in respect of risk-based capital requirements that materially add to or otherwise materially modify in any respect the risk-based capital requirements imposed under applicable Laws, (C) require CIC or any of its affiliates to make capital contributions, purchase surplus notes or make loans to a CIC subsidiary, or (D) in any manner relate to the ability of CIC or any of the CIC subsidiaries to pay dividends or otherwise materially restrict the conduct of business of CIC or any of the CIC subsidiaries in any respect.

(b)           CIC and the CIC subsidiaries hold all permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, orders and other governmental authorizations, certificates, consents and approvals necessary to lawfully conduct their businesses as presently conducted and contemplated to be conducted, and to own, lease and operate their assets and properties (collectively, the “CIC Permits”), all of which are in full force and effect, and no suspension or cancellation of any of the CIC Permits is pending or, to the knowledge of CIC, threatened, except where the failure of any CIC Permits to have been in full force and effect, or the suspension or cancellation of any of the CIC Permits, would not reasonably be expected to have, individually or in the aggregate, a CIC Material Adverse Effect.  Schedule 2.36(b) of the CIC Schedules sets forth each CIC Permit.  CIC and the CIC subsidiaries are not in violation in any material respect of the terms of any CIC Permit.

(c)           No investigation, review or market conduct examination by any Governmental Authority with respect to CIC or any CIC subsidiary is pending or, to the knowledge of CIC, threatened, nor does CIC have knowledge of any Governmental Authority’s intention to conduct any such investigation or review.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE DING NENG SHAREHOLDERS

As an inducement to CIC, each Ding Neng Shareholder, severally but not jointly, hereby represents and warrants to CIC, as of the date hereof and as of the Closing Date, as follows.

Section 3.01    Ding Neng Shares.  Such Ding Neng Shareholder is the record and beneficial owner, and has good title to, the Ding Neng Shares appearing next to such Ding Neng Shareholder’s name on Schedule A hereto.  Such Ding Neng Shareholder has the right and authority to sell and deliver its Ding Neng Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements (collectively, the “Liens”), restrictions on transfer or adverse claims of any nature whatsoever, except as disclosed in Schedule 3.01 to the Ding Neng Schedules.  Upon delivery of any certificate or certificates duly assigned, representing the Ding Neng Shares as herein contemplated and/or upon the registering of CIC as the new owner of the Ding Neng Shares in the share register of Ding Neng, CIC will receive good title to the Ding Neng Shares owned by such Ding Neng Shareholder free and clear of any Liens.

Section 3.02    Power and Authority. Such Ding Neng Shareholder has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his, her or its obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of such Ding Neng Shareholder, enforceable against such Ding Neng Shareholder in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.03    No Conflicts.  The execution and delivery of this Agreement by such Ding Neng Shareholder and the performance by such Ding Neng Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Authority under any Laws; (b) will not violate any Laws applicable to such Ding Neng Shareholder and (c) will not violate or breach any contractual obligation to which such Ding Neng Shareholder is a party.

Section 3.04    Purchase Entirely for Own Account.  Such Ding Neng Shareholder is acquiring the Exchange Shares pursuant to the terms hereof for investment for such Ding Neng Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and such Ding Neng Shareholder has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.05    Acquisition of Exchange Shares for Investment.

(a)           Such Ding Neng Shareholder represents and warrants that he: (i) can bear the economic risk of his investment in the Exchange Shares, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Exchange Shares.

(b)           Such Ding Neng Shareholder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) and understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Ding Neng Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Such Ding Neng Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, such Ding Neng Shareholder was outside of the United States.

(c)           Such Ding Neng Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(d)           Such Ding Neng Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of unless in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.

(e)           Such Ding Neng Shareholder understands that he may not engage in hedging transactions with regards to the Exchange Shares unless in compliance with the Securities Act.

(f)           Such Ding Neng Shareholder understands that the Exchange Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Ding Neng Shareholder’s representations as expressed herein.

ARTICLE IV
PLAN OF EXCHANGE

Section 4.01    The Exchange.

(a)           On the terms and subject to the conditions set forth in this Agreement, on the Closing Date each Ding Neng Shareholder shall assign, transfer and deliver, free and clear of all Liens, all of the Ding Neng Shares owned by such Ding Neng Shareholder, as set forth opposite such Ding Neng Shareholder’s name on Schedule A, to CIC.

(b)           In consideration of the transfer of the Ding Neng Shares to CIC by the Ding Neng Shareholders, CIC shall cause the Exchange Shares to be issued to the Ding Neng Shareholders in the amounts set forth on Schedule A hereto, representing in the aggregate 85% of the issued and outstanding shares of Common Stock immediately following the Closing, pursuant to an irrevocable letter executed by CIC, addressed to Corporate Stock Transfer, Inc., CIC’s transfer agent (the “Transfer Agent Letter”), attached hereto as Exhibit A, and dated as of the Closing Date.  Notwithstanding the foregoing, in the event Greenstone Holdings Group LLC, or any of its subsidiaries, affiliates or related parties (collectively, “Greenstone”) owns any shares of Common Stock, directly or indirectly (including shares of Common Stock underlying warrants, options or other derivative securities convertible into shares of Common Stock), or has the right to receive or acquire shares of Common Stock, the Ding Neng Shareholders shall be entitled to receive an additional number of shares of Common Stock such that the Ding Neng Shareholders actually received an aggregate number of shares of Common Stock equal to 85% of the issued and outstanding shares of Common Stock immediately following the Closing.  The provisions of this Section 4.01(b) shall survive the Closing for a period of two (2) years.

(c)           On the Closing Date, each Ding Neng Shareholder shall, on surrender of its certificate or certificates representing the Ding Neng Shares owned by such Ding Neng Shareholder, be entitled to receive the Exchange Shares.

(d)           Immediately after the Closing, CIC shall issue to Maxim Group, LLC or its designated affiliate(s) (collectively, “Maxim”) a number of newly issued shares of Common Stock  representing an aggregate of 4.5% of the issued and outstanding Common Stock immediately following the Closing (the “Maxim Shares”).  If at any time on or after the Closing CIC proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by CIC for its own account or for shareholders of CIC for their account, other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to CIC’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of CIC or (iv) for a dividend reinvestment plan, then CIC shall (x) give written notice of such proposed filing to Maxim as soon as practicable but in no event less than twenty (20) days before the first anticipated filing date of the registration statement with the SEC, and (y) offer to Maxim in such notice the opportunity to register the sale of such number of Maxim Shares as Maxim may request in writing within ten (10) days following receipt of such notice.

(e)           No certificates or scrip representing fractional shares or book-entry credit of the same shall be issued upon the surrender of the Ding Neng Shares for the Exchange Shares.  Each Ding Neng Shareholder who receives Exchange Shares who would otherwise have been entitled to receive a fraction of a share of Common Stock shall have such fractional share rounded up to the nearest whole number.

Section 4.02    Closing.  The Closing shall take place at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York, within 10 days of notification of satisfaction (or waiver) of the conditions to the Closing set forth in Articles VI and VII below (or such later date as is mutually agreed to by the parties hereto).

Section 4.03    Closing Events.  At the Closing, CIC, Ding Neng and the Ding Neng Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings and such other documents and instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE V
OTHER AGREEMENTS AND COVENANTS

Section 5.01    Legends.  Each Ding Neng Shareholder acknowledges and agrees that each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Section 5.02    Delivery of Books and Records.  At the Closing, CIC shall deliver to the officers and directors of the post-acquisition entity the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of CIC which is now in the possession of CIC or its representatives.

Section 5.03    Third Party Consents and Certificates.  The parties hereto agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04    Director and Officer.  Concurrently with the Closing: (i) Zhenyu Wang shall resign from his positions as the CEO and director of CIC, effective as of the Closing Date and, immediately thereafter, he shall enter into a new employment agreement with CIC, a form of which is attached hereto as Exhibit B, (ii) CIC shall appoint: Xinfeng Nie as Chairman of the Board of Directors of CIC.

Section 5.05    Assistance with Post-Closing SEC Reports and Inquiries.   Following the Closing Date, CIC shall cause Zhenyu Wang to use his reasonable best efforts to provide such information available to him, including information, filings, reports, financial statements or other circumstances of CIC occurring, reported or filed prior to the Closing, as required by CIC for the preparation of the reports which CIC will be required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act.

Section 5.06    No Solicitation.

(a)           CIC and each member of the Group shall not, nor shall they authorize or permit any of their directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) retained by them or any of their respective affiliates to, directly or indirectly through another person, (i) solicit, initiate or encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any Takeover Proposal (defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by either CIC or the Group shall be a breach of this Section 5.06. Such party shall immediately cease and cause to be terminated any existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished to such person(s).

(b)           Notwithstanding any other provision of this Agreement, at any time prior to Closing, in response to a bona fide written Takeover Proposal that the Board of Directors of CIC determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 5.06, CIC may, if its Board of Directors determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of CIC under applicable law (x) furnish information with respect to CIC to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement (a copy of which shall be provided to the Group); provided that all such information has previously been provided to the Group or is provided to the Group prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

(c)           In addition to the obligations of Seller Parties set forth above in this Section 5.06, the recipient of any Takeover Proposal shall promptly advise the other parties to this Share Exchange Agreement, orally and in writing, of any Takeover Proposal, the material terms and conditions of any such Takeover Proposal or inquiry (including any material changes thereto) and the identity of the person making any such Takeover Proposal or inquiry. The notifying party shall (i) keep all other parties promptly and reasonably informed of the status and details (including any material change to the terms thereof) of any such Takeover Proposal or inquiry and (ii) provide to all other parties as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the notifying party from any person that is described in any of the terms or conditions of any Takeover Proposal.

(d)           The term “Takeover Proposal” means any inquiry, proposal or offer from any Person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of more than 15% of any class of equity securities or assets of CIC or any member of the Group, as applicable, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction pursuant to which any person or the stockholders of any person would own 15% or more of any class of equity securities or assets of CIC or any member of the Group, other than the transactions contemplated by this Agreement.

(e)           The term “Superior Proposal” means any bona fide offer made by a third party that if consummated would result in such person (or its stockholders) owning, directly or indirectly, more than 50% of the shares of CIC’s equity securities then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger), which the Board of Directors of CIC determines in good faith by a majority vote of the disinterested members thereof (after consultation with outside counsel and receipt of a valuation report from an independent, third party investment bank reasonably acceptable to Ding Neng) to be (i) more favorable to the stockholders of the CIC from a financial point of view than the Exchange (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by the Group in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Section 5.07    Conduct of Business.  During the period from the date hereof through the Closing Date, CIC, Ding Neng, DBT, WOFE and Ding Neng Bio-Tech shall carry on their respective businesses in the ordinary and usual course consistent with past practice and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business.  Except as set forth in this Agreement, CIC shall not amend its Certificate of Incorporation or its Amended and Restated Bylaws.  CIC, Ding Neng, DBT, WOFE and Ding Neng Bio-Tech may not declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF CIC

The obligations of CIC under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section 6.01    Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Ding Neng and the Ding Neng Shareholders in this Agreement were true when made and shall be true at the Closing Date.  Ding Neng and the Ding Neng Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

Section 6.02    Officer’s Certificate.  CIC shall have been furnished with a certificate, in the form attached hereto as Exhibit C, dated the Closing Date and signed by a duly authorized officer of Ding Neng to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Ding Neng threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Ding Neng Schedules, which might result in any material adverse change in any of the assets, properties, business, or operations of the Group.

Section 6.03    Good Standing.  CIC shall have received certificates of good standing from Ding Neng, DBT, WOFE and Ding Neng Bio-Tech, dated as of no less than ten (10) business days prior the Closing Date, certifying that Ding Neng is in good standing as a company in the British Virgin Islands, DBT is in good standing as a company in Hong Kong, WOFE is in good standing as a company in the PRC and Ding Neng Bio-Tech is in good standing as a company in the PRC.

Section 6.04    No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05    Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Ding Neng and the Group after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF
DING NENG AND THE DING NENG SHAREHOLDERS

The obligations of Ding Neng and the Ding Neng Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01    Accuracy of Representations and Performance of Covenants.

(a)           The representations and warranties made by CIC in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, CIC shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by CIC;

(b)           CIC shall have effectuated the Reverse Split; and

(c)           The Name Change shall have been approved by all required actions of CIC, NASDAQ and FINRA.

Section 7.02    Maintenance of Listing.  CIC shall continuously be listed on the NASDAQ Capital Market from the date hereof through the Closing Date.

Section 7.03    Termination of Agreement.  That certain letter agreement by and between CIC and Greenstone dated July 1, 2010 shall have been terminated in all respects, including, without limitation, any obligation to register any shares of Common Stock owned by Greenstone, including any Common Stock underlying any warrants or other derivative securities owned by Greenstone.

Section 7.04    Transfer Agent Letter.  Ding Neng shall have received the Transfer Agent Letter.

Section 7.05    Closing Certificate.  The Ding Neng Shareholders shall have been furnished with a certificate dated as of the Closing Date and signed by duly authorized executive officers of CIC, certifying that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of CIC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the CIC Schedules, by or against CIC, which might result in any material adverse change in the listing of any CIC securities or any of the assets, properties or operations of CIC, a form of which is attached hereto as Exhibit D.

Section 7.06    Officer’s Certificate.  The Ding Neng Shareholders shall have been furnished with a certificate dated the Closing Date and signed by duly authorized executive officers of CIC, certifying as to the existing liabilities of CIC as of the Closing Date and that each of the representations and warranties of CIC contained in this Agreement are true and correct on and as of the Closing Date, a form of which is attached hereto as Exhibit E.

Section 7.07    Secretary’s Certificate.  The Ding Neng Shareholders shall have been furnished with a certificate dated the Closing Date and signed by the secretary of CIC, certifying to the Ding Neng Shareholders the resolutions adopted by the Board of Directors of CIC approving, as applicable, the transactions contemplated by this Agreement and the issuance of the Exchange Shares, certifying the current versions of its certificates of incorporation and bylaws or other organizational documents, certifying as to the signatures and authority of persons signing this Agreement and related documents on its behalf, a form of which is attached hereto as Exhibit F.

Section 7.08    Good Standing.  CIC shall have delivered to Ding Neng a certificate of good standing from the Secretary of State of Delaware, dated as of a date within ten days prior to the Closing Date, certifying that CIC is in good standing as a corporation in the State of the Delaware.

Section 7.09    No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.10    Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of CIC after the Closing Date on the basis as presently operated, shall have been obtained.

Section 7.11    Existing Liabilities. As of the Closing Date, the existing liabilities of CIC do not exceed $500,000, including, without limitation, all of CIC’s accounts payable, taxes of any kind or nature (whether due or to become due) and any outstanding legal or other fees, costs and expenses, all as incurred prior to the Closing Date.

ARTICLE VIII
INDEMNIFICATION

Section 8.01  Indemnification by Wang.

(i)           From the date of this Agreement through the one year anniversary of the Closing Date, Zhenyu Wang (“Wang”) shall indemnify and hold harmless Ding Neng, their affiliates and each of their respective successors and assigns, and their respective officers, directors, employees and agents (each, a “Ding Neng Indemnified Party”) from and against liabilities, claims (including claims by third parties), demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) (the “Ding Neng Damages”) that such Ding Neng Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any material breach or inaccuracy by CIC or any CIC subsidiary or affiliate (whether existing before or on the Closing Date) of any of their representations, warranties, covenants or agreements contained in this Agreement, and/or (ii) any fraud committed by or the willful breach of this Agreement by, CIC, any CIC’s subsidiary or affiliate on or prior to the Closing Date (whether existing before or on the Closing Date).

(ii)           Indemnification Procedures. A Ding Neng Indemnified Party seeking indemnification under this Section 8.01 (a “Ding Neng Indemnitee”) must give timely written notice to Wang as soon as practical after a Ding Neng Indemnitee becomes aware of any condition or event that gives rise to Ding Neng Damages for which indemnification is sought under this Article VIII and in no event later than the one year anniversary of the Closing Date.  Wang will have no liability under this Section 8.01 unless the written notice required by the preceding sentence is given by the date specified.  In the event a claim or demand is made by a party against a Ding Neng Indemnitee, the Ding Neng Indemnitee shall promptly notify Wang of such claim or demand, specifying in reasonable detail the nature of the Ding Neng Damages for which indemnification is sought, which sets forth the basis for such Ding Neng losses and the amount, to the extent then known by the Ding Neng Indemnified Party (the “Claim Notice”).

(A)           If such Claim Notice states the amount of the Ding Neng Damages claimed and Wang notifies such Ding Neng Indemnitee that he does not dispute the claim described in the Claim Notice, the Ding Neng Damages specified on the Claim Notice will be admitted by Wang and Wang will pay the amount of such Ding Neng Damages claimed to the Ding Neng Indemnitee within 30 days of Wang’s notification that he does not dispute the claim described in the Claim Notice.

(B)           If Wang shall notify the Ding Neng Indemnitee within thirty (30) days after receipt of the Claim Notice whether Wang will undertake, conduct and control, through counsel of its own choosing (subject to the consent of the Ding Neng Indemnitee, such consent not to be unreasonably withheld or delayed) and at his expense, the settlement or defense thereof, then such Ding Neng Indemnitee shall cooperate with Wang in connection therewith; provided that if Wang undertakes such defense: (i) Wang shall not thereby permit to exist any encumbrance or other adverse charge upon any asset of Ding Neng Indemnitee, except by operation of law, or settle such action without first obtaining the written consent of Ding Neng Indemnitee, which consent shall not be unreasonable withheld or delayed, except for settlements solely covering monetary matters for which Wang has acknowledged responsibility for payment; and (ii) Wang shall permit Ding Neng Indemnitee (at such Ding Neng Indemnitee’s sole cost and expense) to participate in such settlement or defense through counsel chosen by Ding Neng Indemnitee.  The Indemnitee agrees to preserve and provide access to all evidence that may be useful in defending against such claim and to provide reasonable cooperation in the defense thereof or in the prosecution of any action against a third party in connection therewith. Wang’s defense of any claim or demand shall not constitute an admission or concession of liability therefor or otherwise operate in derogation of any rights Wang may have against Ding Neng Indemnitee or any third party.  So long as Wang is reasonably contesting any such claim in good faith, the Ding Neng Indemnitee shall not pay or settle any such claim.  If Wang does not notify Ding Neng Indemnitee within thirty (30) days after receipt of Ding Neng Indemnitee’s Claim Notice that (1) he does not dispute the claim pursuant to Section 8.01(a)(ii)(A), and (2) he does not notify the Ding Neng Indemnitee that he elects to undertake the defense thereof, such Ding Neng Indemnitee shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of Wang (provided that Wang shall not be required to pay such Ding Neng Indemnitee's expenses for the defense, settlement or compromise of claims which are not covered by Wang’s obligations under this Article VIII.  Pursuant to such action under this Section 8.01(a)(ii)(B), Wang will pay the Ding Neng Indemnitee’s Ding Neng Damages within 30 days following the determination of the Ding Neng Indemnitee’s Ding Neng Damages (whether such determination is made pursuant to this Section 8.01(a), by agreement between Wang and the Ding Neng Indemnitee, by arbitration award or by final adjudication), except for those costs expressly assumed by the Ding Neng Indemnitee hereunder.

(iii)           Wang will indemnify a Ding Neng Indemnitee pursuant to this Section 8.01(a) only if the aggregate amount of all of the Ding Neng Damages of such Ding Neng Indemnitee exceeds $50,000 (the “Basket Amount”), in which case Wang will be liable for the first $50,000 of such liability plus all amounts in excess of the Basket Amount.

ARTICLE IX
MISCELLANEOUS

Section 9.01    Termination; Effect of Termination.  This Agreement may be terminated and the Exchange and the other transactions contemplated hereby may be abandoned at any time prior to the Closing, notwithstanding any approval of any matters presented in connection with the Exchange by the stockholders of CIC (the date of any such termination, the “Termination Date”), as follows:

(a)           by unanimous written consent of CIC, Ding Neng and the Ding Neng Shareholders, as duly authorized by the Boards of Directors of each of CIC and Ding Neng;

(b)           by written notice by CIC if the Closing conditions set forth in Article VI have not been satisfied by Ding Neng or the Ding Neng Shareholder, as the case may be (or waived by CIC).  Notwithstanding the foregoing, the right to terminate this Agreement under this Section 9.01(b) shall not be available to CIC due primarily to failure by CIC to fulfill any obligation under this Agreement or if CIC is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach has primarily caused such Closing condition to not be satisfied;

(c)           by written notice by either Ding Neng or any Ding Neng Shareholder if the Closing conditions set forth in Article VII have not been satisfied by CIC (or waived by Ding Neng and the Ding Neng Shareholders).  Notwithstanding the foregoing, the right to terminate this Agreement under this Section 9.01(c) shall not be available to: (1) Ding Neng due primarily to the failure by Ding Neng to fulfill any obligation under this Agreement or if Ding Neng is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach has primarily caused such Closing condition to not be satisfied, or (2) any Ding Neng Shareholder due primarily to the failure by such Ding Neng Shareholder to fulfill any obligation under this Agreement or if such Ding Neng Shareholder is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach has primarily caused such Closing condition to not be satisfied;

(d)           by written notice by either CIC or Ding Neng if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order or law that is, in each case, then in effect and is final and not appealable and has the effect of permanently restraining, enjoining or otherwise preventing or prohibiting the transactions contemplated by this Agreement; provided, however, the right to terminate this Agreement under this Section 9.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, any such order or law to have been enacted, issued, promulgated, enforced or entered;

(e)           by written notice by any party hereto if (i) there has been a breach by any other party hereto of any of its material representations, warranties, covenants or agreements contained in this Agreement, or if any material representation or warranty of any other party shall have become untrue or inaccurate, and (ii) the breach or inaccuracy is incapable of being cured prior to the Closing or is not cured within twenty (20) days of notice of such breach or inaccuracy; or

(f)           by written notice by CIC or Ding Neng, if either party discovers any fact or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect, that was discovered in connection with the completion of the due diligence review of the other parties hereto.

(g)           In the event of the termination of this Agreement pursuant to this Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party or any of their respective affiliates or the directors, officers, partners, members, managers, employees, agents or other representatives of any of them, and all rights and obligations of each Party shall cease, except: (i) as set forth in Article VIII, this Section 9.01 and in Section 9.07 and (ii) nothing herein shall relieve any Party from liability for any fraud committed by the willful breach of this Agreement prior to termination.  Article VIII, this Section 9.01 and Section 9.07 shall survive the termination of this Agreement.

Section 9.02    Governing Law; Venue.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.03    Notices.  All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

If to CIC:

China INSOnline Corp.
Room 42, 4F, New Henry House, 10 Ice House Street, Central
Hong Kong
Attention: Zhenyu Wang
Fax Number: (646) 512-5857

with a copy (which shall not constitute notice) to:

Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
Attention: Henry I. Rothman
Fax Number: (212) 704-5950

If to Ding Neng or the Ding Neng Shareholders, to:

Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District
Zhangzhou City, Fujian Province 363000, China
Attention: Jingmei Weng
Fax Number: 86 (0) 596 2967018

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attention: Barry I. Grossman, Esq.
Fax Number: (212) 370-7889

Any such notice or communication shall be deemed to have been given: (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by facsimile and receipt is confirmed by printed receipt and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.04    Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 9.05    Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 9.06    No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 9.07    Expenses.  Whether or not the Exchange is consummated, each of the parties hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 9.08    Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 9.09    Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 9.10    Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.11    Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein, both prior to and following the Closing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first written above.

CHINA INSONLINE CORP.

By:
Name: ZhenyuWang
Title: Chief Executive Officer

DING NENG HOLDINGS LIMITED

By:
Name:
Title:

DING NENG SHAREHOLDERS:

NIE XINGFENG CO., LTD.

By:
Xinfeng Nie

SANFU HOLDING CO., LTD.

By:
Gaomin Huang

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT, CONTINUED]

ZEWEN HOLDING CO., LTD.

By:
Name: Zewen Lin
Title:

WEALTH INDEX CAPITAL GROUP LLC

By:
Name: Shanchun Huang
Title:

H.X.Z BEYOND INVESTMENT CONSULTING CO., LTD.

By:
Name: Xuzhong Han
Title:

ZHR CAPITAL LIMITED

By:
Name: Fulun Su
Title:

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT, CONTINUED]

YUXUAN HOLDING CO., LTD.

By:
Name: Yuxuan Huang
Title

LINGPENG HOLDING CO., LTD.

By:
Name: Lingpeng Liu
Title:

M.Y. LIN HOLDING CO., LTD.

By:
Name: Mingyuan Lin
Title:

LINGBIN HOLDING CO., LTD.

By:
Name: Lingbin Xie
Title:

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT, CONTINUED]

YANGHONG HOLDING CO., LTD.

By:
Name: Yanghong Pan
Title:

KINGFISHER EQUITY HOLDING CO., LTD.

By:
Name: Yue Sun
Title:

MAXIM PARTNERS LLC

By:
Name: Michael Rabinowitz
Title: Chairman

DAYSPRING CAPITAL, LLC

By:
Name: Karl Brenza
Title:

Schedule A

Ding Neng Shareholders

Name Of Shareholder	Address	Shares of Ding Neng Holdings Held	Percentage of Ding Neng Holdings Shares Held Prior to the Exchange	Shares of CIC to be Received Upon Exchange (Post Reverse-Split)
Nie Xingfeng Co., Ltd.	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	15,705	31.41%
Sanfu Holding Co., Ltd.	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	11,095	22.19%
Zewen Holding Co., Ltd.	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	5,450	10.90%
Wealth Index Capital Group LLC	Naaman’s Building, Suite 206, 3501 Silverside Road, Wilmington, Delaware	3,000	6.00%
H.X.Z Beyond Investment Consulting Co., Ltd	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	1,500	3.00%
ZHR Capital Limited	Unit 2508A, 25F, Bank of America Tower, Central Hong Kong	2,500	5.00%
Yuxuan Holding Co., Ltd	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	2,000	4.00%
Lingpeng Holding Co., Ltd.	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	2,000	4.00%
M.Y. Lin Holding Co., Ltd.	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	2,000	4.00%
Lingbin Holding Co., Ltd.	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	2,000	4.00%
Yanghong Holding Co., Ltd.	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	2,000	4.00%
Kingfisher Equity Holding Co., Ltd.	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands	250	0.50%
Maxim Partners LLC	405 Lexington Avenue, New York, NY 10174	250	0.50%
Dayspring Capital, LLC	26 Cherry Street, Katonah, NY 20536	250	0.50%

ANNEX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
FOR
REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
CHINA INSONLINE CORP.

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

1.           The name of the Corporation is CHINA INSONLINE CORP. (the “Corporation”).

2.           Article FOURTH of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended by deleting Article FOURTH in its entirety and replacing it with the following:

“4.         The aggregate number of shares of capital stock that the Corporation will have the authority to issue is one hundred million (100,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”).

(a)           Reverse Stock Split.  Without regard to any other provision of this Certificate of Incorporation, each _____ shares of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock of the Corporation without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares or scrip representing fractions of a share will be issued as a result of the reverse stock split, but, in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive as a result of the reverse stock split will be rounded up to the nearest whole share.”

3.           This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this ___ day of __________ 2010.

CHINA INSONLINE CORP.

By:
Name:	Zhenyu Wang
Title:	Chief Executive Officer

B-1

ANNEX C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
FOR
NAME CHANGE

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
CHINA INSONLINE CORP.

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

1.           The name of the Corporation is CHINA INSONLINE CORP. (the “Corporation”).

2.           Article One of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended by deleting Article One in its entirety and replacing it with the following:

“1.           The name of the corporation (the “Corporation”) is China Bio-Energy Corp.”

3.           This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this ___ day of __________ 2010.

CHINA INSONLINE CORP.

By:
Name:	Zhenyu Wang
Title:	Chief Executive Officer

C-1